Exhibit 4.3


--------------------------------------------------------------------------------

                       INDIANAPOLIS POWER & LIGHT COMPANY


                                       TO


                        AMERICAN NATIONAL BANK AND TRUST
                               COMPANY OF CHICAGO
                                                      Trustee



                                  ------------

                           MORTGAGE AND DEED OF TRUST

                                  ------------




                             Dated as of May 1, 1940



        ----------------------------------------------------------------

                                TABLE OF CONTENTS*


                                  ------------

                                                                            PAGE
Parties........................................................................1
Recitals.......................................................................1
  Description of bond issue....................................................1
  General form of coupon bond..................................................1
  General form of coupon.......................................................1
  General form of fully registered bond........................................5
  Form of Trustee's Certificate................................................8
  Compliance with legal requirements...........................................8

Granting clauses...............................................................8

Description of property........................................................8

  PART I.      REAL PROPERTY IN THE COUNTY OF MARION, STATE OF INDIANA.

    GROUP ONE-MAIN GENERATING STATIONS

      A.   Harding Street Station..............................................9
      B.   C.C. Perry Plant, Section K........................................19
      C.   C.C. Perry Plant, Section W........................................24
      D.   Mill Street Station................................................26

    GROUP TWO-SUBSTATIONS
      Transmission Substations:
        Northeast Substation..................................................33
        Southeast Substation..................................................34
        Southwest Substation..................................................35
        Northwest Substation..................................................35
      Distribution Substations:
        13th Street Substation................................................36
        Martindale Substation.................................................36
        Broadripple Substation................................................36
        61st Street Substation................................................37
        Brightwood Substation.................................................37
        10th and Emerson Substation...........................................37
        English Avenue Substation.............................................37
        Beech Grove Substation................................................38
        Virginia Avenue Substation............................................38
        West Indianapolis Substation..........................................38
        East Ohio Street Substation...........................................39
        Main Street (Speedway City) Substation................................39
        Tibbs Avenue Substation...............................................40
        B. C. A. Substation...................................................40
        49th Street Substation................................................40
      Industrial Substations..................................................41
      A. C. to D. C. Conversion Substations...................................42
    GROUP THREE-TRANSMISSION LINE SITES.......................................43
    GROUP FOUR-MISCELLANEOUS PROPERTY.........................................46

----------
     *The Table of Contents was not a part of the Mortgage and Deed of Trust as executed.

                                                                            PAGE
  PART II.     COAL PROPERTY IN THE COUNTY OF SULLIVAN, STATE OF
                 INDIANA......................................................49
  PART III.    COAL PROPERTY IN THE COUNTY OF PIKE, STATE OF INDIANA..........50
  PART IV.     LEASEHOLDS.....................................................55
  PART V.      ELECTRIC DISTRIBUTION SYSTEMS..................................58
  PART VI.     STEAM AND HOT WATER DISTRIBUTING SYSTEMS.......................59
  PART VII.    INDETERMINATE PERMITS AND FRANCHISES...........................59
General and after-acquired property clauses...................................60
Appurtenances, etc............................................................61
Agreement as after-acquired property..........................................61
Properties excepted from lien of Indenture....................................61
Habendum......................................................................62
Exceptions, reservations, etc.................................................62
Grant in trust................................................................62
Defeasance clause.............................................................63
Covenant clause...............................................................63


                                    ARTICLE I

                                   DEFINITIONS

SEC.   1-Explanatory statement................................................63
SEC.   2-"the Company",  "the Trustee",  "this Indenture",  "the lien hereof", "the lien of this Indenture", "the mortgaged and pledged property", "outstanding", bonds owned by the Company and certain others not to be counted for purposes of certain
           sections,  "daily newspaper".......................................64
SEC.   3-"resolution", "engineer", "independent engineer", "Treasurers certificate", "engineer's certificate", "independent engineers certificate", "opinion of counsel", "independent", "control",
           "person", "affiliate"..............................................65
SEC.   4-I  "property additions"..............................................67
        II  Deductions from and additions to property additions...............69
       III  Retirement of property............................................71
SEC.   5-"funded property",  "funded cash"....................................71
SEC.   6-"excepted encumbrances", "prior lien", "prior lien bonds",
            "outstanding" with respect to prior lien bonds....................73
SEC.   7-"net earnings certificate............................................75


                                   ARTICLE II

               FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS

SEC.   8-Series and form of bonds.............................................77
         Form of each series must specify the descriptive title of the bonds, designation of series, date of coupon bonds, rate of interest, date of maturity, dates of interest and place of payment of principal and interest and for registration and transfer of bonds..77

                                                                            PAGE
         Optional provisions:
           (a) Additional places for payments, registration or transfer.......78
           (b) Payment of taxes, creation of sinking fund, conversion of bonds into stock.............................................78
           (c) Exchange of bonds..............................................78
           (d) Redemption.....................................................79
           (e) Other terms and conditions.....................................79
SEC.   9-Kinds and denominations of bonds on original issuance................79
SEC.  10-Dates of registered bonds............................................79
         Date of coupon bonds.................................................79
SEC.  11-Legends on bonds.....................................................79
SEC.  12-Procedure for exchanges of bonds.....................................79
         Charges..............................................................80
SEC.  13-Registration and transfer of bonds...................................80
SEC.  14-Execution of bonds...................................................81
         Execution by former officers.........................................81
         Matured coupons to be detached.......................................81
SEC.  15-Temporary bonds......................................................81
SEC.  16-Bonds in lieu of lost, destroyed or mutilated bonds..................82
SEC.  17-Trustee's certificate................................................83
SEC.  18-Payment of bonds in foreign countries................................83
SEC.  19-Bonds of the 3%% Series due 1970.....................................83
         Limited to $32,000,000...............................................83
         Maturity date........................................................83
         Denominations........................................................83
         Interest rate........................................................84
         Paying Agent.........................................................84
         Date of issue........................................................84
         Redemption...........................................................84
         Premiums.............................................................84
         Premiums on redemption pursuant to Section 69(B).....................85
         Premiums on redemption pursuant to Section 20........................85
         Exchangeability......................................................85
         Registration.........................................................86
SEC.  20-Annual delivery to Trustee, beginning December 1, 1949, of cash and/or 1970 Series Bonds...........................................86
         Application of deposited cash........................................87


                                   ARTICLE III

               GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS

SEC.  21-Required statements..................................................87
         Accompanying opinion of counsel and certificate of officers..........88
         Basis of certificate or opinion......................................88


                                   ARTICLE IV

                             INITIAL ISSUE OF BONDS

SEC.  22-$32,000,000 of 1970 Series Bonds to be issued forthwith..............89
SEC.  23-Right to have additional $500,000 bonds authenticated................89

                                    ARTICLE V

                     GENERAL PROVISIONS AS TO ISSUE OF BONDS

SEC.  24-Amount of bonds which may be secured hereby..........................90
         Board of Directors may fix terms of issue of bonds...................90


                                   ARTICLE VI

             ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS

SEC.  25-Bonds issuable upon basis of property additions......................90
SEC.  26-No bonds issuable upon basis of funded property......................91
SEC.  27-70% of cost or fair value of property additions basis of issuing bonds..............................................................91
         Method of determining cost...........................................91
SEC.  28-Conditions of issuing bonds, etc., upon basis of property additions subject to prior liens.............................................92
SEC.  29-Net earnings requirements............................................92
SEC.  30-Requirements for issuance by Trustee of bonds upon basis of prop-
           erty additions.....................................................92
           (1)  Resolution....................................................92
           (2)  Treasurer's certificate.......................................93
           (3)  Engineer's certificate........................................93
           (4)  Independent engineer's certificate in certain cases...........94
           (5)  Written appraisal in certain cases............................95
           (6)  Net earnings certificate......................................96
           (7)  Opinion of counsel............................................96
           (8)  Instruments of conveyance, other documents....................98
           (9)  Deposit of prior lien bonds and/or cash.......................98
          (10) Supplemental indenture.........................................98


                                   ARTICLE VII

                   ISSUANCE OF BONDS UPON RETIREMENT OF BONDS
                        PREVIOUSLY OUTSTANDING HEREUNDER

SEC.  31-Requirements.........................................................98
           (1)  Resolution....................................................99
           (2)  Treasurer's certificate.......................................99
           (3)  Opinion of counsel............................................99
           (4)  Certificates or documents specified by counsel...............100
           (5)  Supplemental indenture.......................................100
                 Net earnings certificate required in certain cases..........100


                                  ARTICLE VIII

               ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE

SEC.  32-Requirements........................................................101
           (1)  Resolution   ................................................101
           (2)  Treasurer's certificate......................................101

           (3)  Net earnings certificate.....................................101
           (4)  Opinion of counsel...........................................101
           (5)  Certificates and documents specified by counsel..............101
           (6)  Supplemental indenture.......................................102
SEC.  33-Withdrawal of cash in lieu of issuance of bonds.....................102
SEC.  34-Application of deposited cash to the purchase or redemption of bonds.............................................................102


                                   ARTICLE IX

                       PARTICULAR COVENANTS OF THE COMPANY

SEC.  35-Lawful possession; Maintenance of lien; Right to mortgage...........103
SEC.  36-Payment of principal and interest...................................104
SEC.  37-Maintenance of office or agency for payments, etc...................104
SEC.  38-Duties of paying agent other than Trustee...........................104
SEC.  39-Payment of taxes and assessments....................................105
         Discharge of liens..................................................105
SEC.  40-Insurance on property...............................................106
         Application of insurance proceeds received by Company...............107
         Application of insurance proceeds received by Trustee...............107
SEC.  41-I   Covenants as to maintenance.....................................107
             Annual payments to Maintenance and Improvement Fund.............108
             Credits.........................................................108
             Annual Treasurer's certificate; contents thereof................109
             Application of cash in Maintenance and Improvement Fund.........111
             Opinion of counsel for credit under subdivision (b).............111
             Requirements for credit under subdivision (c)...................111
        II   Inspection of mortgaged and pledged property by independent engineer......................................................112
             Maintenance report of independent engineer......................112
             Company to remedy any deficiency shown by maintenance
               report........................................................113
             Failure to remedy such deficiency a default.....................113
             Retirement of property, on books................................113
       III   "Gross Operating Revenues of the Company" for Sections 41
               and 47........................................................114
SEC.  42-Maintenance of corporate existence and franchises...................114
SEC.  43-Advances by Trustee.................................................114
SEC.  44-Recording, filing of this Indenture.................................115
           (1) Initial opinion of counsel....................................115
           (2) Annual opinion of counsel.....................................115
SEC.  45-Instruments of further assurance....................................116
SEC.  46-Books and records; inspection thereof...............................116
SEC.  47-Limitations on dividends and distributions and purchase and re-
           demption of stock.................................................117
         Determination of net income.........................................117
         Exceptions to above limitations.....................................118

         Financial statements to disclose amounts available for dividends, etc...............................................................118
         Trustee to be notified of dividend payments, etc....................118
SEC.  48-Observance of covenants.............................................118
SEC.  49-I   Limitations on withdrawal of cash deposited with trustee under a prior lien.................................................119
        II   Requirements on discharge of any prior lien.....................120
       III   Limitations on increase of prior lien bonds.....................120


                                    ARTICLE X

          BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SEC.  50-Company to furnish bondholders' lists to Trustee....................120
SEC.  51-Preservation of information by Trustee..............................121
         Destruction of information by Trustee; conditions thereof...........121
         Access of bondholders to list; conditions thereof...................121
         Alternatives of Trustee to granting access to bondholders' list.....122
SEC.  52-Company to file with Trustee copies of reports filed with Securi-
           ties and Exchange Commission......................................128
         Filing of additional reports, etc., may be required.................128
         Summaries of reports, etc., to be sent to bondholders...............128
         Company to file with Trustee financial statements in certain cases..124
SEC.  58-Annual information to be furnished to bondholders by Trustee........124
           (1)  Eligibility of Trustee.......................................124
           (2)  Advances made by Trustee.....................................124
           (3)  Particulars of indebtedness of the Company to Trustee individually..............................................124
           (4)  Property in possession of Trustee as such....................125
           (5)  Releases of property.........................................125
           (6)  Additional issues of bonds...................................125
           (7)  Performance of Trustee's duties..............................125
         Additional reports..................................................125
           (1)  Releases of property.........................................125
           (2)  Advances made by Trustee.....................................126
         Bondholders entitled to reports.....................................126
         Reports to be filed with Securities and Exchange Commission and
           Stock Exchanges...................................................126


                                   ARTICLE XI

               CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE

SEC.  54-Requirements for deposit of prior lien bonds........................127
SEC.  55-Deposited prior lien bonds to be held as part of pledged property...127
SEC.  56-Right of Trustee to cancel prior lien bonds.........................128
SEC.  57-Rights of Trustee to enforce prior lien bonds.......................128

                                   ARTICLE XII

                         REDEMPTION OR PURCHASE OX BONDS

SEC.  58-What bonds redeemable...............................................129
SEC.  59-Redemption of part of series........................................129
         Selection by lot....................................................129
         Notice..............................................................129
SEC.  60-Deposit of redemption price with Trustee............................130
SEC.  61-Redemption moneys held in trust.....................................130
         Payment to bondholders..............................................130
         Bonds cease to bear interest........................................131
         Partial redemption of a registered bond.............................131
SEC.  62-Purchase of bonds by Trustee........................................131
         Price...............................................................131
       Procedure.............................................................132
       Interest paid by Company..............................................133
SEC.63-Redeemed and purchased bonds to be canceled...........................133

                                  ARTICLE XIII

          POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY

SEC.  64-Right of Company to possess and enjoy mortgaged and pledged property..........................................................133
SEC.  65-What Company may do without release by or consent of Trustee........133
           (1)  Sale of obsolete, etc., property.............................134
           (2)  Cancellation, alteration of contracts........................134
           (3)  Surrender or modification of franchises; conditions thereof..134
SEC.  66-A. Release of property by Trustee...................................134
            Requirements.....................................................135
             (1)  Resolution.................................................135
             (2)  Treasurer's certificate....................................135
             (3)  Engineer's or independent engineer's certificate...........135
             (4)  Consideration; computation thereof.........................135
             (5)  Opinion of counsel in certain cases........................137
            Additional requirements in certain eases.........................137
            Disposition of prior lien bonds, cash, etc., deposited with
              Trustee........................................................139
         B. Release by Trustee of coal mining properties in Sullivan and
              Pike Counties, Indiana, and West Tenth Street property.........139
            Requirements.....................................................139
                (i)  Resolution..............................................139
               (ii) Treasurer's certificate..................................139
              (iii) Consideration............................................139
SEC.  67-Release of certain unimproved real estate...........................140
         Resolution..........................................................140
         Engineer's or independent engineer's certificate....................140
       Deposit of consideration..............................................140
SEC.68-I.  Withdrawal, use, or application of money received by Trustee for release of property.........................................141
           Requirements......................................................142

        II.  Disposition of money not so withdrawn, used or applied within three years...................................................143
             Purchase money mortgages on released property...................143
             Substituted property subjected to the lien hereof...............144
             Disposition of deposited bonds and prior lien bonds.............144
SEC.  69-A.  Release of property taken by eminent domain or purchased by governmental body..........................................144
             Opinion of counsel..............................................144
             Application of proceeds.........................................144
         B.  Redemption of bonds where substantially all mortgaged prop-
               erty taken by exercise of eminent domain or sold to govern-
               mental body...................................................145
             Deposit of redemption moneys with Trustee.......................145
SEC.  70-Rights of receiver or trustee in possession to releases.............146
         Release by Trustee after default....................................146
SEC.  71-Purchaser in good faith of released property protected..............146


                                   ARTICLE XIV

                REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT

SEC.  72-What constitutes "completed default"................................147
         Declaration of principal and interest due upon completed default....148
         Holders of majority in amount of bonds may annul declaration........148
SEC.  73-Trustee to notify bondholders of known defaults; exceptions.........148
SEC.  74-Trustee may take possession.........................................149
         Application of income...............................................149
         When Trustee shall surrender possession to Company..................149
SEC.  75-Power to sell mortgaged and pledged property........................150
         Notice of sale......................................................150
SEC.  76-Judicial proceedings................................................150
         General Remedies....................................................150
         When action by Trustee obligatory...................................150
         Remedies cumulative.................................................151
         Delay, etc., no waiver of rights....................................151
         Waiver of default not to extend to subsequent default...............151
         Expenses of action by trustee to become additional indebtedness hereunder.........................................................151
SEC.  77-Holders of a majority in amount of bonds may direct time, method and place of proceedings..........................................151
SEC.  78-Appointment of a receiver...........................................152
SEC.  79-All bonds to become due and payable on sale of property.............152
SEC.  80-Property may be purchased by bondholders............................152
SEC.  81-Receipt of Trustee or sale officer as discharge of purchaser........153
SEC.  82-Sale to bar company forever.........................................153
SEC.  83-Disposition of proceeds of sale.....................................153
           (1)  Taxes, costs of sale, compensation of Trustee................153
           (2)  Principal and interest on bonds secured hereby...............154
           (3)  Surplus to Company...........................................154

SEC.  84-Waiver of advantage of any appraisement, valuation, stay, exten-
           sion or redemption laws, and right to marshal assets..............155
SEC.  85-Right of Trustee to sue for principal and interest as trustee of an express trust..................................................155
         Right of Trustee to recover judgment regardless of other
           proceedings.......................................................155
         Lien of Indenture not affected by such judgment or levy of exe-
           cution thereon....................................................156
         Application of moneys so collected..................................156
         Powers of Trustee in reorganization, bankruptcy, etc., proceedings..156
         Trustee irrevocably appointed attorney in fact of bondholders.......157
         Exception...........................................................157
SEC.  86-Possession of bonds unnecessary to action by Trustee................157
SEC.  87-Limitations on rights of bondholders to avail of remedies pro-
           vided by Indenture................................................158
         Right to enforce payment of principal and interest absolute.........158
SEC.  88-Court may require undertaking for costs in certain cases............159
SEC.  89-Waiver of periods of grace..........................................159
         Effect of abandonment, etc., of proceedings hereunder...............159


                                   ARTICLE XV

            EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS

SEC.  90-Execution of instruments by bondholders.............................159
         Proof of execution thereof..........................................160
           (a)  Notary's certificate.........................................160
           (b)  Certificate of Bank, etc.....................................160
         Request, consent, etc., binding future bondholders..................160
SEC.  91-Ownership of temporary or coupon bonds..............................160
         Ownership of registered bonds.......................................161
         Submission of bonds for inspection..................................161


                                   ARTICLE XVI

          IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS

SEC.  92-No recourse clause..................................................161


                                  ARTICLE XVII

                      EFFECT OF MERGER, CONSOLIDATION, ETC.

SEC.  93-Right of Company to merge, consolidate, sell or lease all assets....162
         No impairment of lien...............................................162
         Lease subject to termination........................................168
         Assumption of obligation............................................163
SEC.  94-Rights of successor corporation.....................................163
         Execution of Indenture..............................................163

         Rights of successor corporation to issue bonds and take other action on basis of property additions.............................164
         Conditions precedent................................................164
         Opinion of counsel..................................................165
SEC.  95-Extent of lien in case of consolidation, etc........................165


                                  ARTICLE XVIII

                             CONCERNING THE TRUSTEE

SEC.  96-Eligibility requirements............................................166
         Office of Trustee not to be vacant..................................167
SEC.  97-Acceptance of trust.................................................167
         Degree of care to be exercised by Trustee...........................167
SEC.  98-Limitations on liability of Trustee.................................167
SEC.  99-Recitals are by Company.............................................168
SEC. 100-Limitation on personal liability of Trustee after entry.............168
SEC. 101-Notice by Trustee to Company........................................168
SEC. 102-When Trustee protected in relying on statements of others...........169
SEC. 103-Trustee not responsible for selection of experts; exceptions........169
SEC. 104-Trustee may own bonds as individual.................................169
SEC. 105-Moneys received by Trustee hereunder to be held in trust............169
SEC. 106-Compensation of Trustee.............................................170
         Indemnity of Trustee................................................170
SEC. 107-Proof of matters by certificate.....................................170
SEC. 108-Incidental powers of Trustee........................................171
SEC. 109-Trustee may not have a conflicting interest.........................171
         When Trustee deemed to have a conflicting interest..................172
         Definition of terms used in Section 109(d)..........................174
         "Security"..........................................................174
         "Securities"........................................................174
         "Voting security"...................................................175
         "Director"..........................................................175
         "Executive officer".................................................175
         "Underwriter".......................................................175
         "Company"...........................................................176
         Computation of percentages under subsection (d).....................176
         Application of this section to separate or co-trustee...............177
SEC. 110-Obligation of Trustee as creditor of Company to account.............177
         Exceptions to obligation to account.................................178
         Disposition of special account......................................179
         This section binding on Trustee who has resigned; exceptions........180
         "Default" defined for this section..................................181
         Creditor relationships excluded from this section in certain cases..181
         Definition of terms in this section.................................182
         "Cash transaction"..................................................182
         "Self-liquidating paper"............................................182
         "Trustee"...........................................................183
         "Company"...........................................................183
SEC. 111-Trustee may resign; procedure.......................................183

SEC. 112-Trustee may be removed; procedure...................................183
SEC. 118-Appointment of successor Trustee; procedure.........................184
         Lien of Trustee after resignation or removal........................185
SEC. 114-Appointment of separate or co-trustee...............................185
         Conditions subject to which separate or co-trustee is to be appointed.........................................................185
           (1)  Rights, etc., to be exercised jointly........................186
           (2)  Authentication, etc., of bonds...............................186
           (3)  Removal or resignation of separate or co-trustee; appoint-
                  ment of successor..........................................186
           (4)  No personal liability for acts of other trustees.............186
         Notices to trustees.................................................187
         Contents, filing, etc., of instrument appointing trustee............187
         Separate or co-trustee may appoint Trustee as agent.................187
         Effect of resignation, incapacity, etc., of separate or co-trustee..187
SEC. 115-Instruments to be executed by successor trustee.....................187
         Requirements of predecessor on retiring.............................188
SEC. 116-Effect of merger or consolidation of Trustee........................188


                                   ARTICLE XIX

                              DISCHARGE OF MORTGAGE

SEC. 117-Discharge of mortgage by Trustee....................................189
         When bonds deemed paid..............................................189


                                   ARTICLE XX

                             MEETINGS OF BONDHOLDERS

SEC. 118-Modification of Indenture...........................................190
SEC. 119-Call of meeting by Trustee..........................................190
         Call of meeting by bondholders......................................190
         Place, when called by Trustee.......................................190
         Written notice......................................................190
         Published notice....................................................191
         Place, when called by Company or bondholders; notice................191
         When notice not required............................................191
SEC. 120-Attendance at meetings..............................................191
         Certificate in lieu of production of unregistered bonds.............191
SEC. 121-Persons entitled to vote at meetings................................192
         Further conditions of voting........................................192
         Proxies.............................................................192
SEC. 122-Temporary chairman and secretary....................................192
         Permanent chairman and secretary....................................193
         Inspectors of votes.................................................193
SEC. 123-Quorum..............................................................193
         Notice of adjournment...............................................193
SEC. 124-Vote required for modification, alteration, etc., of Indenture and/or rights thereunder; limitations thereon.....................194
         Opinion of counsel..................................................195

SEC. 125-Record of meetings..................................................195
         Conclusiveness of record............................................195
         Copy of resolutions to be mailed to bondholders.....................196
         Necessity of approval of resolutions by Company.....................196
         When Company, Trustee and bondholders bound.........................196
         Proviso.............................................................196
SEC. 126-Notation on bonds of action taken...................................196
         New bonds may be issued.............................................197
         Supplemental indentures may be executed; compliance with
         Trust Indenture Act.................................................197
SEC. 127-Company may stipulate that provisions of this article shall be of no effect in certain cases........................................197

                                   ARTICLE XXI

                                  MISCELLANEOUS

SEC. 128-Limitation of rights hereunder......................................197
SEC. 129-Investment of cash by Trustee in certain securities.................198
         Investments part of pledged property................................198
SEC. 130-Deposit with Trustee of funds to pay overdue bonds and coupons......199
         When Trustee to pay over to Company amount unclaimed................199
SEC. 131-Rights hereunder may be waived by Company...........................199
         Company may make further covenants..................................199
         Correction of ambiguities, etc......................................200
         Supplemental instruments............................................200
SEC. 132-Successors and assigns..............................................200
SEC. 133-Trust Indenture Act requirements control............................200
SEC. 134-"Trust Indenture Act" defined.......................................200
SEC. 135-Titles of articles not a part hereof................................200
SEC. 136-Execution in counterparts...........................................201

Testimonium..................................................................201
Signatures and seals.........................................................201
Acknowledgments..............................................................202

     Indenture, made as of the first day of May, 1940 between INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana, hereinafter sometimes called the Company, party of the first part, and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, a national banking association, hereinafter sometimes called the Trustee, party of the second part;

     WHEREAS, the Company desires to borrow money for its corporate purposes and to issue its bonds therefor from time to time in one or more series, and to mortgage and pledge its property hereinafter described or mentioned, to secure the payment of the same, such bonds to be coupon bonds and/or fully registered bonds, authenticated by the certificate of the Trustee and issuable as in this Indenture hereinafter provided, such coupon bonds, coupons, fully registered bonds and Trustee's certificate to be substantially in the forms following, respectively, with such insertions, omissions and variations as the Board of Directors of the Company may determine in accordance with the provisions of this
Indenture:

                         [GENERAL FORM OF COUPON BOND]

                       INDIANAPOLIS POWER & LIGHT COMPANY

                               First Mortgage Bond

$______________     ________________Series________________   No.________________

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to the bearer, or, if this bond be registered, to the registered owner hereof, on __________________, __________, at the office or agency of the Company in
_______________, _______________________________  Dollars in lawful money of the
United States of America, and to pay interest thereon from the date hereof at the rate of _____________ per centum per annum in like lawful money, at said office or agency on ____________________ and ___________________ in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged, but only, in the case of interest due on or before maturity, according to the tenor and upon presentation and surrender of the respective coupons therefor hereto attached, as they severally mature.

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, ______________ Series ____________, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein called the Mortgage), dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee, to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     This bond shall pass by delivery unless registered as to principal in the owner's name at the office or agency of the Company in _______________________, and such registration noted hereon, after which no valid transfer hereof can be made, except at such office or agency, until after registered transfer to bearer, but after such registered transfer to bearer this bond shall be again transferable by delivery. Such registration, however, shall not affect the negotiability of the coupons, which shall always remain payable to bearer and transferable by delivery. The Company and the Trustee may deem and treat the bearer of this bond if it be not registered as to principal, or, if this bond is registered as herein authorized, the person in whose name the same is registered, and the bearer of any coupon hereto appertaining, as the absolute owner for the purpose of receiving payment and for all other purposes.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, Indianapolis Power & Light Company has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries, and interest coupons bearing the facsimile signature of its Treasurer to be attached hereto.

Dated,

                                     INDIANAPOLIS POWER & LIGHT COMPANY,


                                       By
                                         ---------------------------------------
                                                                      President.

Attest:


-------------------------------------
                     Secretary.



                            [GENERAL FORM OF COUPON]

$______________     ________________Series________________   No.________________

     On __________________, ______, INDIANAPOLIS POWER & LIGHT COMPANY will pay to bearer at its office or agency in ___________________, ___________________________ Dollars in lawful money of the United States of America, as specified in its First Mortgage Bond, ______ Series ______, No. _______, being six months' interest then due on said bond.

     This coupon will not be payable if said bond shall have previously become payable or been called for previous redemption and payment duly provided for.



                                        ----------------------------------------
                                                                 Treasurer.

                     [GENERAL FORM OF FULLY REGISTERED BOND]


                       INDIANAPOLIS POWER & LIGHT COMPANY

                               FIRST MORTGAGE BOND

$______________     ________________Series________________   No.________________

     INDIANAPOLIS POWER & LIGHT COMPANY, a corporation of the State of Indiana (hereinafter called the Company), for value received, hereby promises to pay to _____________________________________________ or registered assigns, on
______________,   ________,   at  the  office  or  agency  of  the   Company  in
___________________________________, ________________________________ Dollars in
lawful money of the United States of America, and to pay to the registered owner hereof interest thereon from the _____________ or _______________ next preceding the date of this bond, at the rate of _____ per centum per annum in like lawful money, at said office or agency on _________________ and ___________________ in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

     This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, ________ Series ________, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein called the Mortgage), dated as of May 1, 1940, executed by the Company to American National Bank and Trust Company of Chicago, as Trustee, to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the bonds in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds affected by such modification or alteration, then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

     The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

     This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in ____________________________, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

     No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

     This bond shall not become obligatory until American National Bank and Trust Company of Chicago, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY has caused this bond to be signed in its name by its President or one of its Vice-Presidents and its corporate seal to be affixed hereto and attested by its Secretary or one of its Assistant Secretaries.
Dated,

                                  INDIANAPOLIS POWER & LIGHT COMPANY,


                                    By
                                      ------------------------------------------
                                                                     President.

Attest:


---------------------------------------
                      Secretary.

                  [FORM OF TRUSTEE'S CERTIFICATE ON ALL BONDS]

     This bond is one of the bonds, of the series herein designated, provided for in the within- mentioned Mortgage.

                                   AMERICAN NATIONAL BANK AND TRUST COMPANY
                                                  OF CHICAGO,

                                                                   Trustee

                                      By
                                        ----------------------------------------
                                                            Authorized Officer.

and

     WHEREAS, all things necessary to make said bonds when duly authenticated by the Trustee and issued by the Company, valid, binding and legal obligations of the Company, and to make this Indenture a valid, binding and legal instrument for the security thereof, have been performed, and the issue of said bonds as in this Indenture provided has been in all respects duly authorized;

     Now, THEREFORE, THIS INDENTURE WITNESSETH: That Indianapolis Power & Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued hereunder, according to their tenor and effect and the performance of all the provisions hereof (including any instrument supplemental hereto and any modification or alteration made as in this Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto American National Bank and Trust Company of Chicago, as Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:

                                     PART I.

                     REAL PROPERTY IN THE COUNTY OF MARION,
                                STATE OF INDIANA.

     All the right, title, and interest of the Company in and to the following described and numbered parcels or tracts of land situate in the County of Marion in the State of Indiana, together with all building structures, improvements, machinery, and equipment of every description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to wit:

                       GROUP ONE--MAIN GENERATING STATIONS

                           A. HARDING STREET STATION.

     Harding Street electric generating plant has two 35,000 KW turbine generators with two direct-connected house generators of 1750 KW capacity each. Steam for the turbines is supplied by eight boilers each capable of delivering 160,000 pounds of steam per hour at 400 pounds pressure and 700(degree) temperature Fahrenheit. The boilers are equipped with automatic combustion control, forced and induced draft, complete water, steam, and coal metering equipment, economizers, preheater superheaters, a Hydrojet ash sluicing system, and a complete water softening system. The condensing water system includes screen-house pumps, ducts, dams, and chlorination system. A complete transformer substation at this plant contains six 14,583 KVA 13,800 volt to 132,000 volt transformers, delivering output to the 132,000 volt transmission belt line that encircles the City of Indianapolis. A 2,500 KVA 132,000 volt to 2,400 volt 3 phase transformer provides emergency service back into the power plant for station auxiliary operation. A single circuit 132,000 volt line owned by the Company connects this substation to lines of Public Service Company of Indiana, located approximately one mile south of this plant, for emergency and interchange of power. Coal handling and storage facilities at this plant include 62,000 ton storage capacity in a concrete pit served by Gantry crane and belt convey system, and 2,600 ton capacity in boiler house bunkers, served by conveyor belt system. Complete trackage and switching facilities connect this plant with a railroad approximately one mile east.


     Harding Street Station is located on lands described in Parcels 1 to 16, both inclusive, as follows:

     1. A part of the southeast quarter of Section Twenty-Seven (27) Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning at a point on the west line of said quarter section located eleven hundred ninety-eight and thirty-three hundredths (1198.33) feet south of the north line of said quarter section; thence east thirteen hundred fifty-eight and four-tenths  (1358.4)  feet;  thence  north one  hundred  eight and  sixty-seven
hundredths   (108.67)  feet;  thence  west  thirteen  hundred   fifty-seven  and
nine-tenths (1357.9) feet; thence south one hundred eight and sixty-seven hundredths (108.67) feet, to the point of beginning, containing three and thirty-eight hundredths (3.38) acres, more or less.

     2. A part of the southeast quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning at a point on the west line of said quarter section located thirteen hundred seven
(1307) feet south of the north line of quarter section; thence east thirteen hundred fifty-eight and nine-tenths (1358.9) feet; thence north one hundred eight and sixty-six hundreds (108.66) feet; thence west thirteen hundred fifty-eight and four-tenths (1358.4) feet; thence south one hundred eight and sixty-six hundredths (108.66) feet, to the point of beginning; containing three and thirty-eight hundredths (3.38) acres, more or less.

     3. A part of the southeast quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning at a point on the west line of said quarter section located ten hundred eighty-nine and sixty-seven hundredths (1089.67) feet south of the north line of said quarter section; thence east thirteen hundred fifty-seven and nine-tenths (1357.9) feet; thence north one hundred eight and sixty-seven hundredths (108.67) feet; thence west thirteen hundred fifty-seven and four-tenths (1357.4) feet; thence south one hundred eight and sixty-seven hundredths (108.67) feet to the point of beginning; containing three and thirty-eight hundredths (3.38) acres, more or less.

     4. A part of the southwest quarter of Section Twenty-Seven (27) in Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning on the east line of said quarter section at a point distant seven hundred sixty (760) feet, six (6) inches, south of the northeast corner of said quarter section; running thence south along and with the east line of said quarter section eighty-eight (88) feet to a point; thence west parallel to the north line of said quarter section four hundred ninety- five (495) feet to a point; thence north parallel to the east line of said quarter section eighty-eight (88) feet to a point; thence east parallel to the north line of said quarter section four hundred ninety- five (495) feet to the place of beginning; containing one (1) acre, more less.

     5. A part of the southwest quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning on the east line of said quarter section at a point distant eight hundred forty-eight
(848) feet, six (6) inches, south of the northeast corner of said quarter section; running thence south along and with the east line aforesaid, eighty-eight (88) feet, more or less, to a point on said east line distant seventeen hundred forty-five (1745) feet six (6) inches north of the southeast corner of said quarter section; thence west, parallel to the north line of said quarter section, four hundred ninety-five (495) feet to a point; thence north, parallel to the east line of said quarter section eighty-eight (88) feet, more or less; thence east parallel to the north line of said quarter section four hundred ninety-five (495) feet, to the place of beginning; containing one (1) more or less.

     6. A part of the southwest quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning on the east line of said quarter section at a point distant sixteen hundred fifty-seven
(1657) feet six (6) inches north of the southeast corner of said quarter section; and running thence south along and with the east line of said quarter section two hundred sixty-four (264) feet to a point; thence west parallel to the north line of said quarter section four hundred ninety-four (494) feet to a point; thence north parallel to the east line of said quarter section two hundred sixty-four (264) feet to a point; thence east parallel to the north line of said quarter section four hundred ninety-four (494) feet to the place of beginning; containing three (3) acres of land, more or less.

     7. A part of the east half of the southeast quarter of Section Twenty-Seven
(27),  Township Fifteen (15) North, Range Three (3) East,  described as follows:
Beginning at a point fifty (50) feet west of the east line of the southeast quarter of said section, six hundred seventy (670) feet south of the north line of said quarter section; running thence south parallel to the east line of said quarter section seven hundred forty and nine-tenths (740.9) feet to a point; running thence west three hundred five and sixty-five hundredths (305.65) feet to a point; thence north and parallel to the east line of said quarter section seven hundred forty and eighty-five hundredths (740.85) feet to a point, which point is six hundred seventy and sixty-five hundredths (670.65) feet south of the north line of said quarter section; thence east and parallel to the north line of said quarter section three hundred three and twenty-five hundredths (303.25) feet to the place of beginning.

     8. A part of the east half of the southeast quarter of Section Twenty-Seven
(27),  Township Fifteen (15) North, Range Three (3) East,  described as follows:
Beginning at a point six hundred seventy and seven-tenth (670.7) feet south of the north line and six hundred seventy-six and five-tenths (676.5) feet west of the east line of said quarter section; running thence south seven hundred forty and eight-tenths (740.8) feet; thence east three hundred twenty-six and sixty-five hundredths (326.65) feet; thence north seven hundred forty and seventy-five hundredths (740.75) feet; thence west three hundred twenty-three and twenty-five hundredths (323.25) feet to the place of beginning; containing five and fifty-one hundredths (5.51) acres, more or less.

     9. A part of the southeast quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning at a point fourteen hundred eleven and five-tenths (1411.5) feet south of the north line of said quarter section and thirteen hundred forty- seven and six-tenths (1347.6) feet west of the east line of said quarter section; thence east six hundred sixty-six and three-tenths (666.3) feet; thence north three hundred seventy-seven and nine- tenths (377.9) feet; thence west six hundred sixty-three and nine-tenths (663.9) feet; thence south three hundred seventy-seven and eighty-five hundredths (377.85) feet to the place of beginning; containing five and seventy-six hundredths (5.76) acres, more or less.

     10. A part of the southwest quarter of Section Twenty-Seven (27) and the southeast quarter of Section Twenty-Eight (28), all in Township Fifteen (15) North of Range Three (3) East, described as follows: Beginning at a point in the middle line of the old bed of White River at its intersection with the west line of said Section Twenty-Seven (27) at a point distant six hundred five (605) feet north of the southwest corner of said Section Twenty-Seven (27) and running thence along and with the said middle line of the old bed of White River, south sixty-two (62) degrees west three hundred (300) feet; thence south eighty-six
(86) degrees west two hundred (200) feet; thence north eighty-two and three-fourths (82 3/4) degrees west three hundred (300) feet; thence north forty-four (44) degrees west four hundred (400) feet; thence north thirty-nine and one-half (39 1/2) degrees west seven hundred thirty-five (735) feet to the new channel of White River; thence along and with the east side of the new channel of White River north twenty-one (21) degrees west ninety-two (92) feet; thence north thirty-two and one-fourth (32 1/4) degrees east two hundred seventy feet; thence north fifty and one-half (50 1/2) degrees east eighty-three (83) feet; thence north seventy-three and one-half (73 1/2) degrees east one hundred twenty (120) feet; thence south eighty-one and three-fourth (81 3/4) degrees east three hundred and eight (308) feet; thence north seventy-eight (78) degrees east two hundred fifty-eight (258) feet; thence north forty-four and one-half (44 1/2) degrees east two hundred eighty-eight (288) feet; thence north twenty and one-half (20 1/2) degrees east two hundred four (204) feet; thence north thirty (30) degrees west two hundred eighty five (285) feet to the middle line of the old bed of said White River; thence along with the middle line of the old bed of White River south eighty-nine and one-half (89 1/2) degrees east three hundred (300) feet thence south eighty-seven and three-fourths (87 3/4) degrees east one thousand one hundred (1100) feet; thence south sixty-eight and one-fourth (68 1/4) degrees east three hundred (300) feet; thence south thirty-five and three-fourths (35 3/4) degrees east three hundred fifty-one
(351) feet; thence south four (4) degrees west two hundred (200) feet; thence south thirty-seven (37) degrees west three hundred (300) feet; thence south forty-five (45) degrees west four hundred (400) feet; thence south sixty-five
(65) degrees west four hundred (400) feet; thence south fifty-five and one-fourth (55 1/4) degrees west two hundred (200) feet; thence south fifty (50) degrees west five hundred twenty (520) feet to the place of beginning; containing seventy-eight and sixty-four hundredths (78.64) acres of land, more or less, of which thirty-nine (39) are in said Section Twenty-Seven (27).

     11. A part of the southwest quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning in the north line of the said southwest quarter at a point distant four hundred ninety-five (495) feet west of the northeast corner of said quarter section; and running thence south, parallel to the east line of said quarter section one thousand twenty-four (1024) feet six (6) inches to a point; thence east parallel to the north line of said quarter section, one (1) foot to a point; thence south parallel to the east line of said quarter section sixty-four (64) feet to a point; thence west parallel to the north line of said quarter section, one hundred (100) feet to a point; thence north sixty-eight and one-half (68 1/2) degrees west two hundred forty-six (246) feet to a point; thence north seventy-seven (77) degrees west four hundred thirty (430) feet to the middle line of the old bed of White River; thence with the said middle line of said old bed of White River, north four (4) degrees east, one hundred sixty-four (164) feet to a point; thence north thirty-five and three-fourths (35 3/4) degrees west one hundred sixty-six (166) feet to a point in the west line of the northeast quarter of said southwest quarter section; thence north along and with the said west line of said quarter quarter section six hundred thirteen (613) feet more or less to the north line of said quarter section; thence east along and with said north line eight hundred thirty-three (833) feet more or less to the place of beginning; containing eighteen and forty- one hundredths (18.41) acres; more or less. Also all that portion of the northwest quarter of the southwest quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, which lies north of the middle line of the old bed of White River; containing fourteen (14) acres.

     12. A part of the southwest quarter of Section Twenty-Seven (27), Township Fifteen (15) North, Range Three (3) East, described as follows: Beginning in the east line of said quarter section at a point distant nine hundred thirty-six
(936) feet six (6) inches more or less, south of the northeast corner of said quarter section; and running thence south along and with the east line aforesaid eighty- eight (88) feet to a point in said east line distant sixteen hundred fifty-seven (1657) feet six (6) inches north of the southeast corner of said quarter section; thence west parallel to the north line of said quarter section four hundred ninety-five (495) feet to a point; thence north parallel to the east line of said quarter section eighty-eight (88) feet to a point; thence east parallel to the north line of said quarter section four hundred ninety-five
(495) feet to the place of beginning; containing one (1) acre of land, more or less.

     13. The north 1/2 of the northwest 1/4 of Section 34, Township 15 North, Range 3 East, in Marion County, Indiana, also part of the southwest 1/4 of
Section 27, Township 15 North, Range 3 East, in Marion County, Indiana, described as follows:

     Beginning at the southeast corner of said quarter and running north with the east line thereof 1,393 1/2 feet; thence west parallel to the north line of said 1/4, 494 feet, thence north parallel to the east line of said 1/4, 200 feet; thence west parallel to the north line of said 1/4, 100 feet; thence north 68 1/2 degrees west 246 feet; thence north 77 degrees west 430 feet to the center of the old bed of White River; thence south 4 degrees west 36 feet; thence south 37 degrees west 300 feet; thence south 45 degrees west 400 feet;
thence south 65 degrees west 400 feet; thence south 55 1/4 degrees west 200 feet; thence south 50 degrees west 520 feet to the west line of said quarter section; thence south 605 feet to the southwest corner of said quarter; thence east 2,655 feet to the beginning.

     Also the south 1/2 of the northwest 1/4 of Section 34, Township 15 North, Range 3 East, in Marion County, Indiana, except, however, 15 acres, more or less, off of the entire south side of said northwest 1/4 section, described as follows, to-wit:

     Beginning at the southeast corner of said northwest quarter of said Section 34; thence north 247.5 feet; thence westerly parallel with the south line of said northwest quarter to the west line of said Section 34; thence south 247.5 feet to the southwest corner of said northwest quarter; thence east to the point of beginning.

     Also except the following described tract:

     Part of the northwest 1/4 of Section 34, Township 15 North, Range 3 East, more particularly described as follows, to-wit:

     Beginning at a point on the east line of the northwest 1/4 of Section 34, Township 15 North, Range 3 East, 247.5 feet north of the southeast corner of said northwest 1/4, running thence west 2676.87 feet to the west line of said
Section 34, thence north 757.75 feet to a point in said west line, thence east 2667.7 feet to a point in the east line of said northwest 1/4, thence south along said east line of said northwest 1/4, 757.75 feet to the point of beginning, containing 46.46 acres, more or less.

     14. Part of the southeast Fractional Quarter of Section 28, Township 15 North, Range 3 East of the Second Principal Meridian, in Marion County, Indiana, more particularly described as follows, to-wit:

     Beginning at the northeast corner of said southeast quarter section, running thence south 88 degrees 24-18/29 minutes west along the north line of said quarter section 735.00 feet to a point on the present east bank of White River, thence south 31 degrees 31-29/40 minutes west 1215.36 feet to a point, thence north 50 degrees 30 minutes east 83 feet, thence north 73 degrees 30 minutes east, 120 feet, thence south 81 degrees 10-7/29 minutes east 357.93 feet, thence north 78 degrees east 258 feet, thence north 44 degrees 30 minutes east 288 feet, thence north 20 degrees 30 minutes east 204 feet, thence north 30 degrees west 285 feet, thence south 89 degrees 30 minutes east 300 feet, thence south 87 degrees 45 minutes east 158.60 feet to a point on the east line of said southeast quarter section, thence north 0 degrees 42-11/29 minutes west along said east line 336.34 feet to the northeast corner of said quarter section, being the place of beginning.

     Also, part of the southeast fractional quarter of Section 28 aforesaid, more particularly described as follows, to-wit:

     For a point of beginning, begin at a point on the east line of the southeast 1/4 of Section 28, Township 15 North, Range 3 East, which is 605 feet distant from and north 0 degrees 42-11/29 minutes west from the southeast corner of said quarter section, thence south 62 degrees west 300 feet, thence south 86 degrees west 200 feet; thence north 82 degrees 45 minutes west 300 feet, thence north 44 degrees west 400 feet, thence north 39 degrees 30 minutes west 567 feet to a point on the west bank of White River which is the point of beginning. From said point of beginning, continuing in a straight line in the last mentioned course 168 feet to a point; thence north 21 degrees west 92 feet to a point; thence north 32 degrees 15 minutes east 270 feet to a point; thence north 50 degrees 30 minutes east 83 feet to a point; thence north 73 degrees 30 minutes east 120 feet to a point; thence south 81 degrees 10-7/29 minutes east 10 feet more or less to a point in the west bank of White River, thence down stream with said White River to the point of beginning.

     Also part of the southeast fractional quarter of Section 28 aforesaid, more particularly described as follows, to-wit:

     For a point of beginning, begin at a point on the east line of said southeast quarter section which is 605 feet distant from the north 0 degrees 42-11/29 minutes west from the southeast corner of said southeast one quarter section, thence south 62 degrees 0 minutes west 300 feet, thence south 86 degrees 0 minutes west 200 feet, thence north 82 degrees 45 minutes west 300 feet; thence north 44 degrees west 400 feet to a point of beginning, thence north 82 degrees 22-2/3 minutes West 63.94 feet, thence north 38 degrees 45 minutes west 149.60 feet, thence north 31 degrees 0 minutes west 183 feet, thence north 83 degrees west 166.89 feet, thence north 77 degrees 0 minutes east
22.56 feet, thence north 31 degrees west 306.47 feet, thence north 32 degrees 15 minutes east 98.02 feet to a point on the west line of the land conveyed to Indianapolis Power & Light Company by Indianapolis Light and Heat Company by deed recorded in Town Lot Record 784, page 11 in the office the Recorder of said Marion County, thence with the southwest line said land conveyed to said Indianapolis Power & Light Company by said Indianapolis Light and Heat Company south 21 degrees east 92.00 feet, thence with the southwest line of said land conveyed to said Indianapolis Power & Light Company by said Indianapolis Light and Heat Company south 39 degrees 30 minutes east 735.00 feet to the place of beginning, containing 1.1018 acres, more or less.

     Also, part of the southeast fractional quarter of Section 28 aforesaid, more particularly described as follows, to-wit:

     Beginning at a point which is 21.65 chains or 1428.90 feet due west of the east line of said southeast quarter section, and 17.43 chains 1150.38 feet due north of the south line of said southeast quarter section, thence south 77 degrees 0 minutes west 204.20 feet, thence north 39 degrees 30 minutes west
136.80 feet, thence north 32 degrees 15 minutes east 240.12 feet, thence south 31 degrees 0 minutes east 306.47 feet to the place of beginning, containing
1.0412 acres, more or less.

     Also, part of the southeast fractional quarter of Section 28, aforesaid, more particularly described as follows, to-wit:

     For a point of beginning, being at a point on the east line of the southeast one-quarter of said Section 28, which is 605 feet distant from the north 0 degrees 42-11/29 minutes west from the southeast corner said one-quarter section, thence south 54 degrees west 145 feet, thence south 72 degrees 45 minutes west 200 feet, thence south 80 degrees west 100 feet, thence due west 200 feet, thence north 69 degrees 15 minutes west 160 feet, thence north 55 degrees 15 minutes west 200 feet, thence north 49 degrees 0 minutes west 200 feet, thence north 38 degrees 45 minutes west 50.40 feet to a point of beginning; thence continuing north 38 degrees 45 minutes west 149.60 feet, thence north 31 degrees 0 minutes west 183 feet, thence north 83 degrees west
166.89 feet, thence south 77 degrees west 181.64 feet, thence south 39 degrees 30 minutes east 265.17 feet, thence south 82 degrees 22-2/3 minutes east 365.08 feet to the place of beginning, containing 1.953 acres more or less.

     15. Part of the north east quarter and a part of the  southeast  quarter of
Section 28, Township 15 North, Range 3 East, described as follows: Beginning at a point on the east line of Section 28, Township 15 North, Range 3 East, a distance of 1517.9 feet south of the northeast corner of said Section and running thence south 0 degrees 42 minutes east 125 feet; thence north 84 degrees 14 minutes west 209.90 feet; thence south 55 degrees 3 minutes west 162 feet; thence south 47 degrees 15 minutes west 188.75 feet; thence south 40 degrees 55 minutes west 200 feet; thence south 41 degrees 25 minutes west 211.85 feet; thence south 23 degrees 40 minutes west 695 feet; thence south 10 degrees 39 minutes west 136 feet; thence south 10 degrees 39 minutes west 362 feet; thence south 12 degrees 18 minutes west 34.56 feet; thence south 31 degrees 31 minutes 44 seconds west 397.51 feet; thence north 6 degrees 50 minutes east 477.07 feet; thence north 9 degrees 20 minutes east 500 feet; thence north 27 degrees 38 minutes east 500 feet; thence north 38 degrees 49 minutes 58 seconds east 300.97 feet; thence north 41 degrees 55 minutes east 640 feet; thence north 87 degrees 56 minutes 26 seconds east 348.95 feet; to the place of beginning; containing
9.18 acres more or less of which approximately 2.5 acres on the east side now lies in the present bed of White River.

     16. A portion of Fractional Section 28 in Township 15 North, Range 3 East, described as follows: Beginning at the southeast corner of said Section 28, and running thence north with the east line of said Section, 605 feet, to the center of the old bed of White River; thence with the center of said old bed of White River, south 54 degrees west 145 feet, to a point; thence south 72 and 3/4 degrees west 200 feet to a point; thence south 80 degrees west 100 feet to a point; thence west 200 feet to a point; thence north 69 and 1/4 degrees west 160 feet to a point; thence north 55 and 1/4 degrees west 200 feet to a point; thence north 49 degrees west 200 feet to a point; thence north 38 and 3/4 degrees west 200 feet to a point; thence north 31 degrees west 183 feet to low water in new channel of said White River, thence with low water in new channel of said White River north 83 degrees west 370 feet to a point; thence south 63 and 3/4 degrees west 290 feet to a point; thence south 76 degrees west 161 feet to a point; thence south 69 and 3/4 degrees west 100 feet to a point; thence south 55 and 1/4 degrees west 393 feet to a point; thence south 31 degrees west 478 feet to a point; thence south 37 and 1/4 degrees west 100 feet to a point; thence south 54 and 3/4 degrees west 400 feet to a point; thence south 67 and 1/2 degrees west 160 feet to a point; thence south 76 degrees west 246 feet to the south line of said Section 28; thence east with said south line of said section, 3476 feet to the place of beginning, containing 45 acres, more or less, except the parcels of land heretofore conveyed on the 16th day of August, 1930, by those certain deed recorded on the 6th day of September, 1930, in Deed Record 87 at page 467 and 470. Also, part of the northeast quarter of Section 33, Township 15 North, Range 3 East, in Marion County, Indiana, described a follows:
Beginning at the northeast corner of said Section 33, Township 15 North, Range 3 East, and running thence south with the east line of said Section 33, south no degrees 14 minutes east, 324 feet to a point; thence north 75 degrees 36 minutes west 623 feet to a point; thence north 64 degrees west 276 feet to a point; thence north 8.47 feet to a point in the north line of said Section 33; thence in an eastwardly direction with said north line of said Section 33, Township 15 North, Range East, 851.11 feet to the place of beginning, containing 3.58 acres, more or less.

                       B.   C.C. PERRY PLANT, SECTION K.

     C.C. Perry Plant, Section K, a steam and electric generating station contains two 15,000 KW 250 pound steam pressure turbine generators, one 12,500 KW 600 pound topping turbine, and one 5,000 KW 600 pound house turbine. Its boiler equipment includes ten 250 pound boilers aggregating 7,950 horse power nominal rating, five 150 pound boilers with a combined nominal rating of 3,060 boiler horsepower, and two 650 pound boilers each capable of delivering 300,000 pounds of steam per hour continuously. The equipment includes facilities for ash handling, coal handling, and coal storage; condensing water intake and discharge; and boiler feed water conditioning. The plant also includes an A.C. to D.C. conversion substation. Transmission and distribution facilities include three transformers of 25,000 KVA total capacity, and a three phase transformer of 25,000 KVA capacity; through which transformers this plant is connected to the 33,000 volt transmission loop of the Company. From this plant energy is also distributed to the 4,000 volt network of the Company. Both high pressure and low pressure steam is delivered from this plant through a system of underground mains to industrial and commercial customers. A 20 inch to 16 inch 250 pound steam tie line connects C.C. Perry Plant, Section W, and permits operation of both as a single unit as respects steam generating facilities.

     C.C. Perry Plant, Section K, is located on lands described in Parcels 17 to 28, both inclusive, as follows:

     17. Lots 1, 2, and 3 in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 of the Donation Lands of the Town, now City, of Indianapolis, the plat of which Subdivision is recorded in Plat Book 7, page 107, in the office of the Recorder of Marion County, Indiana.

     18. Lot 4 in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 of the Donation Lands of the Town, now City, of Indianapolis, the plat of which Subdivision is recorded in Plat Book 7, page 107, in the office of the Recorder of Marion County, Indiana.

     19. Lot Seven (7) in Anton Wiegand's Subdivision of Lots One (1), Two (2), Three (3), Four (4), Five (5), and Six (6) in Square Ninety-Two (92), being the southeast one-half of Square Ninety-Two (92) of the Donation Lands of the Town, now City, of Indianapolis, Marion County, Indiana, the plat of which is of record in Plat Book 7 at page 107 in the office of the Recorder of Marion County, Indiana.

     20. Lot Eight (8) in Anton Wiegand's Subdivision of Lots One (1), Two (2), Three (3), Four (4), Five (5), and Six (6) in Square Ninety-Two (92), being the southeast one-half of Square Ninety-Two (92) of the Donation Lands of the Town, now City, of Indianapolis, Marion County, Indiana, the plat of which is of record in Plat Book 7 at page 107 in the office of the Recorder of Marion County, Indiana.

     21. All of Lot Nine (9) and a strip of ground of the uniform width measured from east to west of three (3) feet taken by a line drawn parallel with the east line of said lot off of the east side of Lot Ten (10), all in Anton Wiegand's Subdivision of Lots One (1), Two (2), Three (3), Four (4), Five (5), and Six (6) in Square Ninety-Two (92), being the southeast one-half of the Square numbered Ninety-Two (92) of the Donation Lands of the Town, now City, of Indianapolis, Marion County, Indiana, the plat of which is of record in Plat Book 7 at page 107 in the office of the Recorder of Marion County, Indiana.

     22. Lot Twelve (12) in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 in the City of Indianapolis, as per plat of said Subdivision recorded in Plat Book 7, page 107, in the office of the Recorder of Marion County, Indiana.

     23. Lots 13 and 14 in Anton Wiegand's Subdivision of the southeast half of Square 92 of the Donation Lands of the Town, now City, of Indianapolis, the plat of which Subdivision is recorded in Plat Book 7, page 107, in the office of the Recorder of Marion County, Indiana.

     24. Lot 15 in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 7, page 107 in the office of the Recorder of Marion County, Indiana.

     25. Lots 18, 19, 20 and 21 in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 7, page 107 in the office of the Recorder of Marion County, Indiana.

     26. Lot 22 in Anton Wiegand's Subdivision of Lots 1, 2, 3, 4, 5, and 6 in Square 92 of the Donation Lands of the City of Indianapolis, as per plat thereof, recorded in Plat Book 7, Page 107 in the office of the Recorder of Marion County, Indiana.

     27. The northwest half of Square Ninety-Two (92) of the Donation Lands of the Town, now City, of Indianapolis; also all that part of Louisiana Street added to said northwest half of said Square 92 by virtue of the vacation proceedings had by the Board of Public Works of the City of Indianapolis, a transcript of which was recorded on April 24, 1906, in Town Lot Record 400 at page 210, and which part of Louisiana Street so added thereto is described as follows, to wit: Beginning at the point of intersection of the east line of West Street with the south line of Louisiana Street; thence north with the east line of West Street twenty-six and five-tenths (26.5) feet to a point thence east and parallel with the south line of Louisiana Street three hundred eighty-two and eighty-six (382.86) feet to the northwest line of Kentucky Avenue; thence in a southwesterly direction along the northwest line of Kentucky Avenue thirty-seven and forty-eight hundredths (37.48) feet to the south line of Louisiana Street; thence west with the south line of Louisiana Street three hundred fifty-six and thirty-six hundredths (356.36) feet to its intersection with the east line of West Street and the place of beginning. Also, all that part of Louisiana Street added to said Northwest half of said Square Ninety-Two (92) and to the vacated portion of Louisiana Street immediately hereinbefore described by virtue of the vacation proceedings had by the Board of Public Works of the City of Indianapolis, a transcript of which was recorded on September 27, 1916, in Town Lot Record 567 at page 85 and which part so added thereto is described as follows: Beginning at a point in the intersection of the east line of West Street with the south line of Louisiana Street, said point being twenty-six and one-half (26 1/2) feet north of the original south line of Louisiana Street; thence running east along said present south line one hundred fifty-three and thirty hundredths (153.30) feet to a point; thence running in a northwesterly direction thirty-six (36) feet to a point, said point being thirty-three and forty hundredths (33.40) feet north of the original south line of Louisiana Street measured at right angles thereto; thence continuing in a northwesterly direction fifty-four (54) feet to a point, said point being forty-four and eighty hundredths (44.80) feet north of said original south line measured at right angles thereto; thence continuing in a northwesterly direction sixty-eight and sixty-five hundredths (68.65) feet to a point in the east line of West Street, said point being thirty- four and forty-five hundredths (34.45) feet north of the present south line of Louisiana Street; thence running south along the said east line thirty-four and forty-five hundredths (34.45) feet to the place of beginning. Also a strip of ground of uniform width of twelve and three hundredths (12.03) feet measured from east to west immediately west of and adjoining the northwest half of said square Ninety-two (92) and the vacated portions of Louisiana Street immediately hereinbefore described, the description of which strip of ground twelve and three hundredths (12.03) feet wide is determined by a vacation proceeding and opening proceeding had by the Board of Public Works of the City of Indianapolis, and which vacation proceeding was recorded January 15, 1917, in Town Lot Record 570 at page 309, and described the following tract of ground, to wit: Beginning at a point in the intersection of the south line of Louisiana Street with the east line of West Street; thence running south with the east line to the northwest line of Kentucky Avenue; thence running southwest with the northwest line of Kentucky Avenue extended to a point, said point being fourteen and fifty-three hundredths (14.53) feet west of the first described line measured at right angles thereto; thence running north parallel with and fourteen and fifty-three hundredths (14.53) feet distant from the first described line to the south line of Louisiana Street extended west at right angles to the first described line measured at right angles thereto; thence running east with said extended line fourteen and fifty- three hundredths (14.53) feet to the place of beginning; from which last described real estate so vacated and added to the real estate hereinbefore described, there has since been taken for the opening and widening of West Street from Kentucky Avenue to Louisiana Street, the transcript of which proceedings for opening and widening were recorded August 28, 1917, in Mortgage Record 719 at page 236, the following described real estate whereby the ground just described is limited to a width of twelve and three hundredths (12.03) feet; which ground so opened and widened is described as follows, to wit: Beginning at a point on the south line of Louisiana Street with the east line of West Street (said point being seventy-five and forty-seven hundredths (75.47) lineal feet east of the west line of West Street and twenty-nine and five hundredths (29.05) feet south of the north line of Louisiana Street); thence running east along said south line of Louisiana Street two and one- half (2 1/2) feet to a point; thence running south parallel with and two and one-half (2 1/2) feet distant from the east line of West Street, to the northwest line of Kentucky Avenue; thence running southwest along said northwest line to the east line of West Street; thence running north along said east line to the place of beginning; making a street seventy-seven and ninety-seven hundredths (77.97) feet wide.

     28. Part of Out Lot One Hundred Thirty-Five (135) of the Donation Lands of the City of Indianapolis, being a twenty (20) foot strip of land between the Condemnation Line and Line "G" as described in Declaratory Resolution No. 11,614, adopted March 14, 1924, by the Board of Public Works of the City of Indianapolis, and between the north property line of a tract of land transferred to Mortimer Schussler by the Crescent Packing Company, recorded in Town Lot Record 731, page 175, in the office of the Recorder of Marion County, Indiana, and a line fifty feet south of and parallel to the center line of the old main track, St. Louis Division, P.C.C. & St. L. Railroad, more particularly described as follows: Measure westwardly along the south line of said Out Lot 135, a total of 773.53 feet from the southeast corner of Out Lot 135; thence northwardly, deflecting 97 degrees and 34 minutes to the right 303.89 feet to the point of beginning; thence northwardly along the last described line produced northwardly
8.36 feet; thence northwardly along a curve to the left, said curve having a radius of 3,601.10 feet a distance of 343.34 feet to a point in the line 50 feet south of and parallel to the center line of the old main track of the P.0.C. & St. L. Railroad; thence westwardly parallel to and 50 feet distant from the said center line of the old main track 20.01 feet to a point; thence southwardly along a curve to the left, said curve having a radius of 3,581.10 feet and lying west of and 20 feet distant from the first described curve, a distance of 340.87 feet to a point; thence continuing southwardly along the tangent to the curve
11.02 feet to a point; thence eastwardly deflecting 97 degrees and 34 minutes to the left, 20.18 feet to the place of beginning, containing 0.16 acre, more or less.


                       C.   C.C. PERRY PLANT, SECTION W.

     C.C. Perry Plant, Section W, is a steam and electric plant which is tied in with the 33,000 volt loop of the Company, distributes energy through circuits to the 4,000 volt A.C. network, and delivers intermediate (175 pound) pressure steam to industrial customers and low pressure steam to the district steam heating mains of the Company. It contains four turbine generators with an aggregate rating of 18,200 KW and sixteen boilers with a combined nominal rating of 9,200 boiler horsepower. The operation is chiefly non-condensing exhaust steam being delivered to low pressure steam heating mains. The plant has boiler house bunker capacity of 1,000 tons; and 14,000 yard and pit coal storage facilities connected with it. A transformer substation located at this plant contains four 5,000 KVA transformers connecting with the 33,000 volt transmission loop of the Company. A steam tie line from 20 inch to 16 inch connects with C.C. Perry Plant, Section K.

     C.C. Perry Plant, Section W, is located on lands described in Parcels 29 to 31, both inclusive, as follows:

     29. Part of Lot Seventeen (17) in Blake and Ray's Subdivision of part of out lot 148 and of the Steam Mill lot, as per plat thereof in Deed Record "T", at page 639, in the Recorder's Office of Marion County, Indiana, more particularly described as follows: Beginning at a point in the northerly line of Washington Avenue formerly called the Cumberland Road and afterwards the National Road, said point being sixty-seven and sixty-two hundredths (67.62) feet measured eastwardly along said northerly line of Washington Avenue from a stone set in the ground at the intersection of said northerly line of Washington Avenue with the east line of Geisendorff Street, running thence eastwardly along said northerly line of Washington Avenue thirty-four and ninety- two hundredths (34.92) feet more or less to a point of intersection of said northerly line with the west line of Lot Eighteen (18) in said Subdivision; thence northwardly along said west line of said Lot Eighteen (18) two hundred twenty-seven and thirty-four hundredths (227.34) feet more or less to the point of intersection of said west line of Lot Eighteen (18) with the southerly line of Market Street, thence west along said southerly line of Market Street twenty-six and fifty hundredths (26.50) feet more or less to a point seventy-five and thirty-eight hundredths (75.38) feet measured eastwardly along said southerly line of Market Street from a stone set in the ground at the intersection of said southerly line of Market Street with the east line of Geisendorff Street, thence southwardly at right angles to said southerly line of Market Street two hundred twenty-three and thirty hundredths (223.30) feet more or less to the point of beginning. Also vacated alley lying between Lots Twenty (20) and Twenty-One (21) in said Blake and Ray's Subdivision.

     30. Lots Eighteen (18), Nineteen (19) and Twenty (20) in Blake and Ray's Subdivision of part of out lot 148 and of the Steam Mill Lot, as per plat thereof in Deed Record "T" at page 639 in the Recorder's Office of Marion County, Indiana.

     31. Part of Lot Twenty-One (21) in Blake and Ray's Subdivision of part of out lot 148 and of the Steam Mill Lot, as per plat thereof in Deed Record "T" at page 639, in the Recorder's Office of Marion County, Indiana, more particularly described as follows: Beginning at the northwest corner of said Lot Twenty-One
(21) and running thence  southwardly  along the west line of said Lot Twenty-One
(21), two hundred fifty and sixty-six hundredths (250.66) feet more or less to the northerly line of Washington Avenue, formerly called the Cumberland Road and afterwards the National Road, thence eastwardly along said northerly line of Washington Avenue forty-one and twenty-five hundredths (41.25) feet more or less to a point five and thirty-four hundredths (5.34) feet measured westwardly along the northerly line of Washington Avenue from the southeast corner of said Lot Twenty-One (21) as the same appears on the plat aforesaid, thence northwardly at right angles to said northerly line of Washington Avenue thirty-two and seventy-five hundredths (32.75) feet more or less to a point on the east line of Lot Twenty-One (21), running thence north along said east line of said lot two hundred twenty-four and thirty-four hundredths (224.34) feet more or less to the south line of Market Street, thence west along said south line of Market Street forty-six (46) feet more or less to the place of beginning.

                            D.   MILL STREET STATION.

     Mill Street steam and electric generating station contains three 235 pound steam turbine generators with an aggregate capacity of 45,000 KW and fourteen boilers with an aggregate nominal rating of 11,715 boiler horsepower. Low pressure live steam from this station is fed to the steam heating system of the Company serving the north side residential and apartment house area and the downtown business district of the City of Indianapolis. Its equipment includes switch house, control room, coal and ash handling, storage facilities, water softening plant, condensing water system with screen houses and duct lines, railroad switching facilities and transformer substation. The latter contains two transformer banks: three transformers of 8,333 KVA each, and four transformers of 3,333 KVA each; through which this station ties into the Company's 33,000 volt transmission loop.

     Mill Street Station is located on lands described in Parcels 32 to 47, both inclusive, as follows:

     32. Lot One (1) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said lot, being part of Northwestern Avenue vacated. Also all that part of Mill Street vacated, which is described as follows: Beginning at the southeast corner of said Lot One (1) and running thence east along the south line extended east of said Lot One (1) a distance of twenty (20) feet; thence north along the center line of Mill Street vacated a distance of fifty (50) feet to a point; thence west along the north line extended east of said Lot One (1) a distance of twenty (20) feet to the northeast corner of said Lot One (1), thence south along the east line of said Lot One (1) a distance of fifty (50) feet to the place of beginning.

     33. Lot Two (2) in Schurmann's First Addition to the City of Indianapolis as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said lot, being part of Northwestern Avenue vacated. Also all that part of Mill Street vacated which is described as follows: Beginning at the northeast corner of said Lot Two (2), running thence south along the east line of said Lot Two
(2) which is the west line of Mill Street vacated, a distance of fifty (50) feet to the southeast corner of said Lot Two (2), thence east along and with the south line extended east of said Lot Two (2) a distance of twenty (20) feet to the center line of Mill Street vacated; thence north along the center line of Mill Street vacated and parallel to the east line of said Lot Two (2), a distance of fifty (50) feet to a point in the center line of Mill Street vacated, which point intersects the north line, extended east, of said Lot Two
(2); thence west along the north line, extended east, of said Lot Two (2) to the point of beginning.

     34. Lots Three and Four (3 and 4) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71, at page 247, in the Office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said Lots, being a part of Northwestern Avenue vacated. Also all that part of said Lot Three (3) at one time opened as Nineteenth Street and since vacated by proceedings which are of record in Town Lot Record 659, page
151. Also all that part of Mill Street which has been vacated and which is described as follows, to wit: Beginning at the northeast corner of said Lot Four
(4) in Schurmann's First Addition and running thence south along and with the east lines of Lots Four (4) and Three (3) a distance of ninety (90) feet to the southeast corner of said Lot Three (3) in Schurmann's First Addition; thence east along the south line extended east of said Lot Three (3) a distance of twenty (20) feet to the center line of Mill Street vacated; thence north along the center line of said Mill Street vacated and parallel to the east line of said Lots Three (3) and Four (4), a distance of ninety (90) feet to a point in the north line extended east of said Lot Four (4) where the north line of said Lot Four (4) extended east intersects the center line of Mill Street vacated; thence west along the north line extended east of said Lot Four (4) to the place of beginning.

     35. Lot Five (5) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the Office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said lot, being a part of Northwestern Avenue vacated. Also, that part of Mill Street vacated which is described as follows: Beginning at the northeast corner of said Lot Five (5) and running thence south along the east line of said lot, a distance of forty (40) feet to the southeast corner of said Lot Five (5); thence east along the south line extended east of said Lot Five (5) twenty (20) feet to the center line of Mill Street vacated; thence north along and with the center line of Mill Street vacated, a distance of forty (40) feet to a point where the center line of Mill Street vacated intersects at right angles the north line extended east of said Lot Five (5); thence west along the north line extended east of said Lot Five (5) to the place of beginning. Also Lot Eleven (11) in Albert Crane's Subdivision of the southwest corner of the northeast quarter of Section Thirty-five (35), Township Sixteen (16) North, Range Three (3) East, as the plat thereof is recorded in Plat Book 2 at page 6 in the Recorder's Office of Marion County, Indiana, said addition sometimes being called Crane's North Addition to the City of Indianapolis. Also a strip of ground of the uniform width of eight and one-half (8 1/2) feet north of and adjoining Lot Eleven (11) herein, being part of the first alley north of Eighteenth Street, vacated.

     36. Lot Six (6) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said Lot Six (6), being a part of Northwestern Avenue vacated. Also that part of Mill Street vacated, east of and adjoining said Lot Six (6) described as follows: Beginning at the northeast corner of said Lot Six (6) in Schurmann's First Addition, being also a point in the west line of Mill Street vacated; thence running south along and with the east line of said Lot Six (6) and the west line of Mill Street vacated a distance of forty (40) feet, to the southeast corner of said Lot Six (6); thence east along and with the south line extended east of said Lot Six (6) a distance twenty (20) feet to a point in the center line of Mill Street vacated; thence north along and with the center line of Mill Street vacated to a point where said center line of Mill Street vacated intersects the north line extended east of said Lot Six (6); thence west along the north line extended east of said Lot Six (6) to the place of beginning.

     37. The south half of Lot Seven (7) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71, page 247, in the office of the Recorder of Marion County, Indiana. Also all that part of Northwestern Avenue which has been vacated. Also all that part of Mill Street, vacated, described as follows, to wit: Beginning at the southeast corner of said Lot Seven (7) and running thence east along the south line extended east of said Lot Seven (7) a distance of twenty (20) feet to the center line of Mill Street vacated; thence north along and with the center line of Mill Street vacated to a point where said center line of Mill Street intersects the center line extended east of said Lot Seven (7); thence west a distance of twenty (20) feet to a point at the center of the east line of said Lot Seven (7) in Schurmann's First Addition; thence south along the east line of said Lot Seven
(7) to the point of beginning.

     38. The north half of Lot Seven (7) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip, west of and adjoining said Lot, being part of vacated Northwestern Avenue. Also the south half of vacated Nineteenth Street from Northwestern Avenue to Mill Street, being seventeen and one-half (17 1/2) feet from the north to south, adjoining the above described Lot Seven (7) in Schurmann's First Addition on the north as such vacation proceedings are recorded in Town Lot Record 524 at page
184. Also all that part of Mill Street added to said Lot Seven (7) and to the south half of said Nineteenth Street vacated described as follows: Beginning at a point seventeen and one-half (17 1/2) feet north of the northeast corner of said Lot Seven (7); thence running south along the east line of said vacated Nineteenth Street and the east line of said Lot Seven (7) to a point where the center line of said Lot Seven (7) intersects the east line thereof; thence east a distance of twenty (20) feet to the center line of Mill Street vacated; thence north along the center line of Mill Street vacated to a point where the center line of Mill Street vacated intersects the center line of Nineteenth Street vacated; thence west a distance of twenty (20) feet to the place of beginning.

     39. Lot Eight (8), Nine (9), Ten (10), Eleven (11), and Twelve (12) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said lots, being part of Northwestern Avenue vacated. Also a strip adjoining said lots on the east, being part of Mill Street vacated, described as follows: Beginning on the center line of Nineteenth Street vacated where it intersects the west line of Mill Street vacated and running east to the center line of Mill Street vacated; thence north along and with the center line of Mill Street vacated to the point where said center line of Mill Street vacated intersects the southwest line of the right of way of the Cleveland, Cincinnati, Chicago & St. Louis Railway Company; thence northwesterly along said southwest line of said Railway Company to the point where said southwest line intersects the east line of said Lot Ten
(10) in Schurmann's First Addition aforesaid; thence south along and with the east lines of Lots Ten (10), Nine (9), and Eight (8), in Schurmann's First Addition aforesaid, and the east line of Nineteenth Street vacated to the point of beginning. Also a strip of ground seventeen and one-half (17 1/2) feet wide from north to south, being the north half of Nineteenth Street vacated adjoining said Lot Eight (8) on the south thereof as such vacation proceedings are shown in Town Lot Record 524 at page 184 in the records in the Recorder's Office of Marion County, Indiana.

     40. Lots Thirteen (13), Fourteen (14), Fifteen (15), Sixteen (16), Seventeen (17), Eighteen (18), Nineteen (19) and Twenty (20) in Schurmann's First Addition to the City of Indianapolis, as the plat thereof is recorded in Town Lot Record 71 at page 247 in the office of the Recorder of Marion County, Indiana. Also a strip west of and adjoining said lots, being part of Mill Street vacated, described as follows: Beginning at the southwest corner of Lot Twenty
(20) in Schurmann's First Addition, thence running west along and with the said south line extended west, a distance of twenty (20) feet to the center line of Mill Street vacated; thence north along said center line of Mill Street vacated to the point where said center line of Mill Street vacated intersects the southwest right of way line of the Cleveland, Cincinnati, Chicago and St. Louis Railway Company; thence southeast along said right of way line to the point where said right of way line intersects the west line of Lot Thirteen (13) in Schurmann's First Addition; thence south along and with the west lines of Lots 13, 14, 15 16, 17, 18, 19 and 20 in Schurmann's First Addition, a distance of four hundred thirty-one (431) feet to the southwest corner of said Lot 2 being the point of beginning.

     41. Lots Four (4), Five (5), and Six (6) in Albert Crane's Subdivision of the Southwest corner of the northeast quarter of Section Thirty-Five (35), Township Sixteen (16) North, Range Three (3) East as the plat thereof is recorded in Plat Book 2 at page 6 in the office the Recorder of Marion County, Indiana, said addition sometimes being called Crane's North Addition to the City of Indianapolis; also a strip of ground of the uniform width of eight and one-half (8 1/2) feet north of and adjoining said lots by virtue of vacation proceedings in Town Lot Record 767, page 210.

     42. Lot Seven (7) in Albert Crane's Subdivision of the southwest corner of the northeast quarter of Section Thirty-Five (35), Township Sixteen (16) North, Range Three (3) East, as the plat thereof recorded in Plat Book 2 at page 6 in the office of the Recorder of Marion County, Indiana, said addition sometimes being called Crane's North Addition to the City of Indianapolis; also a strip of ground of the uniform width of eight and one-half (8 1/2) feet north of and adjoining said Lot by virtue of vacation proceedings in Town Lot Record 767 page 21

     43. Lot Eight (8) in Albert Crane's Subdivision of the southwest corner of the northeast quarter of Section Thirty-Five (35), Township Sixteen (16) North, Range Three (3) East, as the plat thereof is recorded in Plat Book 2 at page 6 thereof in the office of the Recorder Marion County, Indiana, said addition sometimes being called Crane's North Addition to the City of Indianapolis; also a strip of ground of the uniform width of eight and one-half (8 1/2) feet north of and adjoining said Lot by virtue of vacation proceedings in Town Lot Record 7( page 210.

     44. Lots Nine (9) and Ten (10) in Albert Crane's Subdivision the southwest corner of the northeast quarter of Section Thirty-Five (35), Township Sixteen
(16) North, Range 3 East, as the plat thereof is recorded in Plat Book 2 at page 6 in the office of the Recorder of Marion County, Indiana, said addition sometimes being called Crane's North Addition to the City of Indianapolis. Also a strip of ground of the uniform width of eight and one-half (8 1/2) feet north of and adjoining Lots 9 and 10, being part of the alley north of 18th street vacated. Also a strip of ground of the uniform width of twenty-five (25) feet east of and adjoining Lot 9 and the eight and one-half (8 1/2) foot vacated strip north of and adjoining said Lot 9, being part of Mill Street vacated.

     45. A strip of ground twenty-five (25) feet in width off of the entire south side of Lot Five (5) in Commissioners' Subdivision, in partition of the Estate of Andrew Burkhart, of part of the northwest quarter of Section Thirty-Five (35), Township Sixteen (16) North, Range Three (3) East, except that part of said Lot Five (5) lying west of the Indiana Central Canal together with all that part of Northwestern Avenue adjoining the same, since vacated, as the plat of said sub-division is recorded in Land Record 3, pages 345-354 in the office of the Recorder of Marion County, Indiana.

     46. Lots numbered twelve (12) and thirteen (13) in Albert Crane's Subdivision in the City of Indianapolis, of the Southwest Quarter of the Northeast Quarter of Section 35, Township 16 North, Range 3 East, in Marion County, Indiana, as the plat thereof is recorded in Plat Book 2, page 6, in the Recorder's Office of Marion County, Indiana, which subdivision is commonly called and known as "Crane's North Addition" to the City of Indianapolis, Marion County, Indiana;

     Also a strip of ground 8.6 feet wide from north to south north of and adjoining said lots 12 and 13, being all of the vacated alley north of 18th Street from the west property line of Mill Street to the east property line of the first alley east of Northwestern Avenue as the same was vacated by proceedings of record in Town Lot Record 821 at page 538, in the Recorder's Office of Marion County, Indiana;

     Also a strip of ground 7.5 feet wide from east to west lying west of and adjoining said lot 13, being the east half of the first alley east of Northwestern Avenue vacated from the north property line of the alley north of 18th Street to a point 39.5 feet south thereof, which vacation proceedings are of record in Town Lot Record 821, page 553 in the Recorder's Office of Marion County, Indiana.

     47. Lots Fourteen (14) and Sixteen (16) in Albert Crane's Subdivision of the Southwest Quarter of the Northeast Quarter of Section 35, Township 16 North, Range 3 East, in the City of Indianapolis, the plat of which Subdivision is of record in Plat Book 2, page 6, in the Recorder's Office of Marion County, Indiana, and which said Subdivision is some times known and designated as "Crane's Subdivision to the City of Indianapolis, Marion County, Indiana."

     Also a strip of ground 10 feet in width west of and adjoining the entire west ends of each of said lots which was a part of Northwestern Avenue as the same has been vacated and is shown by proceedings recorded in Town Lot Record 332, page 478 of the Records in the Recorder's Office of Marion County.

     Also a strip of ground 7.5 feet in width from east to west east of said Lot 14, being the vacated part of the alley adjoining such lot which vacation proceedings affected all that part of the first alley east of Northwestern Avenue from the north property line of the alley north of 18th Street to a point
39.5 feet south thereof.


                             GROUP TWO--SUBSTATIONS

     The substations of the Company, other than those hereinbefore mentioned as located at Harding Street Station, C.C. Perry Plant Section K, C.C. Perry Plant Section W, and Mill Street Station, are as follows:


                            TRANSMISSION SUBSTATIONS

     Northeast  Substation.   Four  10,000  KVA  132,000  volt  to  33,000  volt
transformers, located on land described in Parcels 48 and 49, as follows:

     48. Part of the Southeast 1/4 of Section 5, Township 16 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows, to- wit:

     Beginning  at a point  on the  south  line of the  said  Southeast  Quarter
Section 70.5 feet more or less, east of the southwest corner thereof, thence northeast along and with the east property line of the Lake Erie and Western Railroad Depot Grounds a distance of 464 feet more or less to a point, said point being the northeast corner of the Lake Erie and Western Railroad Depot Grounds; thence south a distance of 348.23 feet more or less to a point in the south line of said 1/4 section; thence rest along and with the said south line a distance of 306.65 feet more or less to the place of beginning.

     49. A parcel of land lying and being in the southeast quarter of section 5, Township 16 North, Range 4 East, more particularly described as follows:

     Beginning  at a point on the  south  line of the  said.  Southeast  Quarter section 377.15 feet more or less, east of the southwest corner thereof; thence north 348.23 feet, more or less, to a point, said point being the northeast corner of the Lake Erie and Western Railroad Depot Grounds; thence northwest along the north line of said Depot Grounds a distance of 75 feet, more or less, to the southeast right of way property line of said Railroad; thence northeast along and with said right of way line to a distance of 236.57 feet more or less to a point; thence south, a distance of 125.32 feet more or less to a point; thence east from said point parallel to the south line of the said A section a distance of 400 feet more or less to a point; thence south a distance of 450 feet, more or less, to a point in the south line of said 1/4 section; thence west along and with the said south line a distance of 500 feet more or less to the place of beginning.

     Southeast  Substation.   Four  10,000  KVA  132,000  volt  to  33,000  volt
transformers, located on land described in Parcel 50, as follows:

     50. Part of the east 1/2 of the southeast 1/4 of Section 23, Township 15 North, Range 4 East of the Second Principal Meridian in Marion County, Indiana, more particularly described as follows, to-wit:

     Beginning at a point in the west line of the east 1/2 of the southeast 1/4 of said Section 23, Township 15 North, Range 4 East, 170.83 feet north of the intersection of said west line with the center line of the Michigan Road; thence running north along and with the said west line of said east 1/2 of the southeast 1/4 of Section 23, Township 15 North, Range 4 East, a distance of 400 feet to a point; thence east parallel with the north line of said half quarter section a distance of 370 feet; thence south parallel with the west line of said half quarter section a distance of 678 feet to a point; thence continuing at an angle of 37 degrees, 43 minutes to the right a distance of 134.45 feet to a point in said center line of the Michigan Road; thence north west along and with said center line of the Michigan Road, a distance of 67.5 feet to a point; thence northwardly a distance of 340.35 feet to a point 233 feet east of said west line of said east half of said Quarter Section; thence westwardly a distance of 233 feet to the point of beginning, containing 4.47 acres, more or less.

     Southwest  Substation.   Four  10,000  KVA  132,000  volt  to  33,000  volt
transformers, located on land described in Parcels 51 and 52, as follows:

     51. Part of Lot 3 in Garden Park Addition to the City of Indianapolis, as per plat thereof recorded in Plat Book 13, page 91, in the office of the Recorder of Marion County, Indiana, more particularly described as follows:
Beginning in the northwest corner of said Lot 3 and running thence east along and with the north line a distance of 200 feet, more or less to a point; thence south parallel with the west line a distance of 400 feet, more or less to a point; thence west and parallel with the north line 200 feet, more or less, to a point in the west line of said Lot 3, thence north along the west line a distance of 400 feet more or less to the place of beginning.

     52. Lot numbered Four (4) in Garden Park Addition, the plat of which appears of record in Plat Book 13, page 91 thereof in the Office of the Recorder of Marion County, Indiana.

     Northwest  Substation.   Four  10,000  KVA  132,000  volt  to  33,000  volt
transformers, located on land described in Parcel 53, as follows:

     53. Part of the southeast Quarter of Section 20, Township 16 North, Range 3 East, described as follows:

     Beginning at the southwest corner of said quarter and running north with the west line thereof 664 feet, thence east parallel to the south line of said Quarter 645 feet to the center of Little Eagle Creek, thence with the center of said Creek with the meanderings thereof south 3 degrees west 269 feet; thence south 26 1/2 degrees east 117 feet, thence south 3/4 degrees east 174 feet, thence south 43 degrees west 161 feet to the south line of said Quarter Section, thence west 582 feet to the beginning, containing 10 acres, except the following part thereof:

     Beginning on the south line of said Quarter Section at a point 304.15 feet east of the south west corner thereof, and running east along the south line of said Quarter Section 100 feet to a point; thence north parallel to the west line of said Quarter Section 261 feet to a point; thence west parallel to the south line of said Quarter Section 100 feet; thence south 261 feet to the place of beginning, containing 60/100 of an acre, more or less.

                            DISTRIBUTION SUBSTATIONS

     13th Street Substation. One 2,000 KVA 33,000 volt to 4,000 volt phase transformer, located on land described in Parcel 54, as follows:

     54. Part of Lots 55 and 56 in E.T.  Fletcher's  Subdivision  of Lots to 23,
both inclusive, of E.T. and S.K. Fletcher's Addition to the City of Indianapolis, the plat of which Subdivision is recorded in Plat Book 3, page 123, in the office of the Recorder of Marion County, Indiana; which part of said lots is described as follows: Beginning at the southwest corner of said Lot 55; thence east along the north line of 13th Street 68 feet to a point; thence north parallel to the west line of Columbia Avenue 60 feet to a point in said Lot 56; thence west parallel with the north line of 13th Street 68 feet to the west line of Lot 56; thence south parallel to the west line of Columbia Avenue along the west line of Lots 56 and 55, sixty feet to the place of beginning.

     Martindale   Substation.   Four  2,500  KVA  33,000   volt  to  4,000  volt
transformers, located on land described in Parcels 55 and 56, as follows:

     55. Lot No. 15 in Block No. 4 in Bruce Baker Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 6 at page 122, in the office of the Recorder of Marion County, Indiana.

     56. Lot No. 16 in Block No. 4 in Bruce Baker Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 6 at page 122, the office of the Recorder of Marion County, Indiana.

     Broadripple   Substation.   Four  1667  KVA  33,000   volt  to  4,000  volt
transformers, located on land described in Parcel 57, as follows:

     57. Lots Ninety-Seven (97), Ninety-Eight (98) and Ninety-Nine (99) in Bellaire, an Addition to the City of Indianapolis, Marion County, Indiana, as the plat of said addition is recorded in Plat Book 17 at page 141 in the office of the Recorder of Marion County, Indiana.

     61st  Street   Substation.   One  2,000  KVA  33,000  volt  to  4,000  volt
transformer, located on land described in Parcel 58, as follows:

     58. Part of the northwest quarter of Section 6, Township 16 North, Range 4 East, described as follows: Beginning at a point which is 530.86 feet east of the west line and 1180.13 feet north of the south line of said quarter section, said point being also the southeast corner of 61st Street and Marion Street in the City of Indianapolis; thence south on and along the east line of Marion Street 58.21 feet to a point; thence east parallel with the south line of 61st Street, 148 feet to a point, thence north parallel with the east line of Marion Street 58.21 feet to a point in the south line of 61st Street; thence west on and along the south line of 61st Street, 148 feet to the place of beginning.

     Brightwood   Substation.   Four  2,500  KVA  33,000   volt  to  4,000  volt
transformers, located on land described in Parcel 59, as follows:

     59. Lots Seven (7), Eight (8), Nine (9), and Ten (10) all in the Subdivision made by John Campbell and Sadie E. Campbell of Lot or Block Sixteen
(16) in Hutchings and Darnell's Brookside Addition to the City of Indianapolis; the plat of said Campbell's Subdivision appearing of record in the office of the Recorder of Marion County, Indiana, in Plat Book 7 at page 49 thereof.

     10th and Emerson Substation. One 3,125 KVA 33,000 volt to 4,000 volt transformers, located on land described in Parcel 60, as follows:

     60. The North Half of Lot Three (3) in Emerson Highlands, Second Section, an Addition to the City of Indianapolis, as per plat thereof recorded in Plat Book 21 page 104 in the office of the Recorder of Marion County, Indiana.

     English Avenue Substation. Four 2,500 KVA 33,000 volt to 4,000 volt transformers located on land described in Parcel 61, as follows:

     61. Part of the south west 1/4 of Section 8, Township 15 North, Range 4 East, being a part of Block 1 of Canby Park, the plat of which is recorded in Plat Book 14, page 190, in the office of the Recorder of Marion County, Indiana, being more particularly described as follows:

     Beginning on the north line of said 1/4 section, at a point 406.70 feet west of the north east corner thereof; thence west along the north line of said Quarter Section 110.00 feet; thence south at right angles to the north line of said Quarter Section, 145.00 feet to the north line of Southeastern Avenue; thence south east along the north line of Southeastern Avenue 114.98 feet; thence north on a line at right angles to the north line of said Quarter Section
177.88 feet to the place of beginning.

     Beech  Grove  Substation.   Pour  1,000  KVA  33,000  volt  to  4,000  volt
transformers, located on land described in Parcel 62, as follows:

     62. Part .of the Northeast quarter of Section Twenty-Nine (29), Township Fifteen (15) North, Range Four (4) East, described as follows, to wit: Beginning at a point three hundred forty-six and eighty-hundredths (346.80) feet east of the northwest corner of said quarter section; running thence east along the north line of said quarter section one hundred and fifty (150) feet to a point; thence south and parallel to the east line of said quarter section three hundred thirty-five and eighty- hundredths (335.80) feet to a point; thence west and parallel to the north line of said quarter section one hundred and fifty feet
(150) to a point; said point being three hundred forty-seven and six hundredths (347.06) feet east of the west line of said quarter section; thence north and parallel to the east line of said quarter section three hundred thirty-five and eighty hundredths (335.80) feet to the place of beginning, containing one and sixteen hundredths (1.16) acres more or less.

     Virginia Avenue Substation. Six 2,000 KVA 33,000 volt to 4,000 volt transformers, located on land described in Parcel 63, as follows:

     63. Part of Lot 5 in O'Neal and Wingate's Subdivision of Square 101 of the Donation Lands of the Town, now City, of Indianapolis, the plat of which subdivision is recorded in Plat Book 2, page 14, in the office of the Recorder of Marion County, Indiana, described as follows: Beginning at the northwest corner of said Lot 5 on Virginia Avenue; running thence east 45 degrees north 48 feet, thence eastwardly to East Street to a point 18 feet north of the southeast corner of Lot 5; thence 18 feet south to the southeast corner of said Lot 5; thence along the south line of said Lot 5 according to said recorded plat, to Virginia Avenue; thence north 45 degrees west 26 feet to the place of beginning.

     West Indianapolis Substation. Four 1,667 EVA 33,000 volt to 4,000 volt transformers, located on land described in Parcel 64, as follows:

     64. Lots One (1), Two (2) and Three (3) and part of a vacated alley lying immediately south of Lot Three (3) in Moudy's West Indianapolis Addition to the City of Indianapolis, Indiana, reference being made to the plat thereof as recorded in Plat Book 11, page 77, in the office of the Recorder of Marion County, Indiana; excepting a strip of ground two (2) feet of equal width off of the entire west side of said Lot Three (3), and said two (2) foot strip shall extend across that portion of said vacated alley lying immediately south of said Lot Three (3) to its intersection with the north line of the right of way of the Indianapolis and Vincennes Railroad; more particularly described as follows, to wit: Beginning at the northeast corner of said Lot One (1), running thence west upon and along the north line of said Lots One (1), Two (2) and Three (3), one hundred eighteen (118) feet to a point two (2) feet east of the northwest corner of said Lot Three (3); thence south upon and along a line parallel to the west line of said Lot Three (3) and extended through a vacated alley one hundred seventy-eight and forty-six hundredths (178.46) feet to the north line of the right of way of said Indianapolis and Vincennes Railroad Company; thence northeastwardly upon and along the north line of said right of way one hundred seventy-six and six-tenths (176.6) feet to the southeast corner of said Lot One
(1); thence north upon and along the east line of said Lot One (1) fifty-one and seven-tenths (51.7) feet to the place of beginning.

     East Ohio Street Substation. Seven 1667 KVA 33,000 volt to 4,000 volt transformers, located on land described in Parcel 65, as follows:

     65. The east half of lot numbered Six (6) in Hervey Bates' Subdivision of Out Lot Fifty- Nine (59) of the Donation Lands to the City of Indianapolis, the plat of which is recorded in Land Record 5, page 63, in the office of the Recorder of Marion County, Indiana, except that part of said east half of said Lot 6 taken for the opening and widening of Wabash Alley (now Wabash Street) by proceedings as shown in Land Record "S", page 64.

     Main Street (Speedway City) Substation. One 3900 KVA 33,000 to 4,000 volt transformer, located on land described in Parcel 66, as follows:

     66. Lots numbered 79 and 80 in Speedway City, an addition to the City of Indianapolis, now in the Town of Speedway, Marion County, Indiana, as per plat thereof, recorded in Plat Book 17, page 2 in the office of the Recorder of Marion County, Indiana.

     Tibbs  Avenue  Substation.   Four  1667  KVA  33,000  volt  to  4,000  volt
transformers, located on land described in Parcel 67, as follows:

     67. Lots Six (6) and Seven (7) in Andorra Park, an Addition to the City of Indianapolis, Marion County, Indiana, and a subdivision of part of the southeast quarter of Section Thirty-two (32), Township Sixteen (16) North, Range Three (3) East, the plat of which is of record Ln the Recorder's Office of Marion County, Indiana, in Plat Book Eighteen (18) at page 126.

     R.C.A. Substation. One 3,900 KVA 33,000 to 4,000 volt transformer and three 200 KVA 33,000 to 4,000 volt transformers, located on Land described in Parcel 68, as follows:

     68. 9 feet off of the entire West side of Lot 68 and 26 feet off of the entire East side of Lot 69, except that part of said lots taken for the opening and widening of Michigan Street, all in John W. Hollands Subdivision of Lots 21, 22, 23 in Robson and Voorhees addition to the City of Indianapolis, as per plat thereof, recorded in Plat Book 6, page 46 in the office of the Recorder of Marion County, Indiana.

     49th Street Substation. One 3,900 KVA 33,000 to 4,000 volt transformer, located on land described in Parcel 69, as follows:

     69. Part of Lot 26 in Arthur V. Brown's East Meridian Heights, an addition to the City of Indianapolis, as per plat thereof, recorded in Plat Book 13, page 103 in the office of the Recorder of Marion County, Indiana, more particularly described as follows, to-wit:

     Beginning on the East line of said Lot 26 at a point 24.9 feet South of the Northeast corner of said lot; running South on and along said East line of said Lot 26, a distance of 45 feet to a point; thence West parallel to the North line of said quarter quarter section 20 feet to a point; thence North parallel to the East line of said Lot 26, 45 feet to a point; thence East parallel to the North line of said quarter quarter section 20 feet to the place of beginning, on the East line of said Lot 26, together with perpetual easements and rights-of-way appertaining thereto.

                             INDUSTRIAL SUBSTATIONS.


     Fairmount Glass Co. Substation. Three 500 KVA 33,000 volt to 4,000 volt transformers. Substation equipment owned by the Company.

     Chapman-Price Steel Co. Substation. Three 1,000 KVA 33,000 volt to 4,000 volt transformers. Substation equipment owned by the Company.

     American Aggregates Co. Substation. Three 667 KVA 33,000 volt to 4,000 volt transformers. Substation equipment owned by the Company.

     Link-Belt, Dodge Plant Substation. Three 667 KVA 33,000 volt to 4,000 volt transformers. Substation equipment owned by the Company.

     Link-Belt, Belmont Plant Substation. Four 1,000 KVA 33,000 volt to 4,000 volt transformers. Substation equipment and land owned by the Company, on land described in Parcel 70, as follows:

     70. Part of Lots Twenty-five (25), Twenty-six (26) and Twenty-seven (27) in Dietz's Haughville Subdivision now a part of the City of Indianapolis, being a subdivision of the south part of Block 15 and Lots 23, 24, 25, 26, 27, and 28 in Germania Building and Loan Association No. 2 Subdivision of Block 7 in Holmes West End Addition, the plat of Dietz's Haughville Subdivision is recorded in Plat Book 10, page 112 in the office of the Recorder of Marion County, more particularly described as follows:

     Beginning at a point on the north line of said Lot 25, 64.1 feet east of the northwest corner of said lot; running thence south 105 feet to a point in the south line of said lot 27, 66.32 feet east of the southwest corner of said lot 27; running thence east on the south line of said lot 27, 37 feet to a point; thence running north 105 feet to a point in the north line of said lot 25, 101.1 feet east of the northwest corner of said lot 25; thence west on the north line of said lot 25, 37 feet to the place of beginning.

     Electric Steel Company Substation. Three 500 KVA 33,000 volt to 4,000 volt transformers. Substation equipment owned by the Company.

                      A.C. to D.C. CONVERSION SUBSTATIONS.


     Substation No. 1. Three motor generators with an aggregate capacity of 3,850 KW. Also a 36,000 ampere hour storage battery. Located on land hereinafter described as leased Parcel C.

     Substation No. 2. Two motor generators with an aggregate capacity of 2,250 KW. Located on land described in Parcel 71, as follows:

     71. A part of Lot Four (4) in square thirty-five (35) of the Donation Lands of the Town, now City, of Indianapolis, described as follows: Beginning on the east line of said Lot at a point thirty (30) feet south of the northeast corner thereof; thence south along the said east line thirty-two (32) feet and six (6) inches to a point; thence west parallel with the north line of said lot one hundred and ninety-five (195) feet more or less, to an alley; thence north thirty-two (32) feet six (6) inches to a point; thence east parallel with the north line of said lot one hundred ninety-five (195) feet to the place of beginning.

     Substation No. 3. Two motor generators with an aggregate capacity of 2,000 KW. Also a 27,600 ampere hour storage battery. Located on land described in Parcel 72, as follows:

     72. Lot five (5) in Hervey Bates' Subdivision of Out Lot fifty-nine (59) in the City of Indianapolis, according to the plat of said subdivision recorded in Deed Record "S" at page 64 in the office of the Recorder of Marion County, Indiana.

     Substation No. 4. Two motor generators with an aggregate capacity of 2,000 KW. Also a 36,000 ampere hour storage battery. Located on land described in Parcel 73.

     73. Lot 8 in Blake's Subdivision of Square 96 in the City of Indianapolis, as per plat thereof, recorded in Plat Book 1, pages 89 and 90 in the office of the Recorder of Marion County, Indiana.

     Substation No. 5. Contains two motor generators with an aggregate capacity of 2,400 KW. Located within C.C. Perry Plant, Section K, on land hereinbefore described in Parcel 27.

     Substation No. 6. Contains two motor generators with an aggregate capacity of 2,200 KW. Located on land hereinafter described as leased Parcel A.

                      GROUP THREE--TRANSMISSION LINE SITES.

     The Company owns sites for use in connection with its transmission lines, which sites are located on lands described in Parcels 74 to 87 both inclusive, as follows:

     74. A parcel of ground in the South 1/2 of the Northwest 1/4 of Section numbered 5 in Township 15 North, of Range 3 East of the Second Principal Meridian, same being a portion of Lot numbered 8 in the Subdivision of said half quarter Section aforesaid made by Commissioners of the estate of Zadock Tomlinson, deceased, the plat of which appears of record in Land Record ZZ at page 147 thereof, in the office of the Recorder of Marion County, Indiana, such portion of said Lot numbered Eight (8) being more particularly described as follows:

     Beginning in the center line of Michigan Street at a point distant 736.32 feet north of the south line of said Lot 8, and 235.88 feet west of the east line of said Lot 8, thence east along and with the center line of Michigan Street, 117.94 feet to a point; thence south 367.88 feet to a point distant
118.39 feet, west of the east line of said Lot 8; thence west, 118.39 feet, to a point distant 368.16 feet north of the south line of said Lot 8; thence north
368.18 feet to the place of beginning, containing one acre, more or less.

     75. Lot Four (4) in Emblegarde, being a Subdivision of the south half of the Northeast Quarter of Section 14, Township 17 North, Range 3 East, in Marion County, State of Indiana, as per plat thereof, recorded in Plat Book 15, page 176, in the Office of the Recorder of Marion County, Indiana.

     76. Part of the northeast1/4of Section 23, Township 16 North, Range 4 East, described as follows:

     Beginning at a point in the north line of said quarter section 1200 links west of the northeast corner thereof, running thence west along said north line 228 links to the center of the Indianapolis and Lanesville Free Gravel Road known as the Pendleton Pike; thence west 31 1/2 degrees south with the center line of said Pike 109 links; thence south parallel with the east line of said section 948 links to a point which is the southeast corner of the 4-acre tract of land heretofore conveyed by Hiram J. Glass to Harvey N. Gilbert; thence east parallel with the north line of said section 309 links; thence north parallel with the east line of said section 1000 links to the place of beginning, containing 3 1/2 acres, more or less.

     77. Part of the east half of the southeast 1/4 of Section 2, Township 15 North, Range 4 East, further described as follows, to-wit:

     Beginning in the center of the National Road at a point 194.1 feet east, measured in said center line from the west line of said east 1/2 of the southeast 1/4 of Section 2, and running thence south parallel with the west line of said half quarter section 1000.65 feet to a point on the north line of the right of way of the Pittsburgh, Cincinnati, Chicago & St. Louis Railway, formerly the Indiana Central Railroad; thence east along said north line of said right of way 156.9 feet; thence north on a line parallel with the west line of said half quarter section 1000.50 feet to a point in said center line of said National Road; thence west along said center line of said National Road 156.9 feet to the place of beginning, containing 3.61 acres, more or less.

     78. Lot 40 in Exeter Park, being a subdivision of part of the northeast quarter of Section 36, Township 17 North, Range 3 East, in Marion County, Indiana, as per plat thereof, recorded in Plat Book 14, page 21 in the office of the Recorder of Marion County, Indiana.

     79. Lot 7 in DeVor's North Meridian Street Addition in Marion County, Indiana, as per plat thereof, recorded in Plat Book 16, page 125, in the office of the Recorder of Marion County, Indiana.

     80. Lot 20 in DeVor's North Meridian Street Addition in Marion County, Indiana, as per plat thereof, recorded in Plat Book 16, page 125, in the Office of the Recorder of Marion County, Indiana.

     81. Lot 7 in Emblegarde, being a Subdivision of the south half of the northeast quarter of Section 14, Township 17 North, Range 3 East, in Marion County, Indiana, as per plat thereof, recorded in Plat Book 15, page 176, in the Office of the Recorder of Marion County, Indiana.

     82. Lot 41 in Exeter Park, being a Subdivision of part of the North East Quarter of Section 36, Township 17 North, Range 3 East, as per plat thereof, in Plat Book 14, page 21.

     83. Lot One (1) in Exeter Park, the plat of which appears of record in the Office of the Recorder of Marion County, Indiana, Plat Book 14, page 21.

     84. Part of the north 1/2 of the northwest 1/4 of Section 8, Township 16 North, Range 3 East, of the Second Principal Meridian in Marion County, Indiana, described as follows: Beginning at a point on the north line of said Section 2795.2 feet west of the north east corner of said Section, thence south along the west line of the right of way of the C.C.C. and St. L. Railway 590.8 feet to a point, thence south 89 degrees 47' west 100 feet to a point, thence north parallel with the west line of the C.C.C. & St. L. Railway to the North line of said Section, thence east along the north line of said Section 100 feet to the place of beginning.

     85. Lots number One (1), Two (2), Three (3), Four (4) and Five (5) in Block lettered Z, in Augusta Heights, First Section, the plat of which is recorded in Plat Book 20, page 5, in the office of the Recorder of Marion County, Indiana.

     86. Lots Numbered Thirteen (13) and Fourteen (14) in Block AA and Lot Numbered Thirteen (13) in Block CC, in Augusta Park, Third Section, an Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 24, page 132, in the office of the Recorder of Marion County, Indiana.

     87. A part of the Northeast Quarter of Section 8, Township 15 North, Range 3 East, more particularly described as follows, to-wit: Beginning at a stone at the Northwest corner of the Northeast Quarter of Section 8, Township 15 North, Range 3 East; thence East along the North line of said Section 271.26 feet; thence South parallel with the West line of the Northeast Quarter of said
Section 8, 1346.4 feet to the center of the National Road; thence Northeastwardly along said center line Seventeen hundred thirty-nine and seventy-six hundredths feet; thence North 52 degrees 30' West 47.69 feet to the North line of said National Road, the initial point of beginning; running thence North 52 degrees 30' West along the East line of said land 760 feet to the South right-of-way line of the Indianapolis & Western Railway (Danville Division of the T.H.I.& E. Traction Company); thence westwardly along said South right-of-way line, 28.3 feet; thence South 52 degrees 30' East 245.2 feet; thence South 36 degrees East 352.8 feet; thence South 7 degrees 48' East 2 feet to the North line of the Rockville Road; thence Southeasterly along the North line of said road 220 feet to the North line of the National Road; thence Northeasterly along the North line of said road 9 feet to the place of beginning, containing .80 acres more or less.

                       GROUP FOUR--MISCELLANEOUS PROPERTY

     The Company owns buildings providing facilities for garage, general storeroom, maintenance shops, engineering, service, meter and operating departments, and a central heating plant, together with pole storage yard and a Company filling station, all located on land described in Parcel 88, as follows:

     88. A part of the southeast quarter of Section Ten (10) and part of the southwest quarter of Section Eleven (11), all in Township Fifteen (15) North; Range Three (3) East, described as follows: Beginning on the north line of Morris Street at a point twenty-seven and three-tenths (27.3) feet east of the southeast corner of Lot "K" in McCarty's 5th West Side Addition, and running east with the north line of Morris Street four hundred ninety-four (494) feet to the west line of the right of way of the Indianapolis and Vincennes Railroad Company (such right of way was conveyed to said railroad by two certain deeds, the one executed by Nicholas McCarty et al. by deed dated September 14, 1876, and recorded in the Recorder's Office of Marion County in Land Record 4, page 233, and the other by Henry Day, Guardian, by deed dated December 23, 1876, and recorded in the same volume at page 231); thence northeastwardly with said right of way line sixteen hundred and sixty-seven (1667) feet to the south line of Ray Street (formerly Woodburn Avenue); thence west with the south line of said street four hundred ninety-four (494) feet; thence southwestwardly parallel to said railroad sixteen hundred sixty-seven (1,667) feet to the place of beginning; containing thirteen and eighty-five hundreds (13.85) acres, one and one-third (11/3) acres of which are in said Section Eleven (11).

     A warehouse used for storing steam heat service supplies is located on land described in Parcel 89, as follows:

     89. Sixty-five (65) feet off the entire north end of Lot Eight (8) in Square Sixty-Six (66) in the City of Indianapolis, ten (10) feet off the entire south end of said described portion of said Lot Eight (8) to be used with ten
(10) feet off the north end of the balance of said lot for the purpose of light for both properties in accordance with the provisions made in the deed of September 26, 1899, from Julius A. Hanson and wife to William J. Richards, recorded in Town Lot Record 319, page 465, in the office of the Recorder of Marion County, Indiana.

     The Company leases to various tenants floor space in buildings on land described in Parcels 90 and 91, as follows:

     90. Lots One (1), Two (2), Three (3), Four (4) and Five (5) and also a strip of ground ten (10) feet wide, being vacated alley north of and adjoining said Lot Five (5) (except that part conveyed to the Pittsburgh, Cincinnati, Chicago, and St. Louis Railroad Company, by deed dated February 16, 1926, and recorded July 20, 1926, in Town Lot Record 769, page 419, Instrument No. 28532) all in Wilson's Addition, being a subdivision of Lots Twenty-Nine (29), Thirty
(30), and Thirty-One (31) in Allen, Johnson and Wilson's Addition to the City of Indianapolis, as per plat thereof recorded in Plat Book 10, page 147, in the office of the Recorder of Marion County, Indiana.

     91. Lots Thirty-Two (32),  Thirty-Three (33), Thirty-Four (34), Thirty-Five
(35), Thirty- Six (36), Thirty-Seven (37), Thirty-Eight (38), Thirty-Nine (39), and Forty (40), (except fifteen (15) feet off of the south ends of said lots, also except that part conveyed to P.C.C. & St. L.R. Co. by deed dated February 16, 1926, and recorded July 20, 1926, in Town Lot Record 769, page 419,
Instrument No. 28532) in Allen, Johnson & Wilson's subdivision of out lots Seventy-Five (75) and Seventy-Six (76) of the Donation Lands of the City of Indianapolis, as per plat thereof recorded in Plat Book 4, page 238, in the office of the Recorder of Marion County, Indiana.

     A recreation center for use of the Company's employees is provided on land described in Parcel 92, as follows:

     92. Lots Sixteen (16) and Seventeen (17) and Eighteen (18) in John W. Murphy's and Elizabeth Tinker's corrected sub-division of the north part of the east half of the southwest quarter of Section 36, Township 16 North, Range 3 East, as per plat thereof recorded in Plat Book 3, page 126, in the office of the Recorder of Marion County, Indiana.

     Property formerly used but not now in use is land described in Parcels 93 and 94, as follows:

     93. Lot Numbered Twenty(20) in Block Ten (10) in North Side Addition to the City of Indianapolis, the plat of which is recorded in Plat Book 5, page 25, in the office of the Recorder of Marion County, Indiana.

     94. Lots 696 to 706, both inclusive, 788 to 800 both inclusive, 813 to 831 both inclusive, 841 to 850 both inclusive and that portion of Lots 840, 851 and 852, which was conveyed by The Beveridge Paper Company to Terre Haute, Indianapolis and Eastern Traction Company by deed dated July 13, 1910 and recorded July 18, 1910 in Town Lot Record 464 page 20, all in Stouts Tenth Street Addition, now in the City of Indianapolis, as per plat thereof, recorded in Plat Book 12, page 52, in the office of the Recorder of Marion County, Indiana.

     Also, the 12 foot alley heretofore vacated and lying between Lots 696 to 705 and Lots 788, 823 and 849; also a strip of ground of the uniform width of 25 feet lying north of and adjacent to the north side of Lot 800, being the south half of 11th Street heretofore vacated;

     Also all that part of Cable Street, heretofore vacated lying between Lots 703, 788 to 799 inclusive and Lots 702 and 813 to 823 inclusive;

     Also a strip of ground of the uniform width of 25 feet lying east of and adjacent to the east end of Lot 800 being a part of the west half of Cable Street, heretofore vacated; all of Torbet Street, heretofore vacated; also all the 12 foot alley heretofore vacated lying between Lots 813 to 823 inclusive, and Lots 849, 824 to 831 both inclusive; also all of Minkner Street heretofore vacated lying between Lots 824 to 831 inclusive and Lots 841 to 848 inclusive; also, all the 12 foot alley heretofore vacated lying between Lots 841 to 848 inclusive and Lot 850; also a strip of ground of the uniform width of 7 1/2 feet lying north of and adjacent to the north sides of Lots 813, 831, 841 and 850, being the south half of an alley heretofore vacated; Also, a part of the north half of the last above described vacated alley being 7 1/2 feet, lying south of all of Lot 851 and that portion of Lot 840 conveyed to Terre Haute, Indianapolis and Eastern Traction Company in Town Lot Record 464 page 20 as set out above.

                                    PART II.

           COAL PROPERTY IN THE COUNTY OF SULLIVAN, STATE OF INDIANA.

     All the right, title and interest of the Company in and to the coal and other minerals in and underlying the following described parcels or tracts of land situate in the County of Sullivan in the State of Indiana, together with all buildings, structures, improvements, machinery, and equipment of every description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to wit:

     All the coal and other minerals in and underlying the following described pieces, parcels or tracts of land lying and being in the County of Sullivan, State of Indiana, to-wit:

     The northwest quarter of the northwest quarter of Section Eight (8); the northeast quarter of the northwest quarter of Section Eight (8); the south half of the northwest quarter of Section Eight (8); the northeast quarter of Section Eight (8); the north half of the southeast quarter of Section Eight (8); also beginning at the northeast corner of the southwest quarter of Section Eight (8) and running thence west thirty-nine (39) chains ninety-two (92) links; thence south nine (9) chains fifty (50) links; thence east thirty-nine (39) chains ninety-two (92) links; thence north nine (9) chains and fifty (50) links to the place of beginning; all in Township Eight (8) North, Range Eight (8) West. Also the southeast quarter of the southwest quarter of Section Five (5) also the southwest quarter of the southeast quarter of Section Five (5); all in Township Eight (8) North, Range Eight (8) West. Also the northeast quarter of Section Seven (7); the northwest quarter of the southeast quarter of Section Seven (7); the southeast quarter of the northwest quarter of Section Seven (7); twelve (12) acres off of the east side of the east half of the southwest quarter of the northwest quarter of Section Seven (7); the northeast quarter of the northwest quarter of Section Seven (7), except a tract in the northwest corner thereof forty (40) rods east and west and forty-eight (48) rods north and south; all in Township Eight (8) North, Range Eight (8) West; together with the rights to mine and remove said coal and minerals, and the coal and minerals of adjacent lands, and the right of ingress and egress through and over said lands for that purpose, and the right or option to purchase certain portions of the surface of said lands as may be necessary for the construction, location and maintenance of coal mines, tipple, tracks, and buildings necessary for the operation of coal mines, and for such railroad and switches as may be necessary to connect said mines with the main line or main switch of any railroad; all as described and expressed in a certain deed bearing date the 19th date of February, 1903, executed by the Powell Coal Company to Daniel W. Marmon and Charles C. Perry and recorded in the office of the Recorder of Sullivan County, Indiana, in Deed Record 83, on page 390.

                                    PART III.

             COAL PROPERTY IN THE COUNTY OF PIKE, STATE OF INDIANA.

     All the right, title and interest of the Company in and to the coal and other minerals in and underlying the following described parcels or tracts of land situate in the County of Pike in the State of Indiana, together with all buildings, structures, improvements, machinery, and equipment of every description now or hereafter affixed thereto or stationed thereon or appertaining thereto, to wit:

     All the coal situated, lying and being in and constituting a part of following described real estate in Pike County, in the State of Indiana, to wit:

     The southeast quarter of the southwest quarter of the southwest quarter of Section Three (3), Township One (1) South, Range Nine (9) West, and also two (2) acres in the southeast quarter of the southwest quarter of said Section Three
(3) bounded as follows: Commencing at the southwest corner of said quarter quarter section and running thence north forty (40) rods, thence east eight (8) rods, thence south forty (40) rods, thence west eight (8) rods to the place of beginning.

     Also, the southwest quarter and the west half of the southeast quarter of Section Ten (10), Township One (1) South, Range Nine (9) West, except three-quarters (3/4) acre in the southeast corner of the west half of the southeast quarter of said Section Ten (10);

     Also, the west half of the southwest quarter of the northwest quarter of said Section Ten (10); the west half of the northeast quarter of the northwest quarter of said Section Ten (10); the northeast quarter of the northeast quarter of the northwest quarter of said Section Ten (10); and a part of the northwest quarter of the northeast quarter of said Section Ten (10), described as follows:
Commencing at the northwest corner of said quarter quarter section, running thence south forty (40) rods; thence east thirty (30) rods, thence north forty
(40) rods, thence west thirty (30) rods to the place of beginning; also, a part of the northwest quarter of the northwest quarter of said Section Ten (10), described as follows: Beginning at the southeast corner of said quarter quarter section, running thence north eighty (80) rods, thence west six (6) rods, thence south forty (40) rods, thence west thirty-eight (38) rods, thence south forty
(40) rods; thence east forty-four (44) rods to the place of beginning, all in Township One (1) South, Range Nine (9) West;

     Also, thirty-five (35) acres in the northwest quarter of the southwest quarter of Section Fourteen (14), Township One (1) South, Range Nine (9) West, described as follows: Commencing at the northwest corner of said quarter quarter section, running thence east seventy (70) rods, thence south eighty (80) rods, thence west seventy (70) rods, thence north eighty (80) rods to the place of beginning;

     Also, all of Section Fifteen (15), Township One (1) South, Range Nine (9) West, excepting the north half of the northeast quarter of the northeast quarter thereof; and excepting also one and one-half (1 1/2) acres in the southwest corner of the northwest quarter of the northeast quarter of said Section Fifteen
(15), described as follows: Beginning at the southwest corner of the northwest quarter of the northeast quarter of said Section Fifteen (15), running thence east sixteen (16) rods, thence north fifteen (15) rods, thence west sixteen (16) rods, thence south fifteen (15) rods to the place of beginning; and excepting, also a part of the southwest quarter of the southwest quarter of said Section Fifteen (15) described as follows: Commencing forty (40) rods east of the southwest corner of said quarter quarter section, running thence north forty
(40) rods, thence east eight (8) rods, thence south forty (40) rods, thence west eight (8) rods to the place of beginning, said exception containing two (2) acres, more or less;

     Also, all of Section  Twenty-two (22),  Township One (1) South,  Range Nine
(9) West, excepting sixteen (16) acres in the southwest corner thereof occupied by the Village of Oatsville, and excepting two (2) acres, more or less, in the southwest corner of the southeast quarter of the northeast quarter of said Section Twenty-two (22), described as follows: Commencing at the southwest corner of the southeast quarter of the northeast quarter of said Section Twenty-two (22), thence north twenty-five (25) rods, five and one-half (5 1/2) feet, thence east thirteen (13) rods, thirteen and one-half (13 1/2) feet; thence south twelve (12) rods, three and one-half (3 1/2) feet, thence west to a point ten (10) rods, fourteen and one-half (14 1/2) feet, more or less, east of the west line of the southeast quarter of the northeast quarter of said section twenty-two (22), thence south thirteen (13) rods, two (2) feet, more or less, to the south line of the northeast quarter of said section twenty- two (22), thence west ten (10) rods, fourteen and one-half (14 1/2) feet, more or less, to the place of beginning;

     Also, a part of the northwest quarter of the northwest quarter of Section Twenty-Three (23), Township One (1) South, Range Nine (9) West, described as follows: Beginning at the northwest corner of said quarter quarter section, running thence east forty-eight (48) rods, thence south eighty (80) rods, thence west forty-eight (48) rods, thence north eighty (80) rods to the place of beginning, containing twenty-four (24) acres, more or less.

     Also, the north half of the northwest quarter of Section Twenty-Seven (27), Township One (1) South, Range Nine (9) West, excepting the tract described as follows: Beginning six (6) rods east of the northwest corner of the said north half of the northwest quarter of said Section Twenty-Seven (27), running thence east to the southeast corner of Lot Four (4) in Oatsville, thence south one hundred fifty-five (155) feet, thence west to a point six (6) rods east of the west line of said quarter section, thence north one hundred fifty-five (155) feet to the place of beginning, and excepting also, the following described tract, to-wit: Beginning at a point two hundred sixty-seven (267) feet east of the northwest corner of said quarter section, running thence south one hundred forty (140) feet; thence east one hundred (100) feet, thence north one hundred forty (140) feet, thence west one hundred (100) feet to the place of beginning, and excepting also, the following described tract, to- wit: Beginning thirteen
(13) rods, nine and one-half (9 1/2) feet east of the northwest corner of said quarter section, thence south one hundred fifty (150) feet, thence east fifty
(50) feet, thence north one hundred fifty (150) feet, thence west fifty (50) feet to the place of beginning.

     Together with the right to mine and remove the same and for the purpose of determining the presence and value of such coal, the right in said Indianapolis Power & Light Company, its successors and assigns, to enter upon said premises with such machinery and appliances as may be necessary for the purpose of exploring and testing same by drilling or otherwise;

     Also the following rights,  privileges,  franchises and easements,  to-wit:
The right to enter upon such lands and sink such shafts for hoisting coal, supply of air, discharge of water or escape as may be necessary for the best operation of a coal mine; also the right to the use of so much of the surface of said land as may be required for the location and construction of tipples and appurtenant buildings and the deposit and storage of refuse and other materials; also the right to locate, construct and operate a railroad switch, track or tracks, over or across such premises, together with a right of way and easement for same;

     Also the right of way and easement for a practical wagon road and the use of the same to and from such mine and its appurtenances; also the easement and right to convey away, over and across said premises, in the natural courses of drainage, any water that may be produced by the process of mining and removing the underlying coal;

     Also the right and easement that the said Indianapolis Power & Light Company, its successors and assigns, are, under no circumstances, to be held responsible for any damage that may accrue to the surface of said land from subsidence, or otherwise, by reason of the mining and removing of the coal underlying the same;

     Also, all the right, title and interest of Pike County Coal Corporation in and to the real estate hereinabove described, and all the title, interests, rights, easements, privileges, rights of way and franchises of said Pike County Coal Corporation in, upon, under and appurtenant to said real estate, and including all the rights, privileges, easements, rights of way, licenses and franchises of said Pike County Coal Corporation in, and upon the surface of said real estate.

     Also, a perpetual right of way and easement for a railroad switch, track or tracks, from the lands hereinabove described eastwardly towards the lines and tracks of the New York Central Railroad Company, sometimes known as the lines and tracks of the Evansville, Indianapolis and Terre Haute Railroad Company, for the proper and convenient operation of a coal mine or mines in or on the real estate hereinbefore described, upon, over and across the following described real estate in said Pike County, to-wit:

     The south half (1/2) of the northwest quarter (1/4); the west half (1/2) of the northeast quarter (1/4); the northeast quarter (1/4) of the northeast quarter (1/4); the west half (1/2) of the southeast quarter (1/4);

     A part of the northeast quarter (1/4) of the southeast quarter (1/4), described as follows: Commencing at the southeast corner of said quarter (1/4) quarter (1/4) section, running west eighty (80) rods; thence north sixty (60) rods; thence east eighty (80) rods; thence south sixty (60) rods to the place of beginning;

     A part of the northeast quarter (1/4) of the southwest quarter (1/4), described as follows: Commencing at the center of said Section Twenty-Seven
(27), running thence west eighty (80) rods; thence south sixty (60) rods; thence east eighty (80) rods; thence north sixty (60) rods to the place of beginning;

     Also, eighteen (18) acres in the form of a parallelogram taken off the north side of the northwest quarter (1/4) of the southwest quarter (1/4), all in Section Twenty-Seven (27), Township One (1) South, Range Nine (9) West, together with the right, privilege and authority in and to said Indianapolis Power & Light Company, its grantees, successors and assigns, to construct, reconstruct, repair, operate, maintain and remove such railway switch track or tracks, and all necessary culverts, bridges, grades, fills and cuts and all necessary abutments, piers, structures, towers, poles, signals, wires, cables, telephone and/or telegraph or other communication systems, plants, devices, equipment and appliances, and all other appliances or fixtures for the proper operation and maintenance of such railway switch track or tracks;

     Also, the right and easement to connect with and use any railroad track or switch that may be constructed or acquired by any subsequent purchaser or purchasers from said Receiver of any remaining part or parts of the coal lands of said Pike County Coal Corporation not conveyed by said Receiver to said
Indianapolis  Power & Light  Company  from,  upon  and  across  any part of said
Section 27, outward to the main line of any railroad common carrier, subject to and conditioned upon an agreement for an equitable distribution of the cost of maintenance and operation of such switch or track, including an equitable allocation of the capital cost.

                                    PART IV.

                                   LEASEHOLDS.

     The following described leases with respect to the following described parcels or tracts of land situate in the County of Marion in the State of Indiana, together with all the right, title, and interest of the Company, now owned or hereafter acquired, in and to any and all of said parcels and tracts of land and all the buildings, structures, improvements, machinery and equipment of every description now or hereafter stationed thereon, affixed thereto, or in any way appertaining thereto, to-wit:

                                LEASED PARCEL A.

                                Substation No. 6.

     That certain lease dated August 29, 1919, between Thomas A. Wynne (his wife Minnie W. Wynne joining) as lessor and Indianapolis Light and Heat Company as lessee, recorded September 5, 1919, in Miscellaneous Record 107 at page 375 in the Recorder's Office of Marion County, Indiana, whereby the lessor demised to the lessee, its successors and assigns, for a period of ninety- nine years from August 29, 1919, the following described property:

          A part of the Northeast Half of Square One Hundred and One (101) in the City of Indianapolis, described as follows:

          Beginning on the east line of said Square at a point 205 feet 2 1/2 inches south of the northeast corner thereof and running north with the east line of said Square and the west line of East Street 32 feet; thence west 108.7 feet; thence south 45 degrees west at right angles to Virginia Avenue 53.9 feet to Virginia Avenue; thence south 45 degrees east along Virginia Avenue 36.1 feet; thence north 45 degrees east 48 feet; thence eastwardly 87 feet 8 inches to the place of beginning.


                                LEASED PARCEL C.

                  Former Office Building and Substation No. 1.

     That certain lease dated September 30, 1922, between Charles C. Perry and wife and Elizabeth C. Marmon, as lessors, and Indianapolis Light and Heat Company, as lessee, recorded October 25, 1924, in Miscellaneous Record 153 at page 270 in the Recorder's office of Marion County, Indiana, whereby the lessors demised to the lessee, its successors and assigns, for a period of ninety-nine years from October 1, 1922, the following described property:

          The northwest one-half (1/2) of Lot Thirteen (13) in Square Fifty-Five
     (55) in the City of Indianapolis, said premises being known as numbers forty-six (46) and forty-eight (48) on Monument Circle.

                                LEASED PARCEL D.

                   Coal Storage--C.C. Perry Plant, Section W.

     That certain lease dated May 6, 1936, between Indianapolis Water Company, lessor, and Indianapolis Power & Light Company, lessee, for a term of five years beginning May 1, 1936, covering the two certain tracts of land in Marion County, Indiana, particularly described as follows, viz:

                                   TRACT NO. 1

          Beginning on the south line of Market Street in the City of Indianapolis, at its intersection with the east line of Geisendorf Street, thence southwardly with said east line of Geisendorf Street, making an interior angle of 87 degrees 46' with said south line of Market Street Two Hundred Fourteen and Forty-five Hundredths (214.45) feet to the north line of Washington Avenue, thence eastwardly with the said north line of Washington Avenue, making an interior angle of 100 degrees 04' Sixty-seven and Sixty-two Hundredths (67.62) feet to the west property line of the Merchants Heat and Light Company, thence north with said property line, making an interior angle of 82 degrees 10' with said north line of Washington Avenue, Two Hundred Twenty-three and Thirty Hundredths (223.30) feet to the south line of Market Street, thence west at right angles to said property line, 75.38 feet to the place of beginning, containing 15,555 square feet.


                                   TRACT NO. 2

          Beginning at the northeast corner of Market and Geisendorf Streets in the City of Indianapolis, Marion County, Indiana; thence south 85 degrees 35' east, two hundred thirty-two and two hundredths (232.02) feet to a point seven (7) feet west of the center line of the Cleveland, Cincinnati, Chicago and St. Louis Railway Company's switch track lying west of the forebay; thence north 2 degrees 02' 30" west, ninety and seventy-seven hundredths (90.77) feet to a point seven (7) feet west of the center line of said switch; thence north 3 degrees 53' west fifty and thirteen hundredths (50.13) feet to a point seven (7) feet west of the center line of said switch; thence north 10 degrees 08' west, fifty (50) feet to a point seven (7) feet west of the center line of said switch; thence north 19 degrees 15' west forty-four and fifty hundredths (44.50) feet to a point seven (7) feet west of the center line of said switch; thence north 88 degrees 56' west one hundred ninety-one and ten hundredths (191.10) feet to the east line of Geisendorf Street; thence south 2 degrees 32 1/2' west with the said east line of Geisendorf Street to the place of beginning.

          Also that tract of land lying north of and adjacent to the above described tract of land, bounded on the north and east by a line seven (7) feet southwestwardly from and parallel with the center line of the above mentioned switch track, and the center line of the "Horn Switch", so called, to a point in the east line of Geisendorf Street, bounded on the west by the east line of Geisendorf Street, and on the south by the north line of the first described tract.

                                LEASED PARCEL E.

                               Coal Supply Switch.

     That certain lease dated May 1, 1936, between Indianapolis Water Company, lessor, and Indianapolis Power & Light Company, lessee, for a term of five years beginning May 1, 1936, covering railroad track or switch serving lessee's C.C. Perry Plant, Section W.

                                LEASED PARCEL F.

                            Present Office Building.

     That certain sublease dated February 19, 1936, from Electric Building Company, Inc. to Indianapolis Power & Light Company, recorded February 29, 1936, in Miscellaneous Record 268, page 310, in the Recorder's office of Marion County, Indiana, whereby said Electric Building Company, Inc., sublet to said Indianapolis Power & Light Company, for a term of twenty years from September 1, 1935, portions of the building known as the Electric Building, being situated on the southeast corner of Meridian Street and Monument Place, being 17 North Meridian street, on the following described property:

          Lot Fourteen (14) in Square Fifty-six (56) of the Donation Lands of the Town, now City, of Indianapolis.

                                     PART V.

                         Electric Distributing Systems.

     All of the electric distributing systems now owned by the Company and located in the City of Indianapolis and elsewhere in the County of Marion, State of Indiana, and also in the Counties of Boone, Hamilton, Hancock, Hendricks, and Johnson, State of Indiana; and also any and all other electric distributing systems now owned or which may hereafter be constructed or acquired by the Company, wheresoever situated, and any additions to or extensions of any such present or future plants and systems, together with the buildings, erections, structures, transmission lines, power stations, sub-stations, engines, boilers, condensers, pumps, turbines, machinery, tools, conduits, manholes, insulators, dynamos, motors, lamps, cables, wires, poles, towers, cross-arms, piers, abutments, switchboard equipment, meters, appliances, instruments, apparatus, appurtenances, maps, records, ledgers, easements, contracts, permits, facilities and other property or equipment used or provided for use in connection with the construction, maintenance, repair and operation thereof, both that now owned and that which may hereafter be acquired by the Company; together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits, and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems now owned or hereafter constructed or acquired; and including, without limitation of the foregoing, the 132,000 volt electric transmission line approximately 46.9 tower miles or 55.9 circuit miles, on steel towers, forming a loop circuit completely surrounding the City of Indianapolis; also four 33,000 volt power loops, one in each quadrant of the City of Indianapolis, aggregating approximately 94 wood pole miles or 98.2 circuit miles; also the entire 4,000 volt and lower distribution system consisting of approximately 1,967 wood pole miles or 2,844 circuit miles of overhead lines; also the entire street lighting equipment and underground A.C. and D.C. system.

                                    PART VI.

                    STEAM AND HOT WATER DISTRIBUTING SYSTEMS.

     All the steam and hot water distributing systems now owned by the Company and located in the City of Indianapolis, Marion County, Indiana, and also any and all other steam or hot water distributing systems hereafter constructed or acquired by the Company, wheresoever situated, and any additions to or extensions of such present or future systems; together with the building, erections, structures, boilers, heaters, engines, tanks, pipe lines, mains, connections, service pipes, meters, tools, instruments, appliances, apparatus, facilities, machinery and other property and equipment used or provided for use in the construction, maintenance, repair and operation thereof, both that now owned and that which may hereafter be acquired by the Company; and together also with all of the rights, privileges, rights-of-way, franchises, licenses, grants, liberties, immunities, ordinances, permits and easements of the Company in respect of the construction, maintenance, repair and operation of said plants and systems now owned or hereafter conferred or acquired; and including without limitation of the foregoing the certain hot water heating system acquired from Merchants Heat and Light Company, the certain steam heating distribution system acquired from Merchants Heat and Light Company, and the certain steam heating distribution system acquired from Indianapolis Light and Heat Company, all located in the City of Indianapolis, Marion County, Indiana.

                                    PART VII.

                      INDETERMINATE PERMITS AND FRANCHISES.

     All indeterminate permits, franchises, ordinances, licenses, and other authorizations by or from any state, county, municipality, or other governmental authority, now owned or possessed by the Company or hereafter granted to, conferred upon, or acquired by it, including particularly, but not limited to, its indeterminate permit under the Public Service Commission Act of the State of Indiana, and all Acts amendatory thereof and supplemental thereto.

     Whenever any reference is hereinabove made to any deed or deeds, conveyance or conveyances, or other documents, such reference shall in no way be in limitation of the properties granted or mortgaged herein but shall be deemed to have been inserted to aid in identifying the premises therein mentioned and described.

     All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all plants for the generation of electricity by water, steam and/or other power, power houses, telephone systems, water systems, steam heat and power plants, hot water plants, substations, transmission lines, distribution systems, bridges, culverts and tracks; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical, gas or mechanical, conduits, cables and lines; all pipes whether for water, steam heat and power, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture and chattels; all municipal franchises, indeterminate permits, and other permits; all lines for the transportation, transmission and/or distribution of electric current, steam heat and power or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds; all contracts, whether heat, light, power, water or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described or referred to;

     TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 64 hereof, hereinafter contained), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, indeterminate permits and franchises and every part and parcel thereof;

     IT IS HEREBY AGREED by the Company that all the property, rights, indeterminate permits and franchises acquired by the Company after the date hereof (except any hereinbefore or hereinafter expressly excepted) shall be as fully embraced within the lien hereof as if such property, rights, indeterminate permits and franchises were now owned by the Company and were specifically described herein and conveyed hereby;

     Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered hereunder or hereinafter covenanted so to be; and (2) the land and buildings located at 32-36 South New Jersey Street, Indianapolis, Indiana; also a tract of land (and the buildings thereon), containing 28.04 acres more or less, being a part of the west half of the northwest quarter of Section 2, Township 16 North, Range 4 East, and used as a site for radio station W.F.B.M. and (3) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; construction equipment acquired for temporary use; vehicles and automobiles; and (4) all judgments, accounts and choses-in-action, the proceeds of which the Company is not obligated as hereinafter provided to deposit with the Trustee hereunder; provided, however, that the property and rights expressly excepted from the lien and operation of this Indenture in the foregoing subdivisions (3) and (4) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property by reason of the occurrence of a completed default as defined in said Article XIV;

     TO HAVE AND TO HOLD all such properties, real, personal and mixed granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions herein specifically set forth; and

     Subject further to excepted encumbrances, as defined in Section 6 hereof, and as to any property hereafter acquired by the Company to any mortgages or other liens which may exist thereon at the date of acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of acquisition of such property;

     IN TRUST NEVERTHELESS, upon the terms and trusts herein set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder, or any of them, in accordance with the terms of this Indenture without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation or in the date of maturity thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest hereinafter set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery hereof as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date;

     PROVIDED, HOWEVER, and these presents are upon the condition that if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on the bonds, together with the premium, if any, payable on such of said bonds as may have been called for redemption prior to maturity, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee the entire amount due or to become due thereon for principal, interest and premium, if any, and if the Company shall also pay or cause to be paid all other sums payable hereunder by it, then this Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

     IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the parties hereto, that all such bonds and coupons are to be authenticated, delivered and issued and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Company, for itself and. its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds and interest coupons, or any of them, as follows:

                                   ARTICLE I.

                                  DEFINITIONS.

     SECTION 1. The terms specified in the next succeeding six Sections hereof, numbered from 2 to 7, both inclusive, shall, for all purposes of this Indenture, and of any indenture supplemental hereto, have the meanings in such Sections specified.

     SECTION 2. The term "the Company" shall mean the party of the first part hereto, INDIANAPOLIS POWER & LIGHT COMPANY, and subject to the provisions of
Article XVII hereof, shall also include its successors and assigns.

     The term "the Trustee" shall mean the party of the second part hereto, American National Bank and Trust Company of Chicago, and, subject to the provisions of Article XVIII hereof, shall also include its successors and assigns.

     The term "this Indenture" shall mean this instrument of mortgage and deed of trust, either as originally executed or as the same may from time to time be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions hereof.

     The terms "the lien hereof" and the "the lien of this Indenture" shall mean the lien created by these presents (including the after-acquired property clauses hereof) and the lien created by any subsequent conveyance or delivery to or pledge with the Trustee hereunder (whether made by the Company or any other corporation or any individual or copartnership) effectively constituting any property a part of the security held by the Trustee upon the terms and trusts and subject to the covenants, conditions and uses specified in this Indenture.

     The term "the mortgaged and pledged property" shall mean as of any particular time the property which at said time is covered or intended to be covered by the lien of this Indenture whether such lien be created by these presents (including the after-acquired property clauses hereof) or by subsequent conveyance or delivery to or pledge with the Trustee hereunder or otherwise; property of the character described in clauses (3) and (4) of the proviso in the granting clauses of this Indenture which expressly excepts certain property from the lien and operation of this Indenture shall not be deemed to be included in the term "mortgaged and pledged property," unless and until and then only so long as such excepted property shall cease to be so excepted as set forth in said proviso.

     The term "outstanding", subject to the provisions of the next succeeding paragraph hereof, shall mean as of any particular time with respect to bonds issued or issuable under this Indenture all bonds which theretofore shall have been authenticated and delivered by the Trustee under this Indenture, except (a) bonds theretofore paid, retired, redeemed or canceled and/or for the purchase, payment and/or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee with irrevocable direction so to apply the same, (b) bonds deposited with or held in pledge by the Trustee under any of the provisions of this Indenture, and (c) bonds authenticated and delivered hereunder, upon transfer of which or in exchange or substitution for and/or in lieu of which other bonds have been authenticated and delivered under any of the provisions of this Indenture.

     For the purposes of Sections 46, 72, 76, 77, 87, 98, 112,  113,  115,  119,
and 124 hereof, in determining whether the holders of the required percentage of the principal amount of bonds have concurred in any direction, request, consent or other action, or in determining a quorum under Section 123, bonds owned by the Company or by any other obligor on the bonds, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or such obligor, shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, request, consent or other action, only bonds which the Trustee knows are so owned, shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this paragraph, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such bonds and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the bonds. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

     The term "daily newspaper" shall mean a newspaper customarily published at least six days a week.

     SECTION 3. The term "resolution" shall mean a resolution certified under the corporate seal of the Company by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company.

     The term "engineer" shall mean an individual (who may be an employee of the Company) or a co-partnership or a corporation, engaged in an engineering business, appointed by the Board of Directors or Executive Committee of the Company and satisfactory to the Trustee.

     The term "independent engineer" shall mean an engineer, who is not regularly in the employ of the Company or of an affiliate thereof, selected by the Trustee in the exercise of reasonable care and approved by the Board of Directors or Executive Committee of the Company.

     The term "Treasurer's certificate" shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company. Each such certificate shall include the statements required by Section 21 hereof.

     The term "engineer's certificate" shall mean a certificate signed and verified by the President or a Vice-President or the Treasurer of the Company and by an engineer. Each such certificate shall include the statements required by Section 21 hereof.

     The term "independent engineer's certificate" shall mean a certificate signed and verified by an independent engineer. Each such certificate shall include the statements required by Section 21 hereof.

     The term "opinion of counsel" shall mean an opinion in writing signed by counsel (who may be of counsel to the Company) appointed by the Board of Directors or Executive Committee of the Company and satisfactory to the Trustee. Each such opinion shall include the statements required by Section 21 hereof.

     The term "independent", when applied to any accountant, engineer, appraiser or other expert, shall mean such a person who (a) is in fact independent; (b) does not have any substantial interest, direct or indirect, in the Company or in any other obligor upon the bonds issued hereunder or in any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor; and (c) is not connected with the Company or any other obligor upon the bonds issued hereunder or any person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, the Company or any such other obligor, as an officer, employee, trustee, partner, director, or person performing similar functions.

     The term "control" shall mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     The term "person" shall have the meaning assigned to such term in the Securities Act of 1933, as approved May 27, 1933 and amended June 6, 1934.

     The term "affiliate" shall mean a person controlling, controlled by, or under common control with, another person.

     The acceptance by the Trustee of a certificate, opinion or appraisal shall be sufficient evidence of its appointment, selection or approval of the signer or signers within the meaning of this Indenture.

     SECTION 4. (I) The term "property additions" shall mean plants, lines, pipes, mains, cables, machinery, transmission lines, pipe lines, distribution systems, service systems and supply systems, property, real or personal, and improvements, extensions or additions, located within the State of Indiana, or located in any other State if such property is physically connected with any property of the Company located in Indiana by or through other property of the Company, acquired by purchase, consolidation, merger, donation or in any other way whatsoever, subsequent to April 30, 1940, or made or constructed subsequent to April 30, 1940, or in the process of construction or erection in so far as actually constructed or erected subsequent to April 30, 1940, and used or useful or to be used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity for light, heat, power or other purposes, or steam for power, heat or other purposes. Without enlarging the definition of property additions above set forth or the purposes for which such property shall be used or useful, the term "property additions" shall not, however, include (1) any shares of stock or obligations (including bonds, notes and other securities), or (2) any radio broadcasting property or facilities or any mining properties or any leasehold estates or any improvements, extensions or additions upon any property of the character described in this clause (2), or
(3) except as herein otherwise specifically provided, going value, good will, franchises or governmental permits granted to or acquired by the Company, as such, separate and distinct from the property operated thereunder or in connection therewith or incident thereto, or (4) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company, or construction equipment acquired for temporary use, or vehicles or automobiles, or judgments, accounts or choses-in-action, or (5) any property the cost of acquiring, making or constructing which is chargeable under accepted principles of accounting to operating expenses, or (6) any property now or hereafter owned by any corporation of which the Company on May 1, 1940 owned more than fifty per centum (50%) of its outstanding stock.

     Any property (other than property of the character described in clauses (1) to (4) inclusive of the proviso in the granting clauses of this Indenture which expressly excepts certain property from the lien and operation of this Indenture and other than any property the cost of acquiring, making or constructing which is chargeable under accepted principles of accounting to operating expenses) acquired by the Company subsequent to April 30, 1940, or made or constructed subsequent to April 30, 1940, or in the process of construction or erection in so far as actually constructed or erected subsequent to April 30, 1940, may, however, be deemed to be and treated as property additions for the following limited purposes:

          (i) as a basis for the release from the lien of this Indenture of (x) any property owned by the Company on April 30, 1940 which is of such character as would not have been included within the term "property additions" (as hereinabove defined in the preceding paragraph of this Section 4) if it had been acquired or made or constructed subsequent to April 30, 1940, or (y) any property acquired or made or constructed subsequent to April 30, 1940 which is of such character as not to be included within the term "property additions" (as hereinabove defined in the preceding paragraph of this Section 4); property of the character described in subdivisions (x) and (y) of this clause (i) being hereinafter in this paragraph referred to as "unfundable property";

          (ii) as a basis for the withdrawal of the proceeds of insurance on, the consideration for the release of or the proceeds of the disposal of, any unfundable property;

          (iii) as the basis of a credit under subdivision (b) of Section 41 hereof against retirements of unfundable property; and

          (iv) for inclusion in the additions under the provisions of clause (B) of subdivision (II) of this Section 4 to such extent as may be necessary to equal the deductions under clause (A) of subdivision (II) of this Section 4 with respect to such unfundable property retired.

     (II) When any property additions are certified to the Trustee in any certificate under any of the provisions of this Indenture as the basis either of the right to the authentication and delivery of bonds which are being applied for or of the right to the authentication and delivery of bonds which is being waived pursuant to the provisions of this Indenture, (A) there shall be deducted from the cost or fair value thereof, as the case may be, an amount equal to the cost (or as to property additions the fair value of which at the time the same became funded property was less than the cost as determined pursuant to this Section, then such fair value in lieu of cost) of all funded property previously retired (other than the funded property, if any, in connection with the application for the release of which such certificate is filed) and not theretofore deducted from the cost or fair value of property additions theretofore certified to the Trustee and (B) there shall be added to such cost or fair value of property additions as the case may be, the sum of

          (a) the principal amount of all obligations secured by purchase money mortgage and all cash (other than proceeds of such purchase money obligations) received by the Trustee or the trustee or other holders of any prior lien, in either case representing the proceeds of insurance on, the consideration for the release of or the proceeds of the disposal of, such funded property retired;

          (b) the principal amount of any bond or fraction of a bond, the right to the authentication and delivery of which under the provisions of Section 31 hereof shall have been waived as the basis of the release of such funded property retired;

          (c) one hundred forty-two and six-sevenths per centum (142 6/7%) of the principal amount of each bond or fraction of a bond, the right to the authentication and delivery of which under the provisions of Section 23 hereof shall have been waived as the basis of the release of such funded property retired;

          (d) one hundred forty-two and six-sevenths per centum (142 6/7%) of the principal amount of each bond or fraction of a bond, the right to the authentication and delivery of which upon the basis of property additions shall have been waived as the basis of the release of such funded property retired; and

          (e) the amount of the proceeds of insurance on or of the disposal of such funded property retired which shall have been applied by the Company to the acquisition or construction of property in substitution therefor or replacement thereof in the exercise by the Company of any right so to apply such proceeds without depositing such proceeds with the Trustee hereunder or with the trustee or other holder of a prior lien as hereinafter defined;

provided, however, that the aggregate of the amounts added under clause (B) above shall in no event exceed the amounts deducted under clause (A) above. For the purposes of the deductions required by this subdivision (II) of Section 4, the cost and/or the fair value of funded property retired shall be determined as follows: (1) in the case of property which was owned by Indianapolis Power & Light Company on April 30, 1940, the cost shall be the cost as shown on the books of the Company on April 30, 1940, or, if such cost shall subsequent to April 30, 1940 be adjusted on the books of the Company pursuant to any order, rule, regulation or recommendation of any governmental commission or other public authority having or assuming jurisdiction over the Company or over any of its property or business, then such adjusted cost; provided, however, that if the cost or adjusted cost, as the case may be, is not separately shown on the books of the Company, the cost shall be such proportion of such cost or adjusted cost, as the case may be, as shall be allocated on the books of the Company to such property retired, such allocation to be evidenced by an engineer's certificate subsequently delivered to the Trustee; and (2) in the case of property additions retired, the cost and the fair value thereof, respectively, shall be the cost and the fair value thereof respectively, to the Company, as shown by the engineer's certificate or independent engineer's certificate furnished to the Trustee at the time such property additions became funded property, or, if not so separately shown, shall be such portion of the cost and/or the fair value to the Company of property additions shown in such certificate as shall be allocated to such property additions retired in any engineer's certificate subsequently delivered to the Trustee, and in case such property additions shall not have been included in any engineer's certificate or independent engineer's certificate theretofore furnished to the Trustee, the cost and fair value thereof shall be as shown, as of the time when they became funded property, in an engineer's certificate then delivered to the Trustee.

     III. The Company covenants that it will promptly retire on its books (1) such of the mortgaged and pledged property (other than the properties referred to in paragraph B of Section 66 hereof) which at or subsequent to the date it became mortgaged and pledged property was or became used or useful in the Company's business and thereafter ceased to be used or useful in the Company's business; (2) all mortgaged and pledged property that has been sold or disposed of by the Company; and (3) all property which any independent engineer's certificate, filed with the Trustee pursuant to paragraph (II) of Section 41, states should be retired.

     SECTION 5. The term "funded property" shall mean:

          (1) All property owned by Indianapolis Power & Light Company on April 30, 1940 (other than property of the character described in clauses (1) to (4) inclusive of the proviso in the granting clauses hereof which expressly excepts certain property from the lien and operation of this Indenture);

          (2) All property additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture;

          (3) All property additions to the extent that the same shall have been made the basis of the release from the lien of this Indenture of funded property;

          (4) All property to the extent that the same shall have been substituted for or shall have replaced funded property, as defined in this Section, in the exercise by the Company of any right to apply the proceeds of insurance on, or of the disposal of, such funded property to the acquisition or construction of such substituted or replaced property without depositing such proceeds with the Trustee hereunder or with the trustee or other holder of a prior lien as hereinafter defined;

          (5) All property additions to the extent that the same shall have been made the basis of the withdrawal of any funded cash, as hereinafter defined in this Section, held by the Trustee hereunder or by the trustee or other holder of a prior lien as hereinafter defined;

          (6) All property additions to the extent that the same shall have been made the basis of a credit under the provisions of subdivision (c) of
     Section 41 hereof;

          (7) All property which may hereafter be acquired by the Company from any corporation of which the Company on May 1, 1940 owned more than fifty per centum (50%) of its outstanding stock.

     If any funded property shall be released from the lien hereof as hereinafter in Article XIII provided, the property so released shall thereupon cease to be funded property but may at any time thereafter again become funded property.

     The term "funded cash" shall mean:

          (a) cash (held by the Trustee hereunder or by the trustee or other holder of a prior lien as hereinafter defined in Section 6 hereof) to the extent that it represents the proceeds of insurance on or the release of or the taking by eminent domain of funded property;

          (b) cash held at any time in any sinking fund or other like device for the retirement of bonds of one or more series issued hereunder; but when all bonds of such one or more series shall have ceased to be outstanding hereunder, such cash shall no longer be deemed to be or to have been funded cash; and

          (c) any cash deposited with the Trustee under Sections 20, 32 and/or 41 hereof.

     SECTION 6. The term "excepted encumbrances" shall mean as of any particular time any of the following:

          (a) liens for taxes, assessments or governmental charges not then delinquent;

          (b) any liens or other encumbrances existing upon easements or rights of way used for transmission line, distribution line or other right of way purposes or upon the lands over which said easements or rights of way are held securing indebtedness which has neither been assumed or guaranteed by the Company nor on which the Company customarily pays interest charges;

          (c) rights reserved to or vested in any municipality or public authority by the terms of any franchise, grant, license, permit, or by any provision of law to terminate such franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Company;

          (d) rights reserved to or vested in others to take or receive any part of the power developed or generated by any property of the Company;

          (e) easements or reservations in any property of the Company created at or before the acquisition thereof by the Company for the purpose of roads, pipe lines, transmission lines and other like purposes and which do not impair the use of such property in the operation of the business of the Company;

          (f) rights reserved to or vested in any municipality or public authority to use or control or regulate any property of the Company or to erect structures thereon; or

          (g) any obligations or duties affecting the property of the Company to any municipality or public authority with respect to any franchise, grant, license or permit.

     The term "prior lien" shall mean mortgage or other lien (not including excepted encumbrances as defined in this Section) prior to the lien of this Indenture, existing at any particular time upon any property additions (so long as such property additions remain subject to the lien hereof), then or theretofore made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or the basis of a credit under the provisions of subdivision (c) of
Section 41 hereof.

     The term "prior lien bonds" shall mean bonds, obligations or principal indebtedness secured by prior liens.

     The term "outstanding" with respect to prior lien bonds shall mean as of any particular time all prior lien bonds theretofore authenticated and delivered by the trustee or other holder of the prior lien securing the same and/or, if there be no such trustee or other holder, all prior lien bonds theretofore made and delivered by the maker (or his successor) of such prior lien and secured thereby and all other prior lien bonds otherwise secured, except (a) prior lien bonds theretofore paid, retired, redeemed, discharged or canceled, (b) prior lien bonds held in pledge hereunder, (c) prior lien bonds for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held, with irrevocable direction so to apply, by the Trustee hereunder or by the trustee or other holder of such prior lien, and (d) prior lien bonds upon transfer of which or in exchange or substitution for and/or in lieu of which other prior lien bonds have been authenticated and delivered or made and delivered under any of the provisions of the prior lien securing such prior lien bonds.

     SECTION 7. The term "net earnings certificate" shall mean a certificate signed and verified by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company, (which Treasurer or Assistant Treasurer shall be an accountant) stating (A) the net earnings of the Company for a period of any twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the first day of the month in which the application for the authentication and delivery under this Indenture of bonds then applied for is made, showing how the same have been calculated, and to that end specifying the total operating revenues of the Company, with the principal divisions thereof, and the net non-operating income of the Company, and deducting from the total thereof the total of the operating expenses (including
(a) taxes--other than income taxes, profits taxes and other taxes measured by, or dependent on, net income after deduction of interest, (b) rentals and insurance, and (c) expenses for current repairs and maintenance, but not including any expenses or provisions for renewals, replacements or depreciation or interest on any of the indebtedness of the Company or the amortization of debt discount and expense or for any sinking fund or other like device for the retirement of indebtedness), and further deducting from such balance of earnings the amount by which the aggregate of (1) net non-operating income and (2) net income which in the opinion of the signers is directly derived from the operation of property not subject to the lien of this Indenture at the date of such certificate, exceeds ten per centum (10%) of such balance of earnings; the amount so arrived at being for all purposes of this Indenture the net earnings of the Company for such period; and (B) the annual interest requirements upon, and the principal amount of, (1) all bonds outstanding hereunder at the date of such certificate, except any which are then being made the basis, pursuant to the provisions of Article VII, for the authentication and delivery of bonds, (2) those then applied for in the application in connection with which such certificate is made and those applied for in any other pending application, and
(3) all other indebtedness (except indebtedness for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or be held by the Trustee or the trustee or other holder of a lien prior hereto with irrevocable direction so to apply the same) outstanding in the hands of the public on the date of such certificate and secured by lien prior to the lien of this Indenture upon property of the Company subject to the lien of this Indenture, if said indebtedness has been assumed by the Company or if the Company customarily pays the interest upon the principal thereof. In determining net non-operating income there shall not be included profits realized or losses sustained from the sale or other disposition of capital assets or profits or losses on retirements of bonds secured hereby.

     If any of the property of the Company owned by it at the time of the making of any net earnings certificate shall have been acquired during or after any period for which net earnings are to be computed, the net earnings of such property (computed in the manner specified in this Section for the computation of the net earnings of the Company) during such period or such part of such period as shall have preceded the acquisition thereof, to the extent that the same have not otherwise been included, and unless such property shall have been acquired in exchange or substitution for property the earnings of which have been included, shall be included in the net earnings of the Company for all purposes of this Indenture unless in the opinion of the Company, evidenced by a Treasurer's certificate delivered to the Trustee, it is impracticable to determine such net earnings without unreasonable effort or expense; in like manner, the net earnings of any property to be acquired through the issue of bonds applied for in the application in connection with which such net earnings certificate is made shall be included in the net earnings of the Company unless it is impracticable to determine such net earnings as aforesaid.

     In any application for the authentication and delivery of bonds where a net earnings certificate is required, if (1) the twelve months' period covered by the net earnings certificate is covered by the annual reports of the Company which the Company has filed or is at the date of the net earnings certificate required to file with the Trustee pursuant to subdivision (1) of Section 52 hereof, and (2) the aggregate principal amount of bonds then applied for plus the aggregate principal amount of bonds authenticated and delivered since the commencement of the then current calendar year (other than those with respect to which a net earnings certificate is not required or with respect to which a net earnings certificate signed by an independent public accountant appointed by the Company and approved by the Trustee in the exercise of reasonable care, has previously been furnished) is ten per centum (10%) or more of the aggregate amount of the bonds at the time out standing hereunder, such net earnings certificate shall be made and signed by an independent public accountant appointed by the Company and approved by the Trustee in the exercise of reasonable care, in addition to being signed and verified by such officers of the Company.

     Each such certificate shall include the statements required by Section 21 hereof.

                                   ARTICLE II.

              FORM, EXECUTION, REGISTRATION AND EXCHANGE OF BONDS.

     SECTION 8. At the option of the Company, the bonds issued hereunder may be issued in one or more series, the bonds of each series (other than the 3 1/4% Series due 1970, hereinafter in Section 19 described) maturing on such date or dates and bearing interest at such rate or rates as the Board of Directors of the Company prior to the authentication thereof may determine. Except as to the 3 1/4% Series due 1970, the form of each series of bonds issued hereunder and of the coupons to be attached to the coupon bonds of such series shall be established by an indenture supplemental hereto authorized by resolution of the Board of Directors of the Company. The bonds and coupons of any one or more series may be expressed in one or more foreign languages, if also expressed in the English language. The English text shall govern the construction thereof and both or all texts shall constitute but a single obligation. The English text of the coupon bonds, coupons, fully registered bonds and the Trustee's certificate shall be respectively substantially of the tenor and purport above recited, provided, however, that the form of each series, as established by the Board of Directors, shall specify the descriptive title of the bonds (which shall contain the words "First Mortgage Bond"), the designation of the series, the date of the coupon bonds of that series, the rate or rates of interest to be borne by the bonds of that series, the date or dates of maturity, the dates for the payment of interest, and a place for the payment of principal and interest and for the registration and transfer of the bonds. Subject to the provisions of Section 19 hereof with respect to the 3 1/4% Series due 1970, any series of bonds may also contain such provisions as the Board of Directors may, in its discretion, cause to be inserted therein:

          (a) specifying any additional place or places, either in the United States of America or, subject to the provisions of Section 18 hereof, elsewhere, for the payment of principal and/or interest and/or for the registration and/or the transfer of bonds;

          (b) expressing any obligation of the Company for the payment of the principal of the bonds of that series or the interest thereon, or both, without deduction for taxes and/or for the reimbursement of taxes in case of payment by the bondholders, which obligation may be limited to taxes imposed by any taxing authorities of a specified class and may exclude from its operation or be limited to any specified tax or taxes or any portion thereof; and/or expressing any obligation of the Company for the creation of a sinking fund or other similar device for the retirement of bonds of that series, and/or expressing any obligation of the Company to permit the conversion of bonds of that series into capital A stock of the Company of any designated class or classes;

          (c) permitting the bondholders to make, at a specified place or places, any or all of the. following exchanges, viz., exchanges of coupon bonds for fully registered bonds; exchanges of fully registered bonds for coupon bonds; exchanges of coupon bonds for coupon bonds of other denominations; exchanges of fully registered bonds for fully registered bonds of other denominations; and exchanges of bonds of one series for bonds of another series; and such privilege of exchange may in any case be made subject to such conditions, limitations or restrictions as the Board of Directors may determine and the privilege of exchange may in any case be conferred upon the holders of bonds of one or more denominations and withheld from the holders of bonds of other denominations of the same series and may in any case be conferred on the holders of fully registered bonds and withheld from the holders of coupon bonds or vice versa;

          (d) reserving to the Company the right to redeem all or any part of the bonds of that series before maturity at a time or times and at a redemption price or prices to be specified in the form of bond; and/or

          (e) in any other respect expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under this Indenture or any indenture supplemental hereto.

     SECTION 9. Any series of bonds may be executed, authenticated and delivered originally as coupon bonds and/or as fully registered bonds, of such denomination or denominations as the Board of Directors of the Company may from time to time authorize.

     SECTION 10. Every fully registered bond of any series shall be dated as of the date of authentication (except that if any fully registered bond of any series shall be authenticated upon any interest payment date for that series, it shall be dated as of the day following) and shall bear interest from the beginning of the current interest period for that series, provided, however, that if any fully registered bond shall be authenticated and delivered upon a transfer of or in exchange for any bond or bonds upon which interest is in default, it shall be dated so that no gain or loss of interest shall result therefrom. The coupon bonds of each series of bonds issued hereunder shall be dated as of such date as may be determined by the Board of Directors of the Company and designated in the form established for such series.

     SECTION 11. Any bond may have imprinted thereon or included therein any legend or legends required in order to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage, and the Board of Directors of the Company by resolution may at any time amend any legend on bonds then outstanding so as to comply with any such law, rule or regulation, or so as to conform to usage.

     SECTION 12. In all cases in which the privilege of exchanging bonds exists and is exercised, the bonds to be exchanged shall be surrendered at such place or places as shall be designated by the Board of Directors of the Company for the purpose, with all unmatured coupons appertaining thereto (in the case of coupon bonds) and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the bond or bonds which the bondholder making the exchange shall be entitled to receive. All bonds so surrendered for exchange shall be in bearer form or if registered, accompanied by a written instrument or instruments of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney. All Bonds so surrendered for exchange and the unmatured coupons appertaining thereto shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing the cremation thereof delivered to the Company. Upon every transfer of bonds as permitted by the next succeeding Section, and upon every exchange of bonds, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge required to be paid by the Company and in addition may charge a sum not exceeding two dollars ($2) for each bond issued upon any such transfer or exchange which shall be paid by the party requesting such transfer or exchange as a condition precedent to the exercise of the privilege of making such transfer or exchange. The Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten (10) days next preceding any interest payment date of said series.

     SECTION 13. The Company shall keep at such place or places as shall be designated for the purpose, books for the registration and transfer of bonds issued hereunder, which, at all reasonable times, shall be open for inspection by the Trustee; and upon the presentation for such purpose at any such place or places, the Company will register or cause to be registered therein, and permit to be transferred thereon, under such reasonable regulations as it may prescribe, any bonds issued under this Indenture and entitled to registration or transfer at such office. Upon the registration of any coupon bond as to principal, the fact of such registration shall be noted on such bond. Upon the transfer of any fully registered bond the Company shall issue in the name of the transferee or transferees a new fully registered bond or new fully registered bonds of the same series for a like principal amount and the Trustee shall authenticate and deliver the same to him or them. All fully registered bonds so surrendered for transfer shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing the cremation thereof delivered to the Company.

     SECTION 14. All bonds issued hereunder shall, from time to time, be executed on behalf of the Company by its President or one of its Vice Presidents and its corporate seal shall be thereunto affixed and attested by its Secretary or one of its' Assistant Secretaries. The coupons to be attached to coupon bonds shall bear the facsimile signature of the present or any future Treasurer of the Company. In case any of the officers who shall have signed any bonds or attested the seal thereon or whose facsimile signature appears on any coupons, shall cease to be such officers of the Company before the bonds so signed and/or sealed shall have been actually authenticated and delivered by the Trustee or issue by the Company, such bonds nevertheless may be authenticated, delivered and/or issued with the same force and effect as though the person or persons who signed such bonds or attested the seal thereon or whose facsimile signature appears on any coupons had not ceased to be such officer or officers of the Company. Before authenticating any coupon bonds the Trustee shall cut off, cancel and cremate all matured coupon thereto attached (except as otherwise provided in Sections 12 and 16 hereof), and shall deliver to the Company a certificate evidencing the cremation thereof.

     SECTION 15. There may be authenticated and delivered and issued from time to time in lieu of any definitive bond or bonds under this Indenture one or more temporary typewritten, printed, lithographed or engraved bonds substantially of the tenor of the bonds hereinbefore described, with or without one or more coupons, and with or without the privilege of registration as to principal only, or as to both principal and interest, and such temporary bond or bonds may be in such denomination or denominations as the officers of the Company executing the same may determine. Until a definitive bond or bonds secured hereby are issued in exchange therefor, each such temporary bond or bonds shall be entitled to the lien and benefit of this Indenture. Upon the exchange by the Company of definitive coupon bonds or definitive fully registered bonds for temporary bonds' (which exchange the Company shall make on request of, and without charge to, the holder, when definitive bonds are ready for delivery) such temporary bond or bonds and any unmatured coupons appertaining thereto shall be canceled by the Trustee and upon the request of the Company may be cremated by the Trustee and a certificate evidencing such cremation delivered to the Company. When and as interest is paid upon any unregistered temporary bond without coupons, the fact of such payment shall be noted thereon and interest due on any temporary bond which is represented by a coupon shall be paid only upon presentation and surrender of such coupon for cancellation. Temporary bonds without coupons of any series shall bear interest from the beginning of the current interest period for bonds of such series in which such temporary bonds without coupons shall be authenticated. The holder of one or more temporary bonds may exchange the same on the surrender thereof in bearer form or, if registered, accompanied by a written instrument or instruments of transfer in form approved by the Company, duly executed by the registered holder or by his duly authorized attorney, with all unmatured coupons, if any, appertaining thereto, to the Trustee for cancellation, and shall be entitled to receive a temporary bond or bonds' of the same series of like aggregate principal amount of such other denominations as the Company may determine to issue in exchange.

     SECTION 16. Upon receipt by the Company and the Trustee of evidence satisfactory to them, of the loss, destruction or mutilation of any bond outstanding hereunder and the coupons appertaining thereto, and of indemnity satisfactory to them, and upon payment, if the Company shall require it, of a reasonable charge and upon reimbursement to the Company and the Trustee of all reasonable expense incident thereto, and upon surrender and cancellation of such bond, if mutilated, and the coupons appertaining thereto, if any, the Company may execute, and the Trustee may authenticate and deliver, a new bond of like tenor and of the same series with corresponding coupons in the appropriate case, in lieu of such lost, destroyed or mutilated bond and coupons, if any.

     Any duplicate bonds and/or coupons issued pursuant to this Section shall constitute original additional contractual obligations on the part of the Company, whether or not the lost, destroyed or mutilated bonds or coupons, be at any time found by anyone, and shall be equally secured and entitled to equal and proportionate benefits with all other bonds and coupons issued hereunder in any moneys or property at any time held by the Trustee for the benefit of the bondholders.

     SECTION 17. No bond shall be secured hereby unless there shall be endorsed thereon the certificate of the Trustee, substantially in the form hereinabove recited, that it is one of the bonds (or temporary bonds), of the series designated therein, herein provided for; and such certificate on any such bond shall be conclusive evidence that such bond has been duly authenticated and delivered and when issued will be secured hereby.

     SECTION 18. The Company may provide for effecting payment of the principal of or interest on bonds of any series at one or more places in foreign countries, provided that such payment shall be only the stated amount of such principal and/or interest in lawful money of the United States of America, or the equivalent thereof in the appropriate local foreign currency at the buying rate at the time of such payment at such place or places for sight drafts on New York.

     SECTION 19.  Notwithstanding  any of the  provisions  hereinbefore  in this
Article II contained to the contrary, which said contrary provisions shall not be applicable to the bonds in this Section described, there shall be a series of bonds designated "3 1/4% Series due 1970" (herein sometimes referred to as the "1970 Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof and of the appurtenant coupons, which shall be established by resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the 1970 Series shall be limited to the Thirty- two million dollars ($32,000,000) thereof provided to be issued in Section 22 hereof (subject to the provisions of Section 16 hereof), shall mature on May 1, 1970, and shall be issued as coupon bonds in the denomination of One thousand dollars, registerable as to principal, and as fully registered bonds in denominations of One thousand dollars and Five thousand dollars and, at the option of the Company, in any multiple or multiples of Five thousand dollars; they shall bear interest at the rate of three and one-quarter per centum (3 1/4%) per annum, payable semi-annually on May 1 and November 1 of each year; and the principal of and interest on each said bond shall be payable in lawful money of the United States of America at the office or agency of the Company, in the City of Chicago, Illinois. American National Bank and Trust Company of Chicago is hereby designated and appointed the office and agency of the Company for the payment of the principal of and interest on the bonds of the 1970 Series; all reference herein to the office or agency of the Company for the payment of the principal of or interest on the bonds of the 1970 Series being a reference to American National Bank and Trust Company of Chicago. In the event of the resignation or inability to act of American National Bank and Trust Company of Chicago, then a successor paying agent or agents in the City of Chicago, Illinois, with respect to the principal of and interest on the bonds of the 1970 Series, shall be appointed by the Board of Directors of the Company.

     Coupon bonds of the 1970 Series shall be dated as of May 1, 1940, and fully registered bonds of the 1970 Series shall be dated as in Section 10 hereof provided.

     Bonds of the 1970 Series shall be redeemable at the option of the Company in whole or in part at any time, prior to maturity, upon at least thirty (30) days' published notice (such publication to be made at least once in each of four (4) successive calendar weeks upon any secular day of each such calendar week which need not be the same day in each week) at the principal amount thereof and accrued interest to such date of redemption, together with the following premiums of the principal amount of the Bonds of the 1970 Series to be redeemed: 7 1/2% to and including April 30, 1941; 7% thereafter to and including April 30, 1942; 6 1/2 % thereafter to and including April 30, 1943; 6% thereafter to and including April 30, 1944; 5 1/2% thereafter to and including April 30, 1945; 5% thereafter to and including April 30, 1946; 4 1/2 % thereafter to and including April 30, 1947; 4% thereafter to and including April 30, 1948; and thereafter with the same premiums as would be payable if such redemption were being made pursuant to the provisions of paragraph B of Section 69 hereof;

or, in case of redemption pursuant to the provisions of paragraph B of Section 69 hereof, at the principal amount thereof and accrued interest to such date of redemption, together with the following premiums of the principal amount of the Bonds of the 1970 Series to be redeemed: 4.50% to and including April 30, 1941; 4.41% thereafter to and including April 30, 1942; 4.31% thereafter to and including April 30, 1943; 4.21% thereafter to and including April 30, 1944; 4.11% thereafter to and including April 30, 1945; 4% thereafter to and including April 30, 1946; 3.90% thereafter to and including April 30, 1947; 3.78% thereafter to and including April 30, 1948; 3.67% thereafter to and including April 30, 1949; 3.55% thereafter to and including April 30, 1950; 3.43% thereafter to and including April 30, 1951; 3.30% thereafter to and including April 30, 1952; 3.17% thereafter to and including April 30, 1953; 3.03% thereafter to and including April 30, 1954; 2.89% thereafter to and including April 30, 1955; 2.75% thereafter to and including April 30, 1956; 2.60% thereafter to and including April 30, 1957; 2.45% thereafter to and including April 30, 1958; 2.30% thereafter to and including April 30, 1959; 2.13% thereafter to and including April 30, 1960; 1.97% thereafter to and including April 30, 1961; 1.80% thereafter to and including April 30, 1962; 1.62% thereafter to and including April 30, 1963; 1.44% thereafter to and including April 30, 1964; 1.25% thereafter to and including April 30, 1965; 1.06% thereafter to and including April 30, 1966; 0.86% thereafter to and including April 30, 1967; 0.66% thereafter to and including April 30, 1968; 0.45% thereafter to and including April 30, 1969; 0.23% thereafter to and including April 30, 1970;

or, in case of redemption by the application of cash deposited with the Trustee pursuant to Section 20 hereof, at the principal amount thereof and accrued interest to such date of redemption, together with the same premiums as would be applicable if such redemption were being made pursuant to the provisions of paragraph B of Section 69 hereof.

     At the option of the holder, any coupon bonds of the 1970 Series, upon surrender thereof with all unmatured coupons appertaining thereto at the office or agency of the Company in the City of Chicago, Illinois, shall be exchangeable for a like aggregate principal amount of fully registered bonds of the same series of authorized denominations.

At the option of the registered holder, any fully registered bonds of the 1970 Series, upon surrender thereof at said office or agency of the Company together with a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, shall be exchangeable for a like aggregate principal amount of coupon bonds of the same series, with all unmatured coupons attached, or for a like aggregate principal amount of fully registered bonds of the same series of other authorized denominations.

     The holder of any coupon bond of the 1970 Series may have the ownership thereof registered as to principal on the books of the Company at the office or agency of the Company in the City of Chicago, Illinois, and such registration noted on such bond. After such registration no transfer of such bond shall be valid unless made at said office or agency by the registered holder in person or by his duly authorized attorney and similarly noted on such bond; but the same may be discharged from registration by being in like manner transferred to bearer and thereupon transferability by delivery shall be restored; but such bond may again from time to time be registered or transferred to bearer in accordance with the above procedure. Such registration, however, shall not affect the negotiability of the coupons appertaining to such bonds, but every such coupon shall continue to be transferable by delivery merely and shall remain payable to bearer. Fully registered bonds of the 1970 Series shall also be transferable on the books of the Company at said office or agency of the Company by the registered holder thereof, in person or by his duly authorized attorney, upon surrender for cancellation thereof.

     SECTION 20. The Company covenants that, so long as any of the bonds of the 1970 Series issued under this Indenture shall remain outstanding, it will, on or before the first day of December of each year beginning with the year 1949, deliver to the Trustee for the benefit of the holders or the registered owners of bonds of the 1970 Series:

     An amount in cash and/or principal amount of bonds of the 1970 Series equivalent to one per centum (1%) of the greatest principal amount of bonds of the 1970 Series theretofore at any one time outstanding.

     Such cash together with any bonds delivered to the Trustee under the provisions of this Section shall be dealt with a's provided for by this Section.

     All cash deposited by the Company with the Trustee pursuant to the provisions of this Section shall be applied by the Trustee from time to time and as rapidly as may be practicable to the purchase of bonds of the 1970 Series then outstanding, at public or private sale at the lowest prices at which such bonds can be obtained, not exceeding, however, the then redemption price, or, if the Company shall so request, the Trustee shall apply any cash then held by it under this Section to the redemption of bonds of the 1970 Series as soon as may be practicable after such request. In case the balance of such cash remaining with the Trustee on the twentieth day of March of any year beginning with the year 1950 shall aggregate $25,000 or more, the Trustee shall apply the same to the redemption of bonds of the 1970 Series on the next succeeding first day of May, such redemption to be in the manner provided in Article XII hereof. The Company shall have the right to tender bonds of the 1970 Series for sale by it to the Trustee under the provisions of this Section.

     The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest, and premiums paid, if any, upon all bonds purchased or redeemed pursuant to this Section.

     Any bonds deposited, purchased or redeemed pursuant to the provisions of this Section, shall forthwith be canceled by the Trustee, and upon the request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

                                  ARTICLE III.

               GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS.

     SECTION 21. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not in the opinion of such person such condition or covenant has been complied with.

     In addition to such other certificates or opinions as may be required by other provisions of this Indenture or any indenture supplemental hereto, every request or application by the Company for action by the Trustee shall be accompanied by an opinion of counsel and a certificate of the President or a Vice-President or the Treasurer or an Assistant Treasurer of the Company, or any two of them, each such opinion of counsel and certificate stating that, in the signers' opinion, the conditions precedent, if any, to such action provided for in this Indenture (including any covenants, compliance with which constitutes a condition precedent) will, on the delivery to the Trustee of such opinion of counsel, resolutions, certificates and other documents, if any, annexed thereto, have been complied with.

     Any certificate or opinion of an officer or officers of the Company or of an engineer may be based, in so far as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, and, in so far as it relates to compliance by the Company with the net earnings requirements of Sections 7 and 29 or with the provisions of Sections 41 and 47 or to computations of costs, upon the books and records of the Company or upon a certificate or opinion of, or representations by, an accountant or accountants or the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Company, unless such officer or officers or engineer knows that the books and records of the Company or the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous. Any such certificate or opinion of counsel may be based, in so far as it relates to factual matters, information with respect to which is in the possession of the Company, upon a certificate or opinion of, or representations by, an officer or officers of the Company, and, in so far as it relates to compliance by the Company with said net earnings requirements or with the provisions of said Sections 41 and 47 or to computations of costs, upon a certificate or opinion of, or representations by, an accountant or accountants or the Treasurer or an Assistant Treasurer or the Comptroller or an Assistant Comptroller of the Company, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous.

                                   ARTICLE IV.

                             INITIAL ISSUE OF BONDS.

     SECTION 22. Bonds of the 1970 Series for the aggregate principal amount of Thirty-two million Dollars ($32,000,000) shall forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (whether before or after the filing or recording hereof) from time to time, in accordance with the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers.

     SECTION 23. Additional bonds of any one or more series, other than the 1970 Series, for an aggregate principal amount of not exceeding Five hundred thousand Dollars ($500,000) may be executed from time to time by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (whether before or after the filing or recording hereof) from time to time upon receipt by the Trustee of a resolution such as is described in subdivision (1) of Section 30 hereof, accompanied by a Treasurer's certificate, net earnings certificate, opinion of counsel and supplemental indenture such as are described in subdivisions (2), (3), (4) and (6), respectively, of Section 32 hereof, together with the officially authenticated certificates or other documents, if any, specified in such opinion of counsel; such Treasurer's certificate shall also state that the right to the authentication and delivery of the bonds then applied for under this Section has not previously been waived as the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or the basis of a credit under the provisions of subdivision (e) of Section 41 hereof.

                                   ARTICLE V.

                    GENERAL PROVISIONS AS TO ISSUE OF BONDS.

     SECTION 24. The aggregate principal amount of bonds which may be secured by this Indenture shall be such aggregate principal amount as may now or hereafter from time to time be authenticated and delivered under the provisions hereof.

     Nothing in this Indenture contained shall limit the power of the Board of Directors of the Company to fix the price at which the bonds authenticated and delivered under any of the provisions of this Indenture may be issued, exchanged, sold or disposed of, but in so far as permitted by law (and subject to the valid regulation of any public authority) any or all of said bonds may be issued, exchanged, sold or disposed of upon such terms and for such considerations as the Board of Directors of the Company may deem fit.

                                   ARTICLE VI.

             ISSUANCE OF BONDS UPON THE BASIS OF PROPERTY ADDITIONS.

     SECTION 25. Bonds in addition to those provided for in Article IV hereof and of any one or more series, other than the 1970 Series, may from time to time be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed by the Company by its President or one of its Vice-Presidents and its Treasurer or one of its Assistant Treasurers, upon the basis of property additions, but only in accordance with and subject to the conditions, provisions and limitations set forth in the next succeeding five Sections of this Indenture, numbered from 26 to 30, both inclusive.

     SECTION 26. No bonds shall be authenticated and delivered at any time under the provisions of this Article VI upon the basis of funded property.

     SECTION 27. Bonds of any one or more series, other than the 1970 Series, shall be authenticated and delivered under the provisions of this Article VI upon the basis of property additions for a principal amount not exceeding seventy per centum (70%) of the balance of the cost or of the fair value thereof to the Company (whichever is less) after making any deductions and any additions required by subdivision (II) of Section 4 hereof. The cost of any such property additions (except as otherwise provided in the next succeeding sentence) shall be deemed to be the sum of (1) any cash forming a part of such cost, which, for all purposes of this Indenture, shall include amounts payable in cash, liability for which has actually been incurred by the Company, (2) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities delivered in payment therefor or for the acquisition thereof and (3) the principal amount of any outstanding prior lien bonds secured by lien upon such property additions at the time of their acquisition unless the engineer's certificate hereinafter in subdivision (3) of Section 30 hereof provided for shall state that the principal amount of such prior lien bonds has theretofore been included in cost when other property additions subject to the same prior liens shall have been made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or a credit under the provisions of subdivision (c) of Section 41 hereof. The cost of any such property additions received or to be received by the Company, in whole or in part, as consideration in exchange for property released or to be released shall be determined in the manner provided in paragraph A of Section 66 hereof. The amount of the cost of any property additions and the then fair value thereof to the Company and the fair market value in cash of any securities so delivered in payment therefor and the amount of any deductions and any additions required to be made by subdivision (II) of
Section 4 hereof shall be determined for the purposes of this Article VI by the appropriate certificates provided for in Section 30 hereof.

     SECTION 28. No bonds shall be authenticated and delivered under the provisions of this Article VI nor funded cash withdrawn nor funded property released under any of the provisions of this Indenture nor a credit taken under the provisions of subdivision (c) of Section 41 hereof, upon the basis of any property additions subject to any prior lien unless, previous to or concurrently with the making of the application for the authentication and delivery of bonds, the withdrawal of funded cash, the release of funded property, or a credit under the provisions of subdivision (c) of Section 41 hereof, cash and/or prior lien bonds have been or are deposited with the trustee or other holder of the prior lien securing such prior lien bonds and/or with the Trustee, in such manner that immediately after such deposit and the granting of such application all prior lien bonds secured by such prior lien outstanding immediately prior to such deposit and the granting of such application will cease to be outstanding under the provisions of Section 6 hereof. Prior lien bonds so delivered to the trustee or other holder of the prior lien securing the same shall be surrendered for cancellation, and prior lien bonds so deposited with the Trustee shall be held under the provisions of Article XI hereof.

     SECTION 29. No bonds shall be authenticated and delivered upon the basis of property additions unless, as shown by a net earnings certificate, the net earnings of the Company for the period referred to in such certificate shall have been in the aggregate at least equivalent to two and one-half times the annual interest requirements as shown by such net earnings certificate.

     SECTION 30. No application by the Company to the Trustee for the authentication and delivery of bonds hereunder upon the basis of property additions shall be granted by the Trustee, until the Trustee shall have received:

          (1) a resolution requesting the Trustee to authenticate and deliver bonds, (a) specifying the principal amount of bonds called for, the series thereof (other than the 1970 Series) and any other matters with respect thereto required by this Indenture, and (b) specifying the officer or officers of the Company to whom, or upon whose written order, such bonds shall be delivered;

          (2) a Treasurer's certificate made and dated as of the date of such application stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture;

          (3) an engineer's certificate made and dated not more than ninety (90) days prior to the date of such application, describing the property additions made the basis of the application in reasonable detail; stating that they are property additions as defined in Section 4 hereof, that such property additions are desirable for use in the proper conduct of the Company's business, and that such property additions, to the extent of the cost or fair value thereof to the Company (whichever is less) made the basis of the application, do not consist of funded property; stating, except as to property additions acquired, made or constructed wholly through the delivery of securities, that the amount of cash forming all or part of the cost thereof was equal to or more than an amount to be stated therein; briefly describing with respect to any property additions acquired, made or constructed in whole or in part through the delivery of securities, the securities so delivered and stating the date of such delivery; stating, as to property additions received or to be received by the Company, in whole or in part, as consideration in exchange for property released or to be released, the cost as determined pursuant to the provisions of paragraph A of Section 66; stating, except as to property additions in respect to the fair value to the Company of which a statement is to be made in an independent engineer's certificate as provided for in subdivision (4) of this Section, that the fair value to the Company of such property additions at the date of such engineer's certificate is equal to or more than an amount therein to be stated; stating the amounts required to be deducted and added under the provisions of subdivision (II) of
     Section 4 hereof; specifying the nature and extent of any prior liens (and the principal amount of all outstanding prior lien bonds secured thereby) existing upon any of such property additions and whether or not other property additions subject to the same prior liens have theretofore been made the basis under any of the provisions of this Indenture for the authentication and delivery of bonds or the withdrawal of cash or the release of property or the basis of a credit under the provisions of subdivision (c) of Section 41 hereof, specifying the principal amount of such prior lien bonds and/or cash deposited or to be deposited concurrently with the Trustee or with the trustee or other holder of any prior lien securing such prior lien bonds in compliance with Section 28 hereof; and also stating (a) what part, if any, of such property additions includes property which has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company and (b) the fair value of the property referred to in the foregoing clause (a) if, and only if, in the opinion of the signers such fair value is less than the greater of the two following amounts: (i) Twenty-five thousand Dollars ($25,000); (ii) one per centum (1%) of the aggregate principal amount of bonds at the time outstanding hereunder. If any such property additions have been used or operated in the public utility business by others than the Company, the amount of cash stated to be all or any part of the cost thereof may include the amount of cash forming all or any part of the cost of any rights and intangible property simultaneously acquired with the same for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein may include such rights and intangible property; provided, however, in the determination of the fair value of any such property additions, consideration shall be given only to the value to the Company of such property additions exclusive of the value of any such rights and intangible property;

          (4) in case any property additions are shown by the engineer's certificate provided for in subdivision (3) above to include property which has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company and such engineer's certificate does not show the fair value of such property to the Company to be less than the greater of the two following amounts: (i) Twenty-five thousand Dollars ($25,000); (ii) one per centum (1%) of the aggregate principal amount of the bonds at the time outstanding hereunder, a further and independent engineer's certificate stating as to such property additions which have been so used or operated and (at the option of the Company) as to any other property additions included in the engineer's certificate provided for in subdivision (3) of this Section, that the aggregate fair value thereof to the Company at the date of the engineer's certificate provided for in subdivision (3) above, in the opinion of the signer, is an amount to be stated therein, together with the signer's report thereon which shall contain a brief statement of the conditions governing the signer's determination of such fair value and a brief statement of the condition, serviceability and location of such property additions; in case the independent engineer's certificate provided for by this subdivision (4) is delivered in connection with the authentication and delivery of bonds hereunder, such independent engineer's certificate shall also state the fair value (which may be the fair value as of the date that the property was previously certified to the Trustee) to the Company of any property which (a) has been used or operated in the public utility business by others than the Company within six months prior to the date of the acquisition thereof by the Company, and (b) has been subjected to the lien of this Indenture since the commencement of the then current calendar year as the basis for the authentication and delivery of bonds, the withdrawal of cash or the release of property pursuant to the provisions of this Indenture and (c) as to which a certificate or opinion of an independent engineer has not previously been furnished to the Trustee.

          (5) in case any property additions are shown by the engineer's certificate provided for in subdivision (3) above to have been acquired, made or constructed in whole or in part through the delivery of securities, a written appraisal of an appraiser or other competent person, firm or corporation to he selected by the Trustee and approved by the Board of Directors of the Company, stating in the opinion of the signer the fair market value in cash of such securities at the time of delivery thereof in payment for or for the acquisition of such property additions. If any such property additions are shown by such engineer's certificate to include property which has been used or operated in the public utility business by others than the Company, the appraised value of the securities stated to have been delivered in payment therefor or for the acquisition thereof may include the value of any portion of the securities delivered for any rights and intangible property simultaneously acquired with the same, for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term property additions as defined herein may include such rights and intangible property;

          (6) a net earnings certificate showing the net earnings of the Company to be as required by Section 29 hereof;

          (7) An opinion of counsel  stating the signer's  opinion to the effect
     (a) that the Company has, or upon delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion, will have good title to the property additions made the basis of such application, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 6 hereof and excepted encumbrances; and/or (b) if such property additions include easements or rights of way over private property used for transmission line, distribution line or other right of way purposes, that the Company has good title to such rights of way or easements, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 6 hereof and excepted encumbrances, and that the Company has power under eminent domain or similar statutes to protect its uninterrupted enjoyment of such easements or rights of way against any claim held or asserted under any lien or other encumbrance upon the real estate with respect to which such easements or rights of way are held by the Company; and/or (c) if such property additions include any property additions located, under the terms of a law or a permit or franchise granted by a governmental body, on property not owned by the Company, that such law, permit or franchise is adequate for the operation of such property additions by the Company for the period, if any, specified therein, and that the terms of such law or of such permit or franchise or the law under which such permit or franchise is held do not contain any provisions giving to any party authority or right to take over such property additions without the payment of fair consideration therefor; and
     (d) that this Indenture is, or upon the delivery of the instruments of conveyance, transfer or assignment, if any, specified in such opinion, will be a lien upon all the right, title and interest of the Company in and to all property additions made the basis of such application, free and clear of any lien or encumbrance prior to the lien of this Indenture, except prior liens securing prior lien bonds which have ceased to be outstanding under the provisions of Section 6 hereof and excepted encumbrances; (e) that since the date of this Indenture no lien prior to the lien of this Indenture has attached to and remains unsatisfied upon any of the mortgaged and pledged property except excepted encumbrances and except liens existing upon any of the mortgaged and pledged property at the date it became mortgaged and pledged property; (f) that in the signer's opinion the issue of the bonds, the authentication and delivery of which are being applied for has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; (g) that the general nature, extent and amount of prior liens, and the principal amount of the then outstanding prior lien bonds secured thereby, if any, mentioned in the accompanying engineer's certificate, are correctly stated; (h) that the
     Company  has  corporate   authority  and  all  necessary   permission  from
     governmental authorities to own and operate the property additions in respect of which such application is made; and (i) that the supplemental indenture specified in subdivision (10) below is in proper form to comply with the requirements of said subdivision (10);

          (8) the instruments of conveyance, assignment and transfer, if any, and the officially authenticated certificates or other documents, if any, specified in the opinion of counsel provided for in subdivision (7) above;

          (9) the prior lien bonds and/or the cash, if any, to he deposited with the Trustee in accordance with the provisions of Section 28 hereof, as specified in the engineer's certificate provided for in subdivision (3) above; and

          (10) an indenture supplemental hereto, with evidence that counterparts thereof have been filed and spread of record in each county in which the mortgaged and pledged property, or any part thereof, is situated (including property additions shown by the engineer's certificate provided for in subdivision (3) above), which supplemental indenture shall contain a statement of the principal amount, the date, the maturity and a description of the series of the bonds (other than the 1970 Series) to be authenticated and delivered hereunder upon said application.

                                  ARTICLE VII.

              ISSUANCE OF BONDS UPON RETIREMENT OF BONDS PREVIOUSLY
                             OUTSTANDING HEREUNDER.

     SECTION 31. The Trustee shall from time to time upon the request of the Company authenticate and deliver bonds hereunder (other than bonds of the 1970 Series) of a principal amount equal to the principal amount of any bonds theretofore authenticated and delivered under this Indenture that shall have been paid, retired, redeemed or canceled or surrendered to the Trustee for cancellation or for the purchase, payment or redemption of which moneys in the necessary amount shall have been deposited with or shall then be held by the Trustee, with irrevocable direction so to apply the same, but only after the Trustee shall have received:

          (1) a resolution such as is described in subdivision (1) of Section 30 hereof;

          (2) a Treasurer's certificate stating (a) that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture; and (b) that bonds theretofore authenticated and delivered under this Indenture of a specified principal amount and series (not less than the principal amount of bonds for which such request for authentication and delivery is made under this Section) have been paid, retired, redeemed or canceled or concurrently with the authentication and delivery of the bonds requested will be surrendered to the Trustee for cancellation (otherwise than upon exchanges or transfers of bonds) and/or that moneys in the necessary amount for the purchase, retirement, payment or redemption thereof are then held by or will be deposited (with irrevocable direction so to apply the same) with the Trustee prior to or concurrently with the authentication and delivery of the bonds so requested, and further stating that no part of such principal amount of bonds has been theretofore made the basis under any provision of this Indenture for the authentication and delivery of bonds or the basis of the right to the authentication and delivery of bonds which right has been waived or the basis of a credit under subdivision (d) of Section 41 or deposited under the provisions of
     Section 20 hereof and that none of such bonds has been paid, purchased, redeemed or otherwise retired by the use of funded cash, and further stating the aggregate principal amount of all such bonds cancelled or so to be surrendered for cancellation that have not theretofore been issued by the Company and the interest rate borne by each thereof not so issued;

          (3) an opinion of counsel  stating the signer's  opinion to the effect
     (a) that since the date of this Indenture no lien prior to the lien of this Indenture has attached to and remains unsatisfied upon any of the mortgaged and pledged property except excepted encumbrances and except liens existing upon any of the mortgaged and pledged property at the date it became mortgaged and pledged property; (b) that the issue of the bonds, the authentication and delivery of which are requested in the resolution provided for under subdivision (1) of this Section, has been duly authorized by the Company and by any and all governmental authorities, the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite; and (c) that the supplemental indenture specified in subdivision (5) below is in proper form to comply with the requirements of subdivision (10) of Section 30 hereof;

          (4) the officially authenticated certificates, or other documents, if any, specified in the opinion of counsel provided for in subdivision (3) of this Section; and

          (5) an indenture supplemental hereto, together with evidence of recordation, such as is described in subdivision (10) of Section 30 hereof.

     In case a net earnings certificate, subsequent to such payment, retirement, redemption, cancellation or surrender for cancellation of such bonds or such deposit of money, shall have been delivered to the Trustee pursuant to any provision of this Indenture, in which the annual interest requirements on such bonds shall not have been included, or in case the interest rate borne by any bonds theretofore authenticated by the Trustee but not issued by the Company (which are being so canceled or surrendered for cancellation) shall have been shown by the Treasurer's certificate provided for in subdivision (2) of this Section to be less than the interest rate to be borne by the bonds the authentication and delivery of which are applied for, the Trustee shall also receive a net earnings certificate, showing the net earnings of the Company to be as required by Section 29 hereof. Bonds issued merely by way of pledge shall not be deemed to have been issued for the purposes of this Section.

     Any and all coupon bonds delivered to the Trustee pursuant to this Article shall have attached thereto all unmatured coupons appertaining thereto.

                                  ARTICLE VIII.

              ISSUANCE OF BONDS UPON DEPOSIT OF CASH WITH TRUSTEE.

     SECTION 32. The Trustee shall from time to time upon the request of the Company authenticate and deliver bonds (other than bonds of the 1970 Series) upon deposit with the Trustee by the Company of cash equal to the aggregate principal amount of the bonds so requested to be authenticated and delivered but only after the Trustee shall have received:

          (1) a resolution such as is described in subdivision (1) of Section 30 hereof;

          (2) a Treasurer's certificate stating that the Company is not to the knowledge of the signers in default under any of the provisions of this Indenture;

          (3) a net earnings certificate showing the net earnings of the Company to be as required by Section 29 hereof;

          (4) an opinion of counsel to the effect (a) that since the date of this Indenture no lien prior to the lien of this Indenture has attached to and remains unsatisfied upon any of the mortgaged and pledged property except excepted encumbrances and except liens existing upon any of the mortgaged and pledged property at the date it became mortgaged and pledged property; (b) that the issue of the bonds, the authentication and delivery of which are requested in such resolution, has been duly authorized by the Company and by any and all governmental authorities the consent of which is requisite to the legal issue of such bonds, specifying any officially authenticated certificates or other documents, by which such consent is or may be evidenced, or that no consent of any governmental authorities is requisite and (c) that the supplemental indenture specified in subdivision
     (6) below is in proper form to comply with the  requirements of subdivision
     (10) of Section 30 hereof;

          (5) the officially authenticated certificates, or other documents, if any, specified in the opinion of counsel provided for in subdivision (4) of this Section; and

          (6) an indenture supplemental hereto, together with evidence of recordation, such as is described in subdivision (10) of Section 30 hereof.

     SECTION 33. All cash deposited with the Trustee under the provisions of the next preceding Section hereof shall be held by the Trustee as a part of the mortgaged and pledged property, but whenever, within three (3) years from the date of deposit of such cash with the Trustee, the Company shall become entitled to the authentication and delivery of bonds under any of the provisions of this Indenture (other than those contained in the next preceding Section) the Trustee, upon the application of the Company, evidenced by a resolution and upon compliance by the Company with all the provisions of this Indenture (except as hereinafter in this Section provided), with which it would have to comply to obtain such authentication and delivery, shall pay over to the Company or upon its order, in lieu of each bond or fraction thereof to the authentication and delivery of which the Company shall then be so entitled, a sum in cash equal to the principal amount of each such bond or fraction thereof; provided, however, that for the purpose of withdrawing cash pursuant to the provisions of this Section, it shall in no case be necessary for the Company to deliver to the Trustee any resolution or document such as are described in subdivisions (1),
(6) and (10) of Section 30 hereof, or such parts of the opinion as are described in clause (e) of subdivision (7) of said Section 30 or such parts of the opinion described in subdivision (7) of said Section 30 as relate solely to the authorization of the issuance of bonds by governmental authorities and by the Company or to the supplemental indenture described in subdivision (10) of
Section 30, or to comply with the provisions of Section 29 hereof.

     SECTION 34. If, at any time within three (3) years from the date of deposit thereof with the Trustee, the Company shall so direct, any cash deposited with the Trustee under the provisions of Section 32 hereof may be used or applied to the purchase or redemption of bonds in the manner and subject to the conditions provided in subdivisions (2) and (3) of Section 68 hereof.

     Any cash deposited with the Trustee under the provisions of Section 32 hereof, which shall not have been paid out pursuant to Section 33 hereof or used or applied pursuant to the foregoing provisions of this Section 34 within three
(3) years from the date of deposit thereof with the Trustee, shall be used or applied by the Trustee (unless the Company is in default in the payment of interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing), as promptly as the Trustee shall deem reasonable or desirable, to the purchase or redemption of bonds in the manner provided in subdivisions (2) and (3) of
Section 68 hereof, except that (a) the Trustee, in its sole discretion, shall determine whether and at what time or times bonds shall be purchased or redeemed, (b) the request by the Company referred to in said subdivisions (2) and (3) shall not be required, and (c) if more than one series of bonds issued hereunder shall at the time be outstanding, the Trustee, in its sole discretion, shall determine the amount of such cash which shall be so applied to the purchase or redemption of the bonds of each such series. The Company hereby authorizes the Trustee on its behalf to give notice of intention to redeem any bonds which are to be redeemed pursuant to the foregoing provisions, in the manner provided by Section 59 hereof.

     The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest, and premiums paid, if any, upon all bonds purchased or redeemed pursuant to this Section.

                                   ARTICLE IX.

                      PARTICULAR COVENANTS OF THE COMPANY.

     The Company hereby covenants as follows:

     SECTION 35. That it is lawfully possessed of all the aforesaid mortgaged and pledged property; that it will maintain and preserve the lien of this Indenture so long as any of the bonds issued hereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the mortgaged and pledged property, as provided in and by this Indenture and that the mortgaged and pledged property is free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to this Indenture other than as set forth in the granting clauses hereof and other than excepted encumbrances.

     SECTION 36. That it will duly and punctually pay the principal of and interest, and premium, if any, on all the bonds outstanding hereunder, according to the terms thereof. As the coupons appertaining to said bonds are paid they shall be canceled.

     SECTION 37. That it will keep an office or agency, while any of the bonds issued hereunder are outstanding, at any and all places at which the principal of or interest on any of said bonds shall be payable, where notices, presentations and demands to or upon the Company in respect of such bonds or coupons as may be payable at such places or in respect of this Indenture may be given or made, and for the payment of the principal thereof and interest thereon. The Company will from time to time give the Trustee written notice of the location of such office or offices or agency or agencies, and in case the Company shall fail to maintain such office or offices or agency or agencies or to give the Trustee written notice of the location thereof, any such notice, presentation or demand in respect of said bonds or coupons or of this Indenture may be given or made, unless other provision is expressly made herein, to or upon the Trustee at its principal office in the City of Chicago, Illinois, and the Company hereby authorizes such presentation and demand to be made to and such notice to be served on the Trustee in either of such events and the principal of and interest on said bonds shall in such event be payable at said office of the Trustee.

     SECTION 38. (a) That, if the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such paying agent shall agree with the Trustee, subject to the provisions of this Section, (1) that such paying agent shall hold in trust for the benefit of the bondholders or the Trustee all sums held by such paying agent for the payment of the principal of or interest on the bonds and premium, if any; and (2) that such paying agent shall give the Trustee notice of any default by the Company in the making of any deposit with it for the payment of the principal of or interest on the bonds and premium, if any, and of any default by the Company in the making of any such payment. Such paying agent shall not be obligated to segregate such sums from other funds of such paying agent except to the extent required by law.

     (b) That if the Company acts as its own paying agent it will, on or before each due date of each instalment of principal or interest on the bonds set aside and segregate and hold in trust for the benefit of the bondholders or the Trustee a sum sufficient to pay such principal or interest so becoming due on the bonds and premium, if any, and will notify the Trustee of such action or of any failure to take such action.

     (c) Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a release or satisfaction of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

     (d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust, as provided in this Section, is subject to the provisions of Section 130 hereof.

     SECTION 39. That it will pay all taxes and assessments lawfully levied or assessed upon the mortgaged and pledged property, or upon any part thereof or upon any income therefrom or upon the interest of the Trustee in the mortgaged and pledged property before the same shall become delinquent, and will duly observe and conform to all valid requirements of any governmental authority relative to any of the mortgaged and pledged property, and all covenants, terms and conditions upon or under which any of the mortgaged and pledged property is held; that it will not suffer any lien to be hereafter created upon the mortgaged and pledged property, or any part thereof, or the income therefrom, prior to the lien of these presents, other than excepted encumbrances, and, in the case of property hereafter acquired, vendors' liens, purchase money mortgages and any lien thereon at the time of the acquisition thereof, and that within four months after the accruing of any lawful claims or demands for labor, materials, supplies or other objects, which if unpaid might by law be given precedence over the lien of this Indenture as a lien or charge upon any of the mortgaged and pledged property or the income thereof, it will pay or cause to be discharged or make adequate provision to satisfy and discharge the same; provided, however, that nothing in this Section contained shall require the Company to observe or conform to any requirement of governmental authority or to cause to be paid or discharged, or to make provision for, any such lien or charge, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings; and provided that such security for the payment of such lien, charge or tax shall be given as the Trustee may require; and that, save as aforesaid, it will not suffer any matter or thing whereby the lien hereof might or could be impaired.

     SECTION 40. That it will keep all the mortgaged and pledged property insured against fire to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, any loss, except as to materials and supplies and except any particular loss less than Ten thousand dollars ($10,000), to be made payable to the Trustee as its interest may appear, or to the trustee or other holder of any mortgage or other lien constituting a prior lien or a lien prior hereto, if the terms thereof require losses so to be made payable; and if so requested in writing by the Trustee, it will, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, once in each year cause policies for the fire insurance carried to be delivered to the Trustee for examination or inspection, which policies shall be returnable to the Company within sixty (60) days from the date of the delivery to the Trustee, unless the Company shall then be in default in the payment of interest or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing. There shall be deposited with the Trustee annually a detailed statement signed by the Treasurer or an Assistant Treasurer of the Company of any fire insurance policies then outstanding and in force upon the aforesaid property, or any part thereof, including the names of the insurance companies which have issued the policies, and the maturities and amounts thereof.

     Any insurance moneys paid in respect of any particular loss of less than $10,000 or for any other reason received by the Company and not by the Trustee shall, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, be applied by the Company to the rebuilding or restoring of the property destroyed or damaged or to the acquisition of other property subject to the lien hereof. Any such moneys not so used at the end of twelve months from the receipt thereof. shall be paid over to the Trustee.

     All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance against loss or damage by fire shall, subject to the requirements of any mortgage constituting a prior lien or a lien prior hereto, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount spent in the rebuilding or restoring of the property destroyed or damaged, upon receipt by the Trustee of a resolution requesting such reimbursement and a Treasurer's certificate stating the amount so expended and the nature of such restoring or rebuilding.

     Any such moneys not so applied within eighteen (18) months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding or restoring then in progress and uncompleted shall not have been given to the Trustee by the Company within such eighteen (18) months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 68 hereof.

     SECTION 41. (I) That it will at all times make or cause to be made such expenditures by means of repairs and maintenance and substitutions, renewals and replacements of property or otherwise as shall be necessary to maintain the mortgaged and pledged property as an operating system or systems in good repair, working order and condition.

     In furtherance but not in limitation thereof, the Company covenants that while any bonds of the 1970 Series are outstanding it will, for the period beginning May 1, 1940 and ending December 31, 1940 (such period for the purposes of this Section being referred to as a calendar year), and for each calendar year thereafter, pay to the Trustee on or before the first day of May next succeeding the end of such calendar year, as and for a Maintenance and Improvement Fund, a sum in cash equal to the sum of ten per centum (10%) of the gross steam operating revenues of the Company and fifteen per centum (15%) of the gross operating revenues (other than steam operating revenues) of the Company for such calendar year less, however, to the extent that the Company desires to include the same, the following credits against such Fund:

          (a) All expenditures of the Company during such calendar year for ordinary maintenance and repairs of the mortgaged and pledged property which have not theretofore been made the basis of a credit under this Section;

          (b) Such amounts (which have not theretofore been made the basis of a credit under this subdivision (b)) of all expenditures of the Company subsequent to April 30, 1940 for property of the character of property additions which has not theretofore been made the basis of the authentication and delivery of bonds hereunder; provided, however, that any such expenditures, set forth as the basis of a credit in the Treasurer's certificate provided for in this Section, shall have been made with respect to property additions constituting part of the mortgaged and pledged property at the date of such Treasurer's certificate; and provided further, that the aggregate of all amounts then and theretofore made the basis of a credit under this subdivision (b) shall not exceed the aggregate of the costs of all mortgaged and pledged property retired subsequent to April 30, 1940. Such costs shall be determined, both with respect to funded and unfunded property, in the manner provided for the determination of costs in connection with the deductions required by subdivision (II) of Section 4 hereof;

          (c) An amount equal to one hundred forty-two and six-sevenths per centum (142 6/7%) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company would then be entitled on the basis of property additions by virtue of compliance with all applicable provisions of this Indenture (except as hereinafter in this Section provided) relating to such authentication and delivery but which have not been authenticated and delivered; and

          (d) The principal amount of any outstanding bonds, with all unmatured coupons, secured hereby, then surrendered to the Trustee, which bonds and coupons shall forthwith be cancelled by the Trustee and, upon request of the Company, the Trustee may cremate the same and deliver to the Company a certificate of such cremation; and

          (e) An amount equal to one hundred and forty-two and six-sevenths per centum (142 6/7%) of such principal amount of bonds, the issue of which is provided for in Section 23 hereof, as to which the Treasurer's certificate, hereinafter in this Section provided for, shall state (i) that such bonds have not been authenticated and delivered hereunder, (ii) that the right to the authentication and delivery of such bonds has not been previously waived, and (iii) that the Company elects to make such principal amount of bonds the basis of a credit under this Section 41. Any such election of a credit shall operate as a waiver by the Company of its tight to the authentication and delivery of such bonds under Section 23 hereof, and such bonds may not thereafter be authenticated and delivered hereunder.

     On or before the first day of May next succeeding the end of each such calendar year, the Company shall file with the Trustee a Treasurer's certificate which shall state:

          (1) The amount which is 10% of the gross steam operating revenues of the Company during such year;

          (2) The amount which is 15% of the gross operating revenues (other than steam operating revenues) of the Company during such year;

          (3) The sum of the  amounts  stated in the  foregoing  clauses (1) and
     (2);

          (4) If credit is desired under subdivision (a), the amount of expenditures of the character described in subdivision (a) for which credit is desired and that such amount has not theretofore been made the basis of a credit under this Section;

          (5) If credit is desired under subdivision (b), a statement showing the amount of such credit and how the same has been calculated and stating that such amount has not theretofore been made the basis of a credit under subdivision (b) of this Section and that the property for which the expenditures were made has not theretofore been made the basis of the authentication and delivery of bonds hereunder;

          (6) If credit is desired under subdivision (c), a statement showing the amount of such credit together with the certificates, instruments and opinions required to be delivered by this Section in connection with such a credit;

          (7) If credit is desired under subdivision (d), the principal amount of bonds being surrendered as the basis of such credit;

          (8) If credit is desired under subdivision (e), the amount of such credit and the statements required under said subdivision (e);

          (9) The amount, if any, set forth pursuant to clause (11) hereof in the next previous Treasurer's certificate which shall have been filed by the Company pursuant to the provisions of this Section except to the extent that any credits included in such excess amount may have been made the basis of the withdrawal of cash deposited under this Section 41;

          (10) The aggregate of the amounts set forth in such Treasurer's certificate pursuant to the foregoing clauses (4) to (9), inclusive;

          (11) The amount, if any, by which the amount set forth in such Treasurer's certificate pursuant to the foregoing clause (10) shall be in excess of the amount stated in such Treasurer's certificate pursuant to the foregoing clause (3);

          (12) The amount, if any, by which the amount set forth in such Treasurer's certificate pursuant to the foregoing clause (10) shall be less than the amount stated in such Treasurer's certificate pursuant to the foregoing clause (3);

     The Company shall pay to the Trustee in cash on or before the said first day of May the amount set forth in such Treasurer's certificate pursuant to the foregoing clause (12). Any cash so deposited may be withdrawn on the basis of credits of the character set forth in the foregoing subdivisions (a) to (e) inclusive, to the extent that the same would be available as the basis of a credit against the Company's obligation to deposit cash under this Section, and shall be certified to the Trustee in the same manner as though such credits were being made the basis of a credit against the Company's obligation to deposit cash under this Section. Any credit so made the basis of withdrawal of cash under this Section may not thereafter be made the basis of a credit of any kind under this Section. Any cash so deposited may, in lieu of being withdrawn as aforesaid, be applied to the purchase or redemption of bonds in the manner provided for in subdivisions (2) and (3) of Section 68 hereof. Any cash not so withdrawn or applied within three years from the date of receipt thereof by the Trustee shall be applied by the Trustee to the purchase or redemption of bonds outstanding hereunder in the manner provided by paragraph (II) of Section 68 hereof.

     In case the Company shall, pursuant to the provisions of subdivision (b) of this Section, elect to make expenditures with respect to any property additions the basis of a credit, the Company shall deliver to the Trustee an opinion of counsel to the effect that the property additions, with respect to which the expenditures so certified were made, constituted at the date of the Treasurer's certificate part of the mortgaged and pledged property.

     In case the Company shall, pursuant to the provisions of subdivision (c) of this Section, elect to avail of a credit based upon the right to the authentication and delivery of bonds on the basis of property additions, the Company shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions (1), (2), (6) and (10) of Section 30 hereof or such parts of the opinion as are required by clause (e) of subdivision (7) of said Section 30, or such parts of the opinions described in subdivision (7) of said Section 30 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company or to the supplemental indenture described in subdivision (10) of Section 30 or to comply with the provisions of Section 29 hereof; and such election shall operate as a waiver by the Company of the right thereafter to make such property additions the basis for the authentication and delivery of bonds hereunder, and such property additions shall have the status of funded property.

     (II) The Company further covenants that it will, whenever requested in writing by the Trustee, or by the holders of at least fifteen per centum (15%) in principal amount of bonds then outstanding hereunder, but in no event more often than once in every five (5) years, cause an inspection of the mortgaged and pledged property to be made by an independent engineer.

     Such independent engineer, within a reasonable time from the date of his or their appointment, shall report to the Company and to the Trustee whether or not the mortgaged and pledged property, as an operating system or systems, has been maintained in good repair, working order and condition, and whether or not there is any mortgaged and pledged property which should be classified as retired and which has not been retired on the books of the Company. If such independent engineer shall report that the mortgaged and pledged property, as an operating system or systems, has not been so maintained, he or they shall state clearly in such report the character and extent and estimated cost of making good such deficiency and, if longer than one year, the time reasonably necessary to make good such deficiency and, if he or they shall report that there is mortgaged and pledged property which should be classified as retired and which has not been retired on the books of the Company, such report shall briefly describe such property and shall state the amount of such retirement. Such amount shall be determined, both with respect to funded and unfunded property, in the manner provided for the determination of the deductions required by subdivision (II) of
Section 4 hereof; provided, however, that with respect to any property additions which shall not have been included in any engineer's certificate or independent engineer's certificate theretofore furnished to the Trustee, the amount of such retirement shall be the cost or fair value thereof (whichever shall be less) as of the date of such report in the case of property additions which were not funded property, and in the case of property additions which were funded property as of the date they became funded property, in either case as determined by the signers of such report. Said report shall be placed on file by the Trustee and shall be open to inspection by any bondholder at any reasonable time.

     The Company shall, with all reasonable speed, do such maintenance work as may be necessary to make good any such maintenance deficiency as shall have been determined to exist as hereinabove provided at the time of the report of such independent engineer, whereupon such independent engineer (or, in case of his or their refusal or inability to act, some other independent engineer), shall report in writing to the Trustee whether such deficiency has been made good.

     Unless the Trustee shall be so advised in writing by such independent engineer within one year from the date of the report of such independent engineer, or such longer period as may be reported by such independent engineer to be reasonably necessary for the purpose, that such deficiency has been made good, the Company shall be deemed to be in default in the performance of one of its covenants under this Indenture. In any proceeding based on such default, said report or reports of such independent engineer shall be prima facie evidence of the existence of the facts and conditions therein set forth.

     The Company covenants that it will promptly retire on its books at the amounts stated in said report, all property which said report states should be retired.

     All expenses incurred pursuant to this Section shall be borne by the Company.

     (III) For the purposes of this Section 41 and of Section 47, the term "Gross Operating Revenues of the Company" as applied to steam operating revenues and other operating revenues of the Company is hereby defined as the revenues received by the Company from the sale of electric, steam and other public utility service and the amounts received as rentals or fixed charges for the use by others (or the use by the Company for the account of others) of generating and transmission facilities owned by the Company (with all interdepartmental items eliminated), and after deducting an amount equal to the cost to the Company of electricity, steam or other public utility service products, purchased for exchange or resale, and after deducting an amount equal to the revenues from the operation of (or, at the option of the Company, the cost of rentals paid by the Company for) electric, steam or other producing, generating, transporting, transmitting or distributing properties leased from others, and after deducting an amount equal to charges to the Company for transmission by others of electricity and/or transportation by others of steam or other public utility service products; provided, however, that any operating revenue of the Company which is in controversy as a result of any litigation or which has been impounded, shall be included in the Gross Operating Revenues of the Company for the purpose of this computation, but only after, and in the year in which, any such operating revenue in controversy or impounded is recovered or, at the option of the Company, after, and in the year in which, it shall have been finally determined that such operating revenues belong to the Company.

     SECTION 42. That it will, subject to the provisions of Article XVII hereof, at all times maintain its corporate existence and right to carry on business, and, subject to the provisions hereof, will use its best efforts to maintain, preserve and renew all the rights, powers, privileges and franchises owned by it.

     SECTION 43. That if it shall fail to perform any covenants contained in Sections 39, 40, 41, 42, or 44 hereof, the Trustee may make advances to perform the same in its behalf and shall make such advances if requested so to do by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds adequate for the purpose and also adequate to pay any expense incurred in connection with such performance; the Company shall at once repay to the Trustee all sums so advanced with interest at the rate of five per centum (5%) per annum until paid, and all sums so advanced with the interest thereon shall be secured hereby, having the benefit of the lien hereby created in priority to the indebtedness evidenced by the bonds and coupons issued hereunder, but no such advance shall be deemed to relieve the Company from any default hereunder except that, to the extent that any such advances by the Trustee shall be repaid by the Company, such advances shall be deemed to have been payments of the Company as of the date of such repayment.

     SECTION 44. That it will cause this Indenture to be promptly recorded and filed in such manner and in such places as may be required by law in order to fully preserve and protect the security of the bondholders and all rights of the Trustee and will furnish to the Trustee:

          (1) Promptly after the execution and delivery of this Indenture and of each supplemental indenture, an opinion of counsel (who may be of counsel for the Company) either stating that in the opinion of such counsel this Indenture and all indentures supplemental hereto have been properly recorded and filed so as to make effective the lien intended to be created thereby and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to make such lien effective, and

          (2) At least annually after the execution and delivery of this Indenture it will furnish to the Trustee an opinion of counsel (who may be of counsel for the Company) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture and all indentures supplemental hereto as is necessary to maintain the lien thereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such lieu. As used in clause (2) of this Section, the term "annually" shall be deemed to mean once in each calendar year following the calendar year 1940.

     It shall be a compliance with clauses (1) and (2) of this Section if (a) the opinion of counsel therein required to be delivered to the Trustee shall state (i) that the indentures which may be the subject matter of any such opinion have been received for recordation or filing or rerecording or refiling in each jurisdiction in which in the opinion of such counsel they are respectively required to be recorded or filed or rerecorded or refiled and (ii) that, in the opinion of such counsel, no further action is necessary to make effective the lien intended to be created by such indentures, and (b) such opinion is delivered to the Trustee within such time, following the date of the execution and delivery of the respective indentures which may be the subject matter of such opinion, as shall be practicable, having due regard to the number and distance of the jurisdictions in which the same are required to be recorded or filed or rerecorded or refiled.

     SECTION 45. That it will execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectually the purposes of this Indenture, and to make subject to the lien hereof any property hereafter acquired and intended to be subject to the lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees the estate, powers, instruments or funds held in trust hereunder.

     SECTION 46. That books of record and account will be kept, in which full, true and correct entries will be made, of all dealings or transactions of, or in relation to, the plants, properties, business and affairs of the Company, and that all books, documents and vouchers relating to the plants, properties, business and affairs of the Company shall at all reasonable times be open to the inspection of such reputable accountant or other agent of recognized standing as the Trustee may from time to time designate, and that the Company will bear all expenses of any such inspection. Except as may be required pursuant to Sections 97 and 98 hereof, the Trustee shall be under no obligation to cause any such inspection to be made unless requested so to do in writing by the holders of not less than a majority in principal amount of the bonds then outstanding hereunder and furnished with funds sufficient to pay all costs and expenses incurred or to be incurred by it in or in connection with such inspection.

     SECTION 47. That subsequent to December 31, 1939 and so long as any bonds of the 1970 Series are outstanding, (except as hereinafter in this Section otherwise provided) it will not have (a) declared or paid any dividends on its capital stock of any class (other than dividends payable in shares of its capital stock of any class), or (b) made any other distribution on any shares of its capital stock of any class, or (c) purchased or redeemed any shares of its capital stock of any class, in an amount which would exceed in the aggregate the amount of its net income after December 31, 1939 available for dividends. The amount of such net income shall be determined in accordance with good accounting practice after all proper deductions, including (i) deduction for amortization of debt discount and expense and of premiums paid in connection with the redemption of funded debt, and (ii) expenditures and accruals for depreciation, maintenance, repairs, renewals, replacements and substitutions of the Company's property in the amounts shown by the Company's books, but in no event shall the total deduction pursuant to this clause (ii) be less than the sum of ten per centum (10%) of the gross steam operating revenues of the Company and fifteen per centum (15%) of the gross operating revenues (other than steam operating revenues) of the Company from December 31, 1939 to the date of determination of such net income. In determining the amount of such net income, no charge or credit to surplus of the following nature shall be included:

          1. Surplus adjustments applicable to the period prior to January 1, 1940;

          2. Charges directly to earned surplus to write-off unamortized discount and expense applicable to any funded debt of the Company outstanding at any time prior to May 1,1940, or unamortized premiums paid in connection with the redemption of such funded debt;

          3. Charges directly to earned surplus to write off unamortized discount and expense applicable to any class of the capital stock of the Company heretofore or hereafter outstanding or unamortized premiums in connection with the redemption of any class of the capital stock of the Company now or hereafter outstanding and subject to redemption;

          4. Charges to earned surplus for the write-down or write-off of any properties or investments of the Company which may be required by any rule, regulation or order of any public authority having jurisdiction over the accounts of the Company.

     The restrictions and computations under the foregoing covenant, however, shall not apply (i) to the declaration or payment of dividends upon any shares of its capital stock of any class to an amount in the aggregate not in excess of $1,107,155 or (ii) to the application to the purchase or redemption of any shares of its capital stock of any class of amounts not to exceed in the aggregate the net proceeds received by the Company from the sale of any shares of its capital stock of any class subsequent to December 31, 1939.

     The Company covenants that, so long as any of the bonds of the 1970 Series are outstanding, each financial statement required by Section 52 hereof to be filed with the Trustee will disclose, by footnote or otherwise, the amount available at the date of such financial statement for dividends, distributions, purchases and redemptions, pursuant to the provisions of this Section 47, and the dividends, distributions, purchases, and redemptions, if any, of the character referred to in this Section, paid or made during the year covered by such financial statement.

     The Company covenants that within fifteen (15) days after the date of the declaration of any dividend, the making of any distribution on its capital stock or the purchase or redemption of any of its capital stock, it will notify the Trustee of such action and will deliver to the Trustee a Treasurer's certificate to the effect that such action was not in violation of the provisions of this Section.

     SECTION 48. That it will not issue, or permit to be issued, any bonds hereunder in any manner other than in accordance with the provisions of this Indenture and that it will faithfully observe and perform all the conditions, covenants and requirements of this Indenture and of all indentures supplemental hereto and of the bonds issued hereunder.

     SECTION 49. I. That it will not withdraw or permit the withdrawal of any cash or purchase money obligations representing the proceeds of insurance on or the release of or the taking by eminent domain of property subject to the lien of this Indenture which shall have been deposited with the trustee of a prior lien unless

          (a) such cash is deposited with the Trustee hereunder to be withdrawn, used or applied in the manner and subject to the conditions provided in
     Section 68 hereof, except that any such cash representing proceeds of insurance shall be applied in accordance with the provisions of Section 40 hereof; or

          (b) the consent of the Trustee hereunder has been given to such withdrawal, which consent shall be given by the Trustee (1) with respect to any such cash representing proceeds of insurance upon compliance with the provisions of Section 40 hereof, or (2) with respect to any other cash upon compliance with the provisions of Section 68 hereof. Any cash with respect to the withdrawal of which the Trustee shall have given its' consent in accordance with the provisions of this subdivision (b) shall for all purposes of this Indenture be deemed to have been originally deposited hereunder and to have been withdrawn, used or applied under the provisions of Section 40 or Section 68 hereof as the case may be; or,

          (c) such cash is deposited with the trustee of another prior lien, such cash to be subject to the restrictions as to withdrawal hereinabove set forth; or

          (d) such purchase money obligations are withdrawn for payment and the cash received thereon is deposited with the trustee of such prior lien, such cash to be subject to the restrictions as to withdrawal hereinabove set forth.

     II. That, upon the cancellation and discharge of any prior lien, it will

          (a) cause the balance of any cash and purchase money obligations of the character described in paragraph I of this Section which shall have been deposited with the trustee of such prior lien and shall not theretofore have been withdrawn or permitted to be withdrawn in accordance with the provisions of said paragraph I to be deposited either (1) with the Trustee to be held and applied in the same manner as though such cash and purchase money obligations had originally been deposited with the Trustee hereunder, or (2) With the trustee of another prior lien, such cash and purchase money obligations to be subject to the restrictions as to withdrawal hereinabove set forth; and

          (b) cause any prior lien bonds then held by the trustee of such prior lien to be cancelled.

     III. That, so long as any prior lien continues to be a prior lien, the Company will not permit prior lien bonds secured by such prior lien to be increased unless the prior lien bonds representing such increase shall be deposited with the Trustee to be held under the provisions of Article XI hereof.

                                   ARTICLE X.

         BONDHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.

     SECTION 50. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee between June 15 and June 30 and between December 15 and December 31 in each year beginning with the period between December 15 and December 31 in the year 1940, and at such other times as the Trustee may request in writing, a list in such form as the Trustee may reasonably require containing all the information in the possession or control of the Company or of its paying agents, as to the names and addresses of the holders of bonds obtained since the date as of which the next previous list, if any, was furnished. Any such list may be dated as of a date not more than fifteen days prior to the time such information is furnished or caused to be furnished, and need not include information received after such date.

     SECTION 51. (a) The Trustee shall preserve in as current a form as is reasonably practicable all information as to the names and addresses of the holders of the bonds outstanding under this Indenture (1) contained in the most recent list furnished to it, as provided in Section 50 hereof (2) received by it in the capacity of paying agent with respect to the principal of and interest on the bonds outstanding under this Indenture, and (3) filed with it within the 2 preceding years pursuant to the provisions of paragraph (2) of subdivision (c) of Section 53 hereof.

     The Trustee may (1) destroy any information or portion thereof furnished to it as provided in said Section 50 upon receipt of new information so furnished to it in substitution therefor; (2) destroy any information received by it as paying agent upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date of the bonds, a list containing the names and addresses of the holders of bonds obtained from such information since the delivery of the next previous list, if any; (3) destroy any list delivered to itself as Trustee which was compiled from information received by it as paying agent upon receipt of a new list so delivered; and (4) destroy any in formation received by it pursuant to the provisions of paragraph (2) of subsection (c) of said Section 53 but not until 2 years after such information has been filed with it.

     (b) In case three or more holders of such bonds (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a bond outstanding under this Indenture for a period of at least 6 months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of bonds with respect to their rights under this Indenture or under the bonds, and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall within 5 business days after the receipt of such application, at its election, either

          (1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subdivision
     (a) of this Section; or

          (2) inform such applicants as to the approximate number of holders of bonds whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (a) of this Section, and as to the approximate cost of mailing to such bondholders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each bondholder whose name and address appears in the information preserved at the time by the Trustee, in accordance with the provisions of subdivision (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment of, the reasonable expenses of such mailing, unless within 5 days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of bonds or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such bondholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) The Trustee shall not be held accountable by reason of the mailing of any material pursuant to any request made under subdivision (b) of this Section.

     SECTION 52. The Company covenants and agrees

          (1) To file with the  Trustee,  within 15 days  after the  Company  is required to file the same with the Securities and Exchange Commission, copies of the annual reports, and of the information, documents and other reports (or copies of such portions of any of the foregoing as such Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with such Commission pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports, pursuant to either of such Sections, then to file with the Trustee and the Securities and Exchange Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) To file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (3) To transmit to the holders of bonds outstanding under this Indenture, within 30 days after the filing thereof with the Trustee (or at such other time as shall be fixed by the Securities and Exchange Commission) and in the manner and to the extent provided in subdivision (c) of Section 53 hereof with respect to reports pursuant to subdivision (a) of said Section, such summaries of any information, documents and reports required to be filed by the Company, pursuant to subdivisions (1) and (2) of this Section, as may be required by the rules and regulations prescribed from time to time by the Securities and Exchange Commission; and

          (4) If at any time hereafter the Company shall not be required to file copies of its annual report with the Securities and Exchange Commission, to file with the Trustee within one hundred twenty (120) days after the close of each fiscal year a statement signed by the Treasurer of the Company and an independent certified or public accountant showing its financial condition and giving reasonably detailed information as to its assets and liabilities and its earnings and operating expenses.

     SECTION 53. (a) The Trustee shall transmit, within 60 days after May 15 in each year, beginning with the year 1941, to the bondholders as hereinafter in this Section provided a brief report dated as of such May 15 with respect to

          (1) Its eligibility and its qualifications under Sections 96 and 109 hereof, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under such Sections, a written statement to such effect;

          (2) The character and amount of any advances (and, if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee, as such, which remain unpaid on the date of such report and for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds upon the mortgaged and pledged property, or upon property or funds held or collected by it as Trustee, if such advances so remaining unpaid aggregate more than one-half of one percentum (1/2 of 1%) of the aggregate principal amount of bonds outstanding under this Indenture on the date of such report;

          (3) The amount, interest rate and maturity date of all other indebtedness owing by the Company, or any other obligor on the bonds secured hereby, to the Trustee in its individual capacity on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs 2, 3, 4 or 6 of subdivision (b) of Section 110 hereof;

          (4) The property and funds physically in the possession of the Trustee, as such Trustee, or of a depositary for it, on the date of such report;

          (5) Any release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) which it has not previously reported; provided, however, that to the extent that the aggregate value as shown by the release papers of any or all of such released properties does not exceed an amount equal to 1% of the principal amount of bonds then outstanding, the report need only indicate the number of such releases, the total value of property released as shown by the release papers, the aggregate amount of cash received and the aggregate value of property received in substitution therefor as shown by the release papers;

          (6) Any additional issue of bonds issued under this Indenture which it has not previously reported; and

          (7) Any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which, in its opinion, materially affects the bonds outstanding under this Indenture, or materially affects the mortgaged and pledged property, except action in respect of a default, notice of which has been or is to be withheld by it, in accordance with the provisions of Section 73.

     (b) The Trustee shall transmit to the bondholders as hereinafter provided a brief report with respect to--

          (1) the release, or release and substitution, of property subject to the lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the certificate or opinion required by Sections 66 or 68 is less than 10 per centum of the principal amount of bonds outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

          (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee as such since the date of the last report transmitted pursuant to the provisions of subsection (a) of this Section 53 (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge prior to that of the bonds on the mortgaged and pledged property or on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this paragraph, if such advances remaining unpaid at any time aggregate more than 10 per centum of the principal amount of bonds outstanding at such time, such report to be transmitted within 90 days after such time.

     (c) Reports, pursuant to this Section, shall be transmitted by mail

          (1) to all registered holders of bonds outstanding under this Indenture as the names and addresses of such holders appear upon the registration books of the Company;

          (2) to such holders of bonds outstanding under this Indenture as have, within the two (2) years preceding such transmission, filed their names and addresses with the Trustee for that purpose; and

          (3) except in the case of reports pursuant to subsection (b) of this Section, to each bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (a) of Section 51 hereof.

     (d) A copy of each such report shall, at the time of such transmission to the bondholders, be filed by the Trustee with each Stock Exchange upon which any of the bonds are listed, and also with the Securities and Exchange Commission.

                                  ARTICLE. XI.

               CONCERNING PRIOR LIEN BONDS DEPOSITED WITH TRUSTEE.

     SECTION 54. Each prior lien bond in coupon form deposited with the Trustee shall have all unmatured coupons attached when so deposited, or shall be accompanied by evidence satisfactory to the Trustee (which may be a certificate of the mortgagee or trustee under the prior lien securing the same) that the discharge of the mortgage or other lien securing such prior lien bond may be obtained without the production of any coupon or coupons that may be missing; and each prior lien bond so deposited shall be uncanceled. Each prior lien bond deposited hereunder shall be in bearer form or accompanied by appropriate instruments of transfer; and the Trustee may cause any or all registered prior lien bonds to be registered in its name as Trustee, or otherwise, or in the name or names of its nominee or nominees.

     SECTION 55. All prior lien bonds received by the Trustee for the purposes of this Article XI shall be held by the Trustee, as part of the mortgaged and pledged property and without impairment of the lien thereof, for the protection and further security of the bonds issued hereunder. Except during the continuance of a completed default specified in Section 72 of this Indenture, no payment by way of interest or otherwise on any of the prior lien bonds held by the Trustee shall be made or demanded and the coupons thereto appertaining as they mature shall be canceled by the Trustee and delivered so canceled to the Company, unless the Company shall, by an instrument in writing, signed by its President or a Vice-President or its Treasurer or an Assistant Treasurer, and delivered to the Trustee, elect, with respect to any of such prior lien bonds, to have such payments made and demanded. In any event, except during the continuance of a completed default as aforesaid, all moneys received by the Trustee on account of the principal of or interest or premium on said prior lien bonds (to the extent that a Treasurer's certificate delivered to the Trustee shall state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain of, mortgaged and pledged property, including the proceeds of and substitutes for any thereof), shall be paid over by the Trustee to or upon the order of the Company signed as aforesaid; provided that if and to the extent that such Treasurer's certificate shall not state that such moneys do not represent the proceeds of insurance on, or of the release of, or of the taking by eminent domain of, mortgaged and pledged property, including the proceeds of and substitutes for any thereof, the same shall be retained by the Trustee and held as part of the mortgaged and pledged property, to be withdrawn, used or applied, in the manner, to the extent, and for the purposes, and subject to the conditions provided in Section 68 hereof.

     SECTION 56. Except during the continuance of a completed default specified in Section 72 hereof, the Trustee, if so directed by an instrument in writing signed by the President or a Vice- President or the Treasurer or an Assistant Treasurer of the Company, shall cause any prior lien bonds held by it to be canceled, and the obligation thereby evidenced to be satisfied and discharged, provided that it shall have received notice from the trustee or other holder of the prior lien securing the same that such trustee or other holder, on receipt of the prior lien bonds held by the Trustee, will cause the prior lien to be satisfied and discharged of record and, in such event, the Trustee shall surrender any prior lien bonds held by it subject to this Article XI to the trustee or other holder of the prior lien securing the same for cancellation; provided that if all of the property subject to the prior lien securing prior lien bonds deposited with the Trustee, shall have been released from the lien of this Indenture, such prior lien bonds as shall thereupon cease to be prior lien bonds shall be surrendered forthwith by the Trustee to the Company upon the written order of its President or a Vice-President or its Treasurer or an Assistant Treasurer.

     SECTION 57. Upon the  occurrence  of any  completed  default  specified  in
Section 72 hereof, the Trustee may exercise any and all rights of a bondholder with respect to the prior lien bonds then held by it or may take any other action which shall in its judgment be desirable or necessary to avail of the security created for such prior lien bonds by the prior liens securing the same. The Trustee shall be reimbursed from the trust estate for all expenses by it properly incurred by reason of any such action taken without negligence or bad faith, with interest upon all such expenditures at the rate of five per centum (5%) per annum; and the amount of such expenses and interest shall, until repaid, constitute a lien upon the mortgaged and pledged property prior to the lien of the bonds and coupons issued hereunder.

                                  ARTICLE XII.

                        REDEMPTION OR PURCHASE OF BONDS.

     SECTION 58. Such of the bonds of any series issued hereunder as are, by their terms, redeemable before maturity may, at the option of the Company evidenced by a resolution, be redeemed at such times, in such amounts and at such prices as may he specified therein and in accordance with the provisions of the three next succeeding Sections numbered from 59 to 61, both inclusive.

     SECTION 59. In case of a redemption of a part only of any series of said bonds, the particular serial numbers of the coupon bonds (including serial numbers of coupon bonds reserved for fully registered bonds of such series) so to be redeemed shall be selected by the Trustee by lot, according to such method as it shall deem proper in its discretion. Notice of intention to redeem (including in case a part only of the bonds of any particular series are to be redeemed, the numbers of the bonds to be redeemed in whole or in part) shall be given, by or on behalf of the Company, by publication in one daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, and in one daily newspaper printed in the English language and published and of general circulation in each other city (if any) where the interest on or principal of the bonds to be redeemed is payable, for such period of time before the date fixed for redemption as is specified in Section 19 hereof as to bonds of the 1970 Series and as to the bonds of any other series for such periods as may be fixed for the bonds of such other series by the supplemental indenture establishing such series of bonds, or if no such period be fixed, then at least once in each of four (4) successive calendar weeks (on any secular day of such calendar week which need not be the same day in each week) immediately preceding the date fixed for redemption. A copy of such notice shall also be mailed by or on behalf of the Company, not less than twenty (20) days before the date fixed for redemption, to each holder of any fully registered bond or of any coupon bond registered as to principal which is to be redeemed, at his last address, if any, appearing upon the registry books, but such mailing shall not be a condition precedent to such redemption and failure so to mail any such notice shall not affect the validity of the proceedings for the redemption of such bonds.

     SECTION 60. In the event that the Company shall complete the giving of notice by publication of its intention to redeem any bonds so redeemable, the Company shall, and it hereby covenants that it will, on or before the redemption date specified in such notice, deposit with the Trustee a sum of money sufficient to redeem all such bonds so to be redeemed on such date and/or irrevocably direct the Trustee to apply from money held by it available to be used for the redemption of bonds, a sum of money sufficient to redeem such bonds. If the Company shall fail so to deposit or direct the application of the money for the redemption of said bonds and such failure shall continue for a period of ten days after the redemption date, such failure, so continued, shall constitute a completed default under this Indenture and the said bonds so called for redemption shall thereupon immediately become due and payable, and the holders of said bonds shall be entitled to receive and the Company shall be obligated to pay the redemption price of said bonds and thereupon and without the lapse of any period of time all the remedies provided for in Article XIV hereof with respect to a default in the payment of principal of bonds outstanding hereunder shall be available to and enforceable by the Trustee.

     SECTION 61. All moneys deposited by the Company with the Trustee under the provisions of this Article XII for the redemption of bonds or which the Company directs shall be applied by the Trustee to the redemption of bonds shall, subject to the provisions of Section 130 hereof, be held by the Trustee in trust for account of the holders of the bonds so to be redeemed, and shall be paid to them respectively, upon presentation and surrender of said bonds in bearer form or if registered, accompanied by a written instrument of transfer in form approved by the Company duly executed by the registered holder or by his duly authorized attorney, with all unmatured coupons, if any, appertaining thereto. Coupons maturing on or prior to the redemption date shall remain payable in accordance with their terms. On and after such redemption date, if the moneys for the redemption of the bonds to be redeemed shall have been deposited or directed to be applied as aforesaid, such bonds shall cease to bear interest and the coupons for interest, if any, maturing subsequent to the redemption date shall be void.

     If any serial number shall be drawn by the Trustee at any selection by lot as in Section 59 hereof provided for, which is reserved for any fully registered bond of a denomination larger than One thousand dollars ($1,000), such fully registered bond shall be presented properly endorsed for transfer at or after the date fixed for the redemption of said bonds so drawn for redemption, and the payment with respect to said bond shall be made upon surrender of said bond so endorsed; and coupon bonds or fully registered bonds for the unpaid balance, if any, of the principal amount of the fully registered bond so presented and surrendered shall be executed by the Company and authenticated and delivered by the Trustee without charge therefor. On and after the date fixed for such redemption, interest shall be payable only on the portion of said fully registered bond not so called for redemption and only such portion shall continue to be entitled to the benefit of the lien of this Indenture.

     SECTION 62. At any time, upon the request of the Company, expressed by resolution, the Trustee shall, to the extent that such bonds are available for such purchase, apply all or any part of the cash held by it under any provision of this Indenture (except cash deposited under the provisions of Section 20 hereof or under any like devices for the retirement of bonds and except moneys deposited for the payment or redemption of a particular series of bonds) or any cash deposited with it by the Company for the purpose, to the purchase of bonds then outstanding hereunder of such series as the Company may designate. Such purchase shall be at public or private sale, as the Trustee may determine, at the lowest prices at which such bonds can be obtained, not exceeding the current redemption price of such bonds as shall be by their terms redeemable before maturity, or at not more than one hundred and five per centum (105%) of the principal of bonds not so redeemable, plus accrued interest. The Company shall have the right to tender bonds for sale by it to the Trustee under the provisions of this Section. Before making any such purchase the Trustee may, and upon request of the Company, shall, by notice published once in each of two (2) successive calendar weeks (on any secular day in the week which need not be the same day in each week) in one daily newspaper, printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York, advertise for written proposals (to be received by it on or before a specified date) to sell to it on or before a subsequent specified date bonds of the series designated by the Company then outstanding hereunder; and the Trustee, to the extent, as nearly as is possible, of such funds then in its hands and requested by the Company to be so applied, shall purchase the bonds so offered at the price or prices most favorable to the Company, and reasonable notice shall be mailed by the Trustee to the holder or holders of the bonds whose proposals may be accepted. Should there be two or more proposals at the same price aggregating more than the amount which the Trustee has available for investment, after having accepted all proposals at lower prices, the Trustee shall invest the amount so available, by acceptance of proposals so as to acquire the requisite amount of bonds at the lowest cost possible, provided, however, that to the extent consistent with the acquisition of such amount of bonds at the lowest cost possible the Trustee shall (a) in accepting proposals, give preference to such proposals as are subject to acceptance of a portion thereof as against proposals not subject to such acceptance, (b) as between proposals subject to acceptance of a portion thereof, accept the same pro rata, and (c) as between proposals not subject to such acceptance, select by lot, according to such method as the Trustee shall deem proper in its discretion, the proposals to be accepted. The Trustee may also in its discretion, and upon request of the Company so to do, shall invite offers of bonds for sale to it in any other usual manner. The Trustee may reject any or all proposals in whole or in part if it can at the time of opening said proposals purchase the requisite amount of such bonds or any part thereof from the Company or others at a lower price than it could by accepting said proposals. All offers by holders shall be subject to acceptance of a portion thereof unless otherwise expressed in the offers and all advertisements for written proposals shall so state.

     The Company shall pay to the Trustee, on demand, the amount of accrued and unpaid interest upon all bonds purchased pursuant to this Section or redeemed in the manner and as provided in this Article XII.

     SECTION 63. All bonds issued hereunder paid, retired or redeemed under any of the provisions of this Indenture or purchased by the Trustee as provided in
Section 62 hereof and all appurtenant coupons, if any, shall forthwith be canceled by the Trustee, and at the request of the Company the Trustee may cremate the same and deliver to the Company a certificate of such cremation.

                                  ARTICLE XIII.

         POSSESSION, USE AND RELEASE OF MORTGAGED AND PLEDGED PROPERTY.


     SECTION 64. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the Company shall be suffered and permitted to possess, use and enjoy the mortgaged and pledged property (except such cash as is expressly required to be deposited with the Trustee and except, to the extent not herein otherwise provided, such securities as are expressly required to be deposited with the Trustee), and to receive, use and dispose of the tolls, rents, revenues, issues, earnings, income, product and profits thereof, with power in the ordinary course of business freely and without let or hindrance on the part of the Trustee or of the bondholders, to use, consume and dispose of supplies acquired for the purpose and except as herein otherwise expressly provided, to the contrary, to exercise any and all rights under choses in action, contracts, franchises and claims.

     SECTION 65. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by the Trustee, or accountability thereto for any consideration received by the Company:

          (1) sell or otherwise dispose of, free from the lien of this Indenture any machinery, equipment, tools, implements or other property, which shall have become old, inadequate, obsolete, worn out or unfit or unadapted for use in the operations of the Company, upon replacing the same by or substituting for the same other property (not then within the term funded property) of at least equal value to that of the property sold or otherwise disposed of and subject to no liens prior hereto except liens to which the property sold or otherwise disposed of was subject;

          (2) cancel or make changes or alterations in or substitutions of any and all contracts, leases and/or right of way grants;

          (3) surrender or assent to the modification of any right, power, franchise, license, governmental consent or permit under which it may be operating, provided that such surrender or modification is, in the opinion of the Board of Directors of the Company (such opinion to be stated in a resolution to be filed with the Trustee), desirable in the conduct of the business of the Company and does not impair the security of the bonds outstanding hereunder.

     SECTION 66. A. Unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the Company may obtain the release of any of the mortgaged and pledged property, except cash then held by the Trustee (provided, however, that prior lien bonds deposited with the Trustee shall not be released except as provided in Article XI hereof, and that, at the option of the Company, the mining properties and the land and buildings located at West Tenth Street and White River Boulevard, Indianapolis, Indiana, owned by the Company at the date hereof may be released as provided hereafter in paragraph B of this Section 66), and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of

          (1) a resolution describing in reasonable detail the property to be released and requesting such release and stating that the Company has disposed of, exchanged or dedicated, or agreed to dispose of, exchange or dedicate the same;

          (2) a Treasurer's certificate stating that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in Section 72 hereof has occurred and is continuing;

          (3) if the fair value of the property to be released, as set forth in the certificate required by this subdivision (3), is equal to or more than the greater of (i) Twenty-five thousand Dollars ($25,000) or (ii) one per centum (1%) of the aggregate principal amount of the bonds outstanding, and if the fair value of the property to be released and of all other property released since the commencement of the current calendar year, as set forth in the certificates required by this subdivision (3), is ten per centum or more of the aggregate principal amount of bonds at the time outstanding, then an independent engineer's certificate; otherwise an engineer's certificate; such engineer's certificate or independent engineer's certificate, as the case may be, shall be made and dated not more than ninety (90) days prior to the date of such application and shall state: (a) the fair value, in the opinion of the signers, of the property to be released; (b) what portion, if any, of the property to be released is funded property; (c) that such release is in the opinion of the signers desirable in the conduct of the business of the Company; and (d) that such release will not impair the security under this Indenture in contravention of the provisions hereof;

          (4) an amount in cash, to be held by the Trustee as part of the mortgaged and pledged property, equivalent to the amount, if any, by which the then fair value of the property to be released, as' specified in the engineer's certificate or in the independent engineer's certificate, as the case may be, provided for in subdivision (3) above, exceeds the aggregate (subject to the limitations hereinafter contained in clause (c) of this subdivision with respect to obligations secured by purchase money mortgages upon the property released) of the following items:

               (a) the principal amount of any obligations secured by purchase money mortgage upon the property released delivered to the Trustee, to be held as part of the mortgaged and pledged property; and

               (b) one hundred and forty-two and six-sevenths per centum (142 6/7%) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture (other than those contained in Section 32 hereof and except that against bonds authenticable under Section 31 hereof, credit may be taken under this subdivision in an amount equal only to one hundred per centum (100%) of the principal amount of such bonds) by virtue of compliance with all applicable provisions of this Indenture (except any earnings requirements or net earnings certificates) relating to such authentication and delivery but which have not been authenticated and delivered; provided, however, that any application for such release of property shall, to the extent, and to the extent only, that the property so to be released is (i) funded property, or (ii) property the expenditures for which have been made the basis of a credit under
          Section 41 hereof, operate as a waiver by the Company of the right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released; and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder and, to such extent, any property additions which were the basis of such right to the authentication and delivery of bonds so waived shall have the status of funded property; and

               (c) the principal amount of any obligations secured by purchase money mortgage upon the property to be released and/or any amount in cash, that is evidenced to the Trustee by a certificate of the trustee or other holder of a prior lien or a lien prior hereto, as the case may be, stating that such trustee or other holder has received and holds the same in accordance with the provisions of such prior lien or lien prior hereto in consideration for the release of such property or any part thereof from such prior lien or lien prior hereto;

     provided, however, that for the purposes of this subdivision (4) obligations secured by purchase money mortgages upon the property to be released shall be included in determining such aggregate only to the extent of a sum which shall not exceed seventy per centum (70%) of the fair value of the property released and only if the principal amount of the purchase money obligations so included plus the principal amount of all purchase money obligations then held by the Trustee or by the trustee or other holder of a prior lien or lien prior hereto under the provisions of this subdivision (4) and theretofore included in making the computation herein provided for shall not exceed five per centum (5%) of the principal amount of all bonds then outstanding under this Indenture;

          (5) in case any obligations secured by purchase money mortgage upon the property to be released are included in the consideration for such release and are delivered to the Trustee or to the trustee or other holder of a prior lien or a lien prior hereto in connection with any release of such property, an opinion of counsel to the effect that in his or their opinion, such obligations are valid obligations, and that any purchase money mortgage securing the same is sufficient to afford a valid purchase money lien upon the property to be released, subject to no lien prior thereto except such liens, if any, as shall have existed thereon just prior to such release as liens prior to the lien of this Indenture.

     In case the release of property is in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under clause (4)
(b) of this Section) the Company, except as otherwise in this Section provided, shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions (1), (2), (6) and (10) of Section 30 hereof or such parts of the opinion as are described in clause (e) of subdivision (7) of said
Section 30 or such parts of the opinions  described in  subdivision  (7) of said
Section 30 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company or to the supplemental indenture described in subdivision (10) of Section 30, or to comply with the provisions of Section 29 hereof; and provided further, that if the property to be released is not funded property (i) the Company shall not be required to comply with the provisions of Section 28 hereof, and (ii) that portion of the opinion of counsel required by, clause (d) of subdivision (7) of said Section 30 may state that the property additions made the basis of the application for release are subject to prior liens which secure prior lien bonds which have not ceased to be outstanding under the provisions of Section 6 hereof; and provided further, that if any such application for release on the basis of property additions shall not operate as a waiver by the Company of the right to the authentication and delivery of bonds on the basis of such property additions, then none of the computations set forth in subdivision (II) of Section 4 hereof need be made and provided further that the cost of any property additions received or to be received by the Company in whole or in part, as consideration in exchange for the property to be released shall for all purposes of this Indenture be deemed to be the amount stated in the engineer's certificate or in the independent engineer's certificate, as the case may be, provided for in subdivision (3) of this Section to be the fair value of the property to be released (a) plus the amount of any cash or the fair value of any other consideration to be stated in such engineer's certificate or independent engineer's certificate, as the case may be, paid and/or delivered or to be paid and/or delivered by the Company in connection with such exchange as additional consideration for such property additions or (b) less the amount of any cash or the fair value of any other consideration, which shall also be stated in such engineer's certificate or independent engineer's certificate, as the case may be, received or to be received by the Company in connection with such exchange in addition to such property additions.

     Any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of
Article XI hereof and any moneys and/or purchase money obligations and/or other property and/or the proceeds of any thereof and/or substitutes therefor received by the Trustee under this Section shall be held as part of the mortgaged and pledged property and such moneys and/or purchase money obligations shall be paid over, with drawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 68 hereof.

     B. Unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the Company may obtain the release, as a whole, of the coal mining properties located in Sullivan County, Indiana described in Part II of the granting clauses hereof and/or of the coal mining properties located in Pike County, Indiana described in Part III of the granting clauses hereof, and/or the land and buildings located at West Tenth Street and White River Boulevard, Indianapolis, Indiana, and the Trustee shall release the same from the lien hereof upon the application of the Company and receipt by the Trustee of

          (i) a resolution describing in reasonable detail the property to be released and requesting such release and stating that the Company has disposed of or exchanged, or agreed to dispose of or exchange the same;

          (ii) a Treasurer's certificate as described in clause (2) of this Section; and

          (iii) cash in the amount of $543,430.65 with respect to the coal mining properties located in Sullivan County, Indiana, or cash in the amount of $38,018.05 for the coal mining properties located in Pike County, Indiana, or cash in the amount of $17,500 with respect to the land and buildings located at West Tenth Street and White River Boulevard, Indianapolis, Indiana, to be held by the Trustee as part of the mortgaged and pledged property and to be paid over, withdrawn, used or applied, in the manner, to the extent, and for the purposes and subject to the conditions provided in Section 68 hereof.

     SECTION 67. Unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the Trustee shall whenever from time to time requested by the Company (such request to be evidenced by a resolution) and without requiring compliance with any of the provisions of Section 66 hereof, release from the lien hereof real estate unimproved for use in the conduct of the business of the Company, and the retention of which is, in the opinion of the Board of Directors of the Company, no longer desirable in the conduct of the business of the Company, provided the aggregate value of such real estate so released without such compliance in any period of twelve (12) consecutive calendar months shall not exceed the sum of Fifty thousand dollars ($50,000). Prior to the granting of any such release, there shall be delivered to the Trustee an engineer's certificate (or an independent engineer's certificate if an independent engineer's certificate would be required under subdivision (3) of Section 66, if the release was being applied for under Section 66) which shall state (a) the fair value in the opinion of the signers of the property to be released, (b) what portion, if any, of the property to be released is funded property, (c) that the release thereof will not impair the security under this Indenture in contravention of the provisions hereof, and (d) such other facts required to be known by the Trustee as a condition precedent to action by it under this Section. The Company covenants that it will deposit with the Trustee, to be dealt with in the manner provided in Section 68 hereof, the consideration, if any, received by it upon the sale or other disposition of any such real estate so released (to the extent that the same shall not have been paid or delivered to the trustee or other holder of a mortgage or other instrument constituting a prior lien or constituting a lien prior to the lien of this Indenture in accordance with the provisions thereof and a Treasurer's certificate to that effect shall have been furnished to the Trustee).

     SECTION 68. (I) Any money received in consideration of any release by the Trustee under this Article XIII, including payment on account of the principal of any obligations secured by purchase money mortgage so received, shall be paid to and held by the Trustee; and, unless the Company is in default in the payment of the interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, such money and any other money which by the provisions hereof are to be applied as in this Section provide4 (subject to the provisions of paragraph B of Section 69 hereof),

          (1) may be withdrawn from time to time by the Company in an amount equal to one hundred and forty-two and six-sevenths per centum (142-6/7%) of the principal amount of each bond or fraction of a bond to the authentication and delivery of which the Company shall be entitled under any of the provisions of this Indenture (other than those contained in Section 32 hereof and except that against bonds authenticable under Section 31 hereof, money may be withdrawn under this subdivision in an amount equal only to one hundred per centum (100%) of the principal amount of such bonds) by virtue of compliance with all applicable provisions of this Indenture (except any earnings requirements or net earnings certificates) relating to such authentication and delivery but which have not been authenticated and delivered; provided, however, that any request for such withdrawal of money shall, to the extent, and to the extent only, that the money to be so withdrawn is funded cash, operate as a waiver by the Company of the right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such funded cash is withdrawn; and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder and, to such extent, any property additions which were the basis of such right to the authentication and delivery of bonds so waived shall have the status of funded property; or

          (2) may, upon the request of the Company, evidenced by a resolution delivered to the Trustee, be used by the Trustee for the purchase of bonds issued hereunder in accordance with the provisions of Section 62 hereof; or

          (3) may, upon the request of the Company, evidenced by a resolution delivered to the Trustee, be applied by the Trustee to the redemption of any bonds issued hereunder as are by their terms redeemable before maturity, of such series as may be designated by the Company, such redemption to be in the manner and as provided in Article XII hereof.

     Such moneys shall, from time to time, be paid out or used or applied by the Trustee, as aforesaid, upon the request of the Company evidenced by a resolution, and upon receipt by the Trustee of a Treasurer's certificate stating that the Company is not in default in the payment of the interest on any bonds then outstanding hereunder and that none of the completed defaults specified in
Section 72 hereof has occurred and is continuing. In case the withdrawal of cash is, in whole or in part, based upon the right to the authentication and delivery of bonds (as permitted under subdivision (1) of this Section) the Company, except as otherwise in this Section provided, shall comply with all applicable provisions of this Indenture relating to such authentication and delivery; provided, however, that in no such case shall the Company be required to deliver to the Trustee any resolution or document such as is described in subdivisions
(1), (2), (6) and (10) of Section 30 hereof or such parts of the opinion as are described in clause (e) of subdivision (7) of said Section 30 or such parts of the opinion described in subdivision (7) of said Section 30 as relate solely to the authorization of the issuance of bonds of the Company by governmental authorities or by the Company or to the supplemental indenture described in subdivision (10) of Section 30, or to comply with any earnings requirements and provided further, that if the cash to be withdrawn is not funded cash (i) the Company shall not be required to comply with the provisions of Section 28 hereof, and (ii) that portion of the opinion of counsel required by clause (d) of subdivision (7) of said Section 30 may state that the property additions made the basis of the application for the withdrawal are subject to prior liens which secure prior lien bonds which have not ceased to be outstanding under the provisions of Section 6 hereof; and provided further, that if any such application for withdrawal of cash on the basis of property additions shall not operate as a waiver by the Company of the right to the authentication and delivery of bonds on the basis of such property additions, then none of the computations set forth in subdivision (H) of Section 4 hereof need be made.

     (II) Any such money which shall not have been withdrawn, used or applied pursuant to the foregoing provisions of this Section within three (3) years from the date of receipt thereof by the Trustee, shall be used or applied by the Trustee (unless the Company is in default in the payment of interest on any bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing), as promptly as the Trustee shall deem reasonable or desirable, to the purchase or redemption of bonds in the manner provided in subdivisions (2) and (3) of
Section 68 hereof, except that (a) the Trustee, in its sole discretion, shall determine whether and at what time or times bonds shall be purchased or redeemed, (b) the request by the Company referred to in said subdivisions (2) and (3) shall not be required, and (c) if more than one series of bonds issued hereunder shall at the time be outstanding, the Trustee, in its sole discretion, shall determine the amount of such cash which shall be so applied to the purchase or redemption of the bonds of each such series. The Company hereby authorizes the Trustee on its behalf to give notice of intention to redeem any bonds which are to be redeemed pursuant to the foregoing provisions, in the manner provided by Section 59 hereof.

     Any purchase money mortgage received or to be received by the Trustee under any of the provisions of this Indenture in consideration of the release of any property by the Trustee and/or the obligations secured by such purchase money mortgage, may be released upon payment by the Company to the Trustee of the principal of such purchase money mortgage or any unpaid portion thereof and/or of the obligations thereby secured. The Trustee shall be entitled to collect the principal of and interest on any such purchase money mortgage, and/or of the obligations thereby secured, as and when the same shall become payable and the Trustee may take any action which in its judgment may be desirable or necessary to avail of the security of such purchase money mortgage. Unless the Company is in default in the payment of the interest on any of the bonds then outstanding hereunder or one or more of the completed defaults specified in Section 72 hereof shall have occurred and be continuing, the interest received by the Trustee on any such purchase money mortgage or on the obligations thereby secured shall be paid over to the Company.

     Any property acquired by the Company to take the place of any property released under any provisions of this Article XIII shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged and pledged property; but the Company shall, if requested by the Trustee, convey the same, or cause the same to be conveyed, to the Trustee as may be so requested by appropriate instruments of conveyance upon the trusts and for the purposes of this Indenture.

     Any bonds issued under this Indenture deposited with the Trustee pursuant to the provisions of this Section shall forthwith be canceled by the Trustee and at the request of the Company the Trustee may cremate the same and deliver a certificate of such cremation to the Company, and any prior lien bonds deposited with the Trustee pursuant to the provisions of this Section shall be held by the Trustee subject to the provisions of Article XI hereof.

     SECTION 69. A. Should any of the mortgaged and pledged property be taken by exercise of the power of eminent domain or should any governmental body or agency, at any time, exercise any right which it may have to purchase or designate a purchaser of any part of the mortgaged and pledged property, the Trustee may release the property so taken or purchased, upon being furnished with an opinion of counsel to the effect that such property has been taken by exercise of the power of eminent domain, or purchased in the exercise of a right which a governmental body or agent had to purchase or designate a purchaser of the same. The proceeds of all property so taken or purchased shall be paid over to the Trustee (unless the same shall have been paid or delivered to the trustee or other holder of a mortgage or other lien constituting a prior lien or lien prior hereto in accordance with the provisions thereof and a Treasurer's certificate to that effect shall have been furnished to the Trustee), and, if paid over to the Trustee hereunder, (a) shall be applied in the manner set forth in paragraph B of this Section if the provisions of said paragraph B shall be applicable, or (b) if the provisions of said paragraph B shall not be applicable, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes and subject to the conditions provided in Section 68 hereof.

     B. Notwithstanding the provisions set forth in Sections 66 or 68 hereof or in paragraph A of this Section relating to the withdrawal, use or application of moneys or other proceeds paid over to the Trustee, which provisions shall be inapplicable in the events hereinafter stated, should all or substantially all of the mortgaged and pledged property, or all or substantially all such property used in the business of generating, manufacturing, transporting, transmitting, distributing or supplying electricity, be taken by exercise of the power of eminent domain, or should any governmental body or agency exercise any right which it may have to purchase or designate a purchaser of the same, or should such property be sold to any governmental body or agency, then, and in any of such events, the Company shall have the right to redeem and shall promptly take all steps as shall be necessary to redeem all bonds outstanding under this Indenture at the principal amounts thereof and accrued interest to the date of redemption together with the premiums specified in Section 19 hereof with respect to the bonds of the 1970 Series, and with such premiums, if any, as may be provided, in the supplemental indenture establishing any other series of bonds secured hereby, for the redemption of such bonds pursuant to the provisions of this paragraph B. The Company covenants that in any of such events it will deposit with the Trustee such an amount in cash, if any, as, when added to any moneys then held by the Trustee hereunder, shall be required to redeem all bonds outstanding under this Indenture, and the Trustee shall forthwith take such steps as may be necessary to effect such redemption and shall apply and use for such redemption the moneys so deposited with or held by it. If the Company fails to take any steps necessary to effect the prompt redemption of said bonds, the Trustee shall have the power in the name of the Company, or otherwise, to take such steps. If in any of the events described in this paragraph B there shall be deposited with the Trustee any moneys or other proceeds which are not required for the redemption of the bonds outstanding hereunder, such cash shall (subject to the Trustee's lien thereon for its charges, expenses and disbursements) be forthwith paid over by the Trustee to the Company.

     SECTION 70. In case the mortgaged property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the sale or other disposition of the mortgaged and pledged property may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding the Company may be in default and any request, certificate or appointment made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or its Board of Directors or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the mortgaged and pledged property under any provision of this Indenture, then such powers may be exercised by the Trustee in its discretion notwithstanding the Company may be in default. Notwithstanding the existence of a default in the payment of interest on any bonds then outstanding hereunder or the existence of a completed default specified in Section 72 hereof, the Trustee may release from the lien hereof any part of the mortgaged and pledged property upon compliance with the conditions specified in this Article in respect thereof, if the Trustee in its discretion shall deem such release for the best interests of the bondholders.

     SECTION 71. No purchaser in good faith of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the release, or to inquire as to any facts required by the provisions hereof for the exercise of this authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange or other disposition.

                                  ARTICLE XIV.

                REMEDIES OF TRUSTEE AND BONDHOLDERS UPON DEFAULT.

     SECTION 72. Upon the occurrence of any one or more of the following events (herein called "completed defaults"), viz.:

          (a) Default in the payment of the principal of any bond hereby secured when the same shall have become due and payable, whether at maturity as therein expressed or by declaration, or otherwise; or

          (b) Default continued for sixty (60) days in the payment of any interest upon any bond hereby secured; or

          (c) Default in the payment of any interest upon or principal (whether at maturity as therein expressed or by declaration, or otherwise) of any outstanding prior lien bonds continued beyond the period of grace, if any, specified in the prior lien securing the same if the Company shall not have complied with the provisions of Section 49 hereof to the extent that such provisions may be applicable thereto; or

          (d) By decree of a court of competent jurisdiction the Company shall be adjudicated a bankrupt, or an order shall be made approving a petition filed by any creditors or stockholders of the Company seeking reorganization or readjustment of the Company under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or, by order of a court of competent jurisdiction, a trustee or a receiver or receivers shall be appointed of all or substantially all of the property of the Company or of all or any part of the property of the Company subject to the lieu of this Indenture, and any such decree or order shall have continued unstayed on appeal or otherwise and in effect for a period of sixty (60) days; or

          (e) The Company shall admit in writing its inability to pay its debts generally as they mature or shall file a petition in voluntary bankruptcy or shall make any general assignment for the benefit of creditors or shall consent to the appointment of a receiver or trustee of all or any part of its property, or shall file in any court of competent jurisdiction, a petition or answer seeking reorganization or readjustment under the federal bankruptcy laws or other law or statute of the United States of America or any State thereof, or shall file a petition to take advantage of any debtors' act; or

          (f) Default continued for sixty (60) days after notice to the Company from the Trustee in the performance of any other covenant, agreement or condition contained herein or in any indenture supplemental hereto or in any bond secured hereby;

the Trustee may, and upon written request of the holders of a majority in principal amount of the bonds then outstanding hereunder, shall, by notice in writing delivered to the Company, declare the principal of all bonds hereby secured then outstanding and the interest accrued thereon immediately due and payable, and such principal and interest shall thereupon become and be immediately due and payable; subject, however, to the right of the holders of at least a majority in principal amount of a1l outstanding bonds, by written notice to the Company and to the Trustee to annul such declaration and destroy its effect at any time before any sale hereunder, if before any such sale all agreements with respect to which default shall have been made shall be fully performed or made good, and all arrears of interest upon all bonds outstanding hereunder and the reasonable expenses and charges of the Trustee, its agents and attorneys, and all other indebtedness secured hereby, except the principal of any bonds not then due by their terms and interest accrued on such bonds since the last interest payment date, shall be paid, or the amount thereof shall be paid to the Trustee for the benefit of those entitled thereto.

     SECTION 73. The Trustee shall, within 90 days after the occurrence thereof, give to the bondholders, in the manner and to the extent provided in subsection
(c) of Section 53 hereof, notice of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purposes of this Section being hereby defined to be the events specified in subdivisions (a), (b), (c), (d), (e) and (f) of Section 72 hereof not including any periods of grace provided for in said subdivisions and irrespective of whether the Trustee has given the notice referred to in said subdivision (f)); and provided that, except in the case of default in the payment of the principal of or interest on any of the bonds, or in the payment of any sinking or purchase fund instalment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the bondholders.

     SECTION 74. Upon the occurrence of one or more completed defaults, the Company, upon demand of the Trustee, shall forthwith surrender to the Trustee the actual possession of, and it shall be lawful for the Trustee, by such officer or agent as it may appoint, to take possession of all the mortgaged and pledged property (with the books, papers and accounts of the Company), and to hold, operate and manage the same, and from time to time to make all needful repairs and such extensions, additions and improvements as to the Trustee shall seem wise; and to receive the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and out of the same to pay all proper costs and expenses of so taking, holding and managing the same, including reasonable compensation to the Trustee, its agents and counsel, and any charges of the Trustee hereunder, and any taxes and assessments and other charges prior to the lien of this Indenture which the Trustee may deem it wise to pay, and all expenses of such repairs, extensions, additions and improvements, and to apply the remainder of the moneys so received by the Trustee, subject to the provisions of Section 83 hereof with respect to extended, transferred or pledged coupons or claims for interest, first to the payment of the instalments of interest which are due and unpaid, in the order of their maturity, and next, if the principal of any of said bonds is due, to the payment of the principal and accrued interest thereon at the same rate as is expressed in the bonds pro rata without any preference or priority whatever, except as' aforesaid. Whenever all that is due upon such bonds and instalments of interest and under any of the terms of this Indenture shall have been paid and all defaults made good, the Trustee shall surrender possession to the Company, its successors or assigns; the same right of entry, however, to exist upon any subsequent default.

     SECTION 75. Upon the occurrence of one or more completed defaults it shall be lawful for the Trustee, by such officer or agent as it may appoint, with or without entry, to sell all the mortgaged and pledged property as an entirety, or in such parcels as the holders of a majority in principal amount of the bonds outstanding hereunder shall in writing request, or in the absence of such request, as the Trustee may determine, at public auction, at some convenient place in Indianapolis, Indiana, or such other place or places as may be required by law, having first given notice of such sale by publication in at least one daily newspaper of general circulation, published in Indianapolis, Indiana (if there be such a daily newspaper), at least once in each of four (4) successive calendar weeks (on any secular day of each such calendar week) next preceding such sale, and by like publication in at least one daily newspaper published and of general circulation in the Borough of Manhattan, The City of New York, and any other notice which may be required by law, and from time to time to adjourn such sale in its discretion by announcement at the time and place fixed for such sale without further notice, and upon such sale to make and deliver to the purchaser or purchasers a good and sufficient deed or deeds for the same, which sale shall be a perpetual bar, both at law and in equity, against the Company and all persons, firms and corporations lawfully claiming or who may claim by, through or under it.

     SECTION 76. In case of the breach of any of the covenants or conditions of this Indenture, the Trustee shall have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders hereunder. In case of a completed default hereunder, the Trustee may either after entry, or without entry, proceed by suit or suits at law or in equity to enforce payment of the bonds then outstanding hereunder and to foreclose this Indenture and to sell the mortgaged and pledged property under the judgment or decree of a court of competent jurisdiction; and it shall be obligatory upon the Trustee to take action either by such proceedings or by the exercise of its powers with respect to entry or sale upon being requested so to do by the holders of a majority in principal amount of the bonds then outstanding hereunder and upon being indemnified, except to the extent that such indemnity is precluded under the provisions of Sections 97 and 98.

     No remedy by the terms of this Indenture conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

     No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

     No waiver of any default hereunder, whether by the Trustee or by the bondholders, shall extend to or shall affect any subsequent default or shall impair any rights or remedies consequent thereon.

     In all proceedings for the foreclosure of this Indenture, reasonable compensation for the services of the Trustee in case it shall act, and all costs and expenses incurred without negligence or bad faith, including all expenses of preparing for trial and trial, reasonable attorneys' fees, stenographer's fees or reporter's fees or charges for taking or transcribing any statement of witnesses or testimony or evidence given or heard therein, expenses of procuring testimony and evidence, the cost of procuring abstracts of title and continuations thereof, opinion of title or a title guarantee policy or policies and documentary evidence, if any, and printing bills incurred by the Trustee in any proceeding, or in the preparation therefor, shall become so much additional indebtedness secured by this Indenture, prior and superior to the bonds secured hereby and until the same are paid, such legal proceedings shall not be dismissed.

     SECTION 77. Anything in this Indenture to the contrary notwithstanding, the holders of a majority in principal amount of the bonds then outstanding hereunder shall have the right, at any time, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all proceedings to be taken for any sale of the mortgaged and pledged property, or for the foreclosure of this Indenture, or for the appointment of a receiver or any other proceedings hereunder for any remedy available to the Trustee, or for exercising any trust or power conferred upon the Trustee under this Indenture; provided that such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

     SECTION 78. In case of a completed default hereunder, and upon the filing of a bill in equity, or other commencement of judicial proceedings to enforce the rights of the Trustee and of the bondholders under this Indenture, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the mortgaged and pledged property, and of the tolls, rents, revenues, issues, earnings, income, products and profits thereof, pending and/or during such proceedings, with such powers as the court making such appointment shall confer.

     SECTION 79. Upon any sale being made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the principal of all bonds then secured hereby, if not previously due, shall at once become and be immediately due and payable.

     SECTION 80. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, any bondholder or bondholders may bid for and purchase the mortgaged and pledged property or any part thereof and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in his, their or its own absolute right without further accountability, and any purchasers at any such sale may, in paying the purchase money, turn in any of the bonds and coupons or claims for interest outstanding hereunder in lieu of cash to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, subject, however, to the provisions in respect to extended, pledged and transferred coupons and claims for interest contained in Section 83 hereof. Said bonds and coupons, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the holders thereof after being appropriately stamped to show partial payment.

     SECTION 81. Upon any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, the receipt of the Trustee or of the officer making such sale shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money and such purchaser or purchasers, his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money, or be in any wise answerable for any loss, misapplication or non-application thereof.

     SECTION 82. Any sale made either under the power of sale hereby given or under judgment or decree in any judicial proceedings for foreclosure or otherwise for the enforcement of this Indenture, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of the Company, of, in and to the property so sold, and shall be a perpetual bar both at law and in equity against the Company, its successors and assigns and against any and all persons, firms or corporations claiming or who may claim the property sold or any part thereof, from, through or under the Company, its successors or assigns.

     SECTION 83. The proceeds of any sale made either under the power of sale hereby given, or under judgment or decree in any judicial proceedings for the foreclosure or otherwise for the enforcement of this Indenture, together with any other amounts of cash which may then be held by the Trustee as part of the mortgaged and pledged property, shall be applied, as follows:

          First--To the payment of all taxes, assessments, governmental charges or liens prior to the lien of this Indenture, except those subject to which such sale shall have been made, and of all the costs and expenses of such foreclosure and sale, including reasonable compensation to the Trustee, its agents and attorneys, and of all other sums payable to the Trustee hereunder as compensation for all other services and/or by reason of any expenses or liabilities incurred or advances made in connection with the management or administration of the trusts hereby created;

          Second--To the payment in full of the amounts then due and unpaid for principal and interest upon the bonds then secured hereby; and in case such proceeds shall be insufficient to pay in full the amounts so due and unpaid, then to the payment thereof ratably, with interest on the overdue principal at the rates expressed in the bonds, without preference or priority of principal over interest, or of interest over principal, or of any instalment of interest over any other instalment of interest; provided, however, that if the time for the payment of any coupon or claim for interest upon any of the bonds secured hereby shall have been extended (except pursuant to action taken under Article XX hereof) by or with the consent of the Company, or if any thereof at or after maturity shall have been transferred or pledged separate from the bond to which they relate, such coupons or claims for interest shall not be entitled in case of default hereunder to the benefit or security of this Indenture except after the prior payment in full of the principal of all bonds issued hereunder and then secured hereby and of all coupons and claims for interest on such bonds the payment of which has not been so extended, or not so transferred or pledged; but the foregoing proviso shall not be applicable to any coupon or claim for interest, the time for the payment of. which shall have been extended, if such extension be pursuant to a plan proposed by the Company to all holders of any one or more series of bonds then outstanding and accepted by or binding upon the holder of such coupon or claim for interest;

          Third--Any surplus thereof remaining to the Company, its successors or assigns or to whosoever may be lawfully entitled to receive the same.

     SECTION 84. In case of a default on its part, as aforesaid, neither the Company nor any one claiming through or under it shall or will set up, claim, or seek to take advantage of any appraisement, valuation stay, extension or redemption laws now or hereafter in force in any locality where any of the mortgaged and pledged property may be situated, in order to prevent or hinder the enforcement or foreclosure of this Indenture, or the absolute sale of the mortgaged and pledged property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, but the Company, for itself and all who may claim through or under it, hereby waives the benefit of all such laws and hereby waives all right of appraisement and redemption to which it may be entitled under the laws of the State of Indiana or of any other state where any of the mortgaged and pledged property may be situated. And the Company, for itself and all who may claim through or under it, waives any and all right to have the estates comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof, and agrees that any court having jurisdiction to foreclose such lien may sell the mortgaged and pledged property as an entirety.

     SECTION 85. The Company covenants that if default shall be made in the payment of the principal of any bonds hereby secured when the same shall become payable, whether by the maturity of said bonds or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the bonds and coupons then secured hereby the whole amount due and payable on all such bonds and coupons for principal and interest, with interest upon the overdue principal at the same rate borne by the bonds which are overdue; and in case the Company shall fail to pay the same forthwith upon such demand, the Trustee in its own name and as trustee of an express trust shall be entitled to sue for and to recover judgment for the whole amount so due and unpaid.

     The Trustee, to the extent permitted by law, shall be entitled to sue and recover judgment either before or after or during the pendency of any proceedings for the enforcement of the lien of this Indenture upon the mortgaged and pledged property, and in case of a sale of any of the mortgaged and pledged property and of the application of the proceeds of sale to the payment of the debt hereby secured, the Trustee in its own name and as trustee of an express trust shall be entitled to enforce payment of and to receive all amounts then remaining due and unpaid upon any and all of the bonds and coupons then outstanding hereunder, for the benefit of the holders thereof, and the Trustee shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest. No recovery of any such judgment by the Trustee and no levy of any execution upon any such judgment upon any of the mortgaged and pledged property or upon any other property shall in any manner or to any extent affect the lien of this Indenture upon the mortgaged and pledged property or any part thereof, or any rights, powers or remedies of the Trustee hereunder, or any lien, rights, powers or remedies of the holders of the said bonds, but such lien, rights, powers and remedies of the Trustee and of the bondholders shall continue unimpaired as before.

     Any moneys thus collected or received by the Trustee under this Section shall be applied by it first, to the payment of its expenses, disbursements and compensation and the expenses, disbursements and compensation of its agents and attorneys, and, second, toward payment of the amounts then due and unpaid upon such bonds and coupons in respect of which such moneys shall have been collected, ratably and without preference or priority of any kind (subject to the provisions of Section 83 hereof with respect to extended, transferred or pledged coupons and claims for interest) according to the amounts due and payable upon such bonds and coupons, respectively, at the date fixed by the Trustee for the distribution of such moneys, upon presentation of the several bonds and coupons and upon stamping such payment thereon, if partially paid, and upon surrender thereof, if fully paid.

     In case of any reorganization, receivership, insolvency or bankruptcy proceedings affecting the Company or its property the Trustee shall have power to intervene and take any action therein that may be permitted by the Court and shall be entitled to file and prove a claim for the entire amount due and payable by the Company under this Indenture at the date of the institution of such proceedings and for any additional amount which may become due and payable by the Company hereunder after such date, without regard to or deduction for any amount which may have been or which may thereafter be received, collected or realized by the Trustee from or out of the mortgaged and pledged property or any part thereof or from or out of the proceeds thereof or any part thereof.

     The Trustee is hereby irrevocably appointed (and the successive respective holders of bonds and coupons issued hereunder, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the bonds and coupons issued hereunder, with authority to make or file, irrespective of whether the bonds or any of them are in default as to payment of principal or interest, in the respective names of the holders of the bonds or coupons or in behalf of all holders of the bonds or coupons as a class, any proof of debt, amendment to proof of debt, petition or other document, and to do and perform any and all acts and things for and in behalf of the respective holders of the bonds or coupons as a class, as may be necessary or advisable, in the opinion of the Trustee, in order to have the respective claims of the holders of the bonds or coupons against the Company allowed in any equity receivership, insolvency, liquidation, bankruptcy, reorganization or other similar proceedings to which the Company shall be a party and to receive payment of or on account of such claims; and any receiver, assignee or trustee in bankruptcy is hereby authorized by each of the bondholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the bondholders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees, incurred by it up to the date of such distribution. Nothing herein contained shall be construed to authorize the Trustee to accept any composition or plan of reorganization on behalf of bondholders or to surrender any rights of bondholders.

     SECTION 86. All rights of action (including the right to file proof of claim) under this Indenture or under any of the bonds or coupons, may be enforced by the Trustee without the possession of any of the bonds or coupons or the production thereof on any trial or other proceeding relative thereto and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee and any recovery of judgment shall be for the equal benefit of the holders of the outstanding bonds and coupons, subject to the provisions of
Section 83 hereof with respect to extended, transferred or pledged coupons and claims for interest.

     SECTION 87. No holders of any bond or coupon shall have any right to institute any suit, action or proceeding in equity or at law for the foreclosure of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless such holder shall have previously given to the Trustee written notice of a completed default, nor unless also the holders of twenty-five per centum (25%) in principal amount of the bonds then outstanding hereunder shall have made written request to the Trustee and shall have offered it reasonable opportunity either to proceed to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name, nor unless also they shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby; it being understood and intended that no one or more holders of the bonds or coupons shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all holders of outstanding bonds and coupons.

     Notwithstanding the provisions of Section 88 or any other provision of this Indenture or any indenture supplemental hereto, nothing in this Indenture or in any such supplemental indenture contained shall affect or impair the right of any bondholder, which is absolute and unconditional, to enforce the payment of the principal of and interest on his bonds at and after the maturity thereof as therein expressed or the obligation of the Company, which is also absolute and unconditional, to pay the principal of and interest on each of the bonds issued hereunder to the respective holders thereof at the time and place in said bonds and the appurtenant coupons expressed.

     SECTION 88. Notwithstanding any other provision of this Indenture, all the parties hereto agree, and each holder or owner of any bond by his acceptance thereof after the date of the execution hereof shall be deemed to have agreed, that any Court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an under taking to pay the costs of such suit, and that such Court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any bondholder or group of bondholders, holding in the aggregate more than ten per centum (10%) in principal amount of the bonds outstanding, or to any suit instituted by any bondholder for the enforcement of the payment of the principal of or interest on any bond, on or after the respective due dates expressed in such bond.

     SECTION 89. The Company may waive any period of grace provided for in this Article.

     In case the Trustee shall have proceeded to enforce any right under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored to their former positions and rights hereunder with respect to the mortgaged and pledged property, and all rights, remedies and powers of the Trustee shall continue as if no such proceedings had been taken.

                                   ARTICLE XV.

            EVIDENCE OF RIGHTS OF BONDHOLDERS AND OWNERSHIP OF BONDS.

     SECTION 90. Any request, declaration or other instrument, which this Indenture may require or permit to be signed and executed by the bondholders, may be in any number of concurrent instruments of similar tenor, and shall be signed or executed by such bondholders in person or by attorney appointed in writing. Proof of the execution of any such request or other instrument, or of a writing appointing any such attorney, or of the holding by any person of the bonds or coupons appertaining thereto, may be made in the following manner:

          (a) The fact and date of the execution by any person of such request or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded in the state in which he purports to act, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution;

          (b) The amount of bonds transferable by delivery held by any person executing such request or other instrument as a bondholder, and the series and serial numbers thereof, held by such person, and the date of his holding the same, may be proved by a certificate executed by any trust company, bank, banker or other depositary wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such person had on deposit with such depositary, the bonds described in such certificate. The Trustee may nevertheless in its discretion require further proof in cases where it deems further proof desirable. The ownership of registered bonds shall be proved by the registry books.

     Any request, consent or vote of the owner of any bond shall bind all future owners of the same in respect of anything done or suffered by the Company or the Trustee in pursuance thereof.

     SECTION 91. The Company and the Trustee may deem and treat the bearer of any temporary or coupon bond outstanding hereunder, which shall not at the time be registered as to principal as hereinbefore authorized, and the bearer of any coupon for interest on any such bond, whether such bond shall be registered or not, as the absolute owner of such bond or coupon, as the case may be, for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     The Company and the Trustee may deem and treat the person in whose name any fully registered bond outstanding hereunder shall be registered upon the books of the Company as herein authorized, as the absolute owner of such bond for the purpose of receiving payment of or on account of the principal of and interest on such bond and for all other purposes, and they may deem and treat the person in whose name any coupon bond shall be so registered as to principal as the absolute owner thereof for the purpose of receiving payment of or on account of the principal thereof and for all other purposes, except to receive payment of interest represented by outstanding coupons; and all such payments so made to any such registered holder or upon his order, shall be valid and effectual to satisfy and discharge the liability upon such bond to the extent of the sum or sums so paid, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

     Neither the Company nor the Trustee shall be bound to recognize any person as the holder of a bond outstanding under this Indenture unless and until his bond is submitted for inspection, if required, except as may otherwise be provided by regulations made under Section 120 hereof, and his title thereto satisfactorily established, if disputed.


                                  ARTICLE XVI.

          IMMUNITY OF INCORPORATORS, SUBSCRIBERS TO THE CAPITAL STOCK,
                      STOCKHOLDERS, OFFICERS AND DIRECTORS.

     SECTION 92. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any indenture supplemental hereto, or in any bond or coupon hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise; it being expressly agreed and understood that this Indenture, any indenture supplemental hereto and the obligations hereby and thereby secured, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, subscribers to the capital stock, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, as such, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any indenture supplemental hereto or in any of the bonds or coupons hereby secured, or implied therefrom, and that any and all such personal liability of any name and nature, and any and all rights and claims against every such incorporator, subscriber to the capital stock, stockholder, officer or director, as such, whether arising at common law or in equity, or created by rule of law, statute, constitution or otherwise, are expressly released and waived as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the bonds and interest obligations secured hereby; provided, however, that nothing contained in this Indenture or in the bonds is intended or shall be construed to constitute a waiver of compliance with any provision of the Securities Act of 1933, as amended, or of the rules and regulations thereunder.

                                  ARTICLE XVII.

                      EFFECT OF MERGER, CONSOLIDATION, ETC.

     SECTION 93. Nothing in this Indenture shall prevent any consolidation of the Company with, or merger of the Company into, any corporation having corporate authority to carry on any of the businesses mentioned in Section 4 of this Indenture, or any conveyance, transfer or lease, subject to the lien of this Indenture, of all or substantially all the mortgaged and pledged property as an entirety to any corporation lawfully entitled to acquire or lease and operate the same; provided, how ever, and the Company covenants and agrees, that such consolidation, merger, conveyance, transfer or lease shall be upon such terms as fully to preserve and in no respect to impair the lien or security of this Indenture, or any of the rights or powers of the Trustee or the bondholders hereunder; and provided, further, that any :such lease shall be made expressly subject to immediate termination by the Company or by the Trustee at any time during the continuance of a completed default hereunder, and also by the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or under judicial proceedings; and provided further that, upon any such consolidation, merger, conveyance or transfer, or upon any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby, the due and punctual payment of the principal and interest of all said bonds according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company shall be expressly assumed by an indenture with the Trustee executed and caused to be recorded by the corporation formed by such consolidation or into which such merger shall have been made, or acquiring all or substantially all the mortgaged and pledged property as an entirety, as aforesaid, or by the lessee under any such lease the term of which extends beyond the date of maturity of any of the bonds secured hereby.

     SECTION 94. In case the Company, as permitted by Section 93 hereof, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to the lien of this Indenture, all or substantially all the mortgaged and pledged property as an entirety, the successor corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have received a conveyance or transfer as aforesaid--upon executing and causing to be recorded an indenture with the Trustee, satisfactory to the Trustee whereby such successor corporation shall assume and agree to pay, duly and punctually, the principal and interest of the bonds issued hereunder in accordance with the provisions of said bonds and coupons and this Indenture, and shall agree to perform and fulfill all the covenants and conditions of this
Indenture to be kept or performed by the Company-- shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and shall have and may exercise under this Indenture the same powers and rights as the Company, and (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing general powers and rights) such successor corporation thereupon may cause to be executed, authenticated and delivered, either in its own name or in the name of Indianapolis Power & Light Company, as its name shall then exist, in respect of property of the character defined in Section 4 hereof as property additions, such bonds as could or might have been executed, issued and delivered by the Company had it acquired such property of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred, and upon the order of such successor corporation in lieu of the Company, and subject to all the terms, conditions and restrictions in this Indenture prescribed, concerning the authentication and delivery of bonds, the Trustee shall authenticate and deliver any bonds which shall have been previously signed and delivered by the officers of the Company to the Trustee for authentication, and such bonds as the successor corporation shall thereafter, in accordance with the provisions of this Indenture, cause to be executed and delivered to the Trustee for such purpose, and such successor corporation shall also have and may exercise in respect of the property of such character, and subject to all the terms, conditions and restrictions in this Indenture prescribed applicable thereto, whether as to withdrawal of cash, release of property or otherwise, the same powers and rights which the Company might or could exercise had it acquired the property of such character by purchase on the date of such consolidation, merger, conveyance or transfer and had such consolidation, merger, conveyance or transfer not occurred. All the bonds so issued shall in all respects have the same legal right and security as the bonds theretofore issued in accordance with the terms of this Indenture as though all of said bonds had been authenticated and delivered at the date of the execution hereof. As a condition precedent to the execution by such successor corporation and the authentication and delivery by the Trustee of any such additional bonds or the withdrawal of cash or the release of property under any of the provisions of this Indenture or a credit under the provisions of Section 41 hereof, on the basis of property of the character defined in Section 4 hereof as property additions acquired, made or constructed by the successor corporation, or by any corporation with which the Company or any successor corporation may be so consolidated or into which the Company or any successor corporation may be so merged or to which the Company or any successor corporation may make any such conveyance, the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Article XVII provided or a subsequent indenture shall contain a conveyance or transfer and mortgage in terms sufficient to subject such property to the lien hereof; and provided further that the lieu created thereby and the lien thereof shall have similar force, effect and standing as the lien of this Indenture would have if the Company should not be consolidated with or merged into such other corporation or should not convey or transfer, subject to this Indenture, all or substantially all the mortgaged and pledged property as an entirety, as aforesaid, to such successor corporation, and should itself on the date of such consolidation, merger, conveyance or transfer, acquire or construct such property, and request the authentication and delivery of bonds or the withdrawal of cash or the release of property under the provisions of this Indenture in respect thereof or a credit under the provisions of Section 41 hereof.

     To the extent permitted by Sections 97 and 98, the Trustee may receive an opinion of counsel as conclusive evidence that any such assumption and any such lien and any such indenture comply with the foregoing conditions and provisions of this Section.

     SECTION 95. In case the Company, as permitted by Section 93 of this Indenture, shall be consolidated with or merged into any other corporation, or shall convey or transfer, subject to this Indenture, all or substantially all the mortgaged and pledged property as an entirety as aforesaid, neither this Indenture nor the indenture with the Trustee to be executed and caused to be recorded by the successor corporation as in this Article XVII hereof provided, shall, unless such indenture shall otherwise provide, become or be a lien upon any of the property or franchises of the successor corp9ration except (a) those acquired by it from the Company and appurtenant thereto and property which the successor corporation shall thereafter acquire or construct which shall form an integral part of, and be essential or convenient to the use or operation of, any property then or thereafter subject to the lien hereof, (b) the property made and used by the successor corporation as the basis under any of the provisions of this Indenture for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property or a credit under the provisions of Section 41 hereof and (c) such franchises, repairs and additional property as may be acquired, made or constructed by the successor corporation (1) to maintain, renew and preserve the franchises covered by this Indenture or to maintain the mortgaged and pledged property as an operating system or systems in good repair, working order and condition, or (2) in pursuance of some covenant or agreement hereof to be kept or performed by the Company. Unless and until the successor corporation shall subject all the properties of the successor corporation to the lien of this Indenture, it shall in case of any merger, consolidation or transfer keep the accounts of the successor corporation so that the earnings of the mortgaged and pledged property may be at all times distinguished, and all covenants herein contained affecting the mortgaged and pledged property be fully performed.

                                 ARTICLE XVIII.

                             CONCERNING THE TRUSTEE.

     SECTION 96. The Trustee shall at all times be a bank or trust company having its principal office and place of business in the City of Chicago, State of Illinois, or in the Borough of Manhattan, The City of New York if there be such a bank or trust company willing and able to accept the trust upon reasonable or customary terms, and which shall at all times be a bank or trust company organized as a corporation and doing business under the laws of the United States or of the State of Illinois or of the State of New York, with a capital and surplus of at least $2,500,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority referred to in this Section, then for the purposes of this Section the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Company covenants that whenever necessary to avoid or fill a vacancy in the office of Trustee, it will, in the manner provided in Section 113 hereof, appoint a Trustee so that there shall at all times be a Trustee eligible under this Section.

     SECTION 97. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to a completed default, and after the curing of all completed defaults which may have occurred, to perform such duties and only such duties as are specifically set forth in this Indenture, and in case of a completed default (which has not been cured) to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Trustee, upon receipt of evidence furnished to it by or on behalf of the Company pursuant to any provision of this Indenture, will examine the same to determine whether or not such evidence conforms to the requirements of this Indenture.

     SECTION 98. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

     (a) prior to completed default hereunder and after the curing of all completed defaults which may have occurred, the Trustee shall not be liable except for the performance of such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee but the duties and obligations of the Trustee, prior to completed default and after the curing of all completed defaults which may have occurred, shall be determined solely by the express provisions of this Indenture; and

     (b) prior to completed default hereunder and after the curing of all completed defaults which may have occurred, and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; and

     (c) the Trustee shall not be personally liable for any error of judgment made in good faith by a responsible officer or officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (d) the Trustee shall not be personally liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the bonds at the time outstanding (determined as provided in Section 2 hereof) relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     SECTION 99. The recitals of fact contained herein and in the bonds shall be taken as the statements of the Company and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the value of the mortgaged and pledged property or any part thereof, or as to the title of the Company thereto, or as to the validity or adequacy of the security afforded thereby and hereby, or as to the validity of this Indenture or of the bonds or coupons issued hereunder.

     SECTION 100. Subject to the provisions of Sections 97 and 98, the Trustee shall not be personally liable in case of entry by it upon the mortgaged and pledged property for debts contracted or liability or damages incurred in the management or operation of said property.

     SECTION 101. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee on the Company shall be deemed to have been sufficiently given or served, for all purposes, by being deposited postage prepaid in a post-office letter box addressed (until another address is filed by the Company with the Trustee for the purposes of this Section), as follows: Indianapolis Power & Light Company, Indianapolis, Indiana.

     SECTION 102. To the extent permitted by Sections 97 and 98:

          (1) The Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, notice, request, consent, order, appraisal, report, bond, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties; and

          (2) The Trustee may consult with counsel selected by it and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     SECTION 103. The Trustee shall not be under any responsibility for the approval or selection of any expert for any of the purposes expressed in this Indenture, except that nothing in this Section contained shall relieve the Trustee of its obligation to exercise reasonable care with respect to the approval or selection of independent experts who may furnish opinions or certificates to the Trustee pursuant to any provision of this Indenture.

     Any resolution of the Board of Directors or Executive Committee shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted.

     Nothing contained in this Section shall be deemed to modify the obligation of the Trustee to exercise after a completed default the rights and powers vested in it by this Indenture with the degree of care and skill specified in
Section 97.

     SECTION 104. The Trustee, in its individual or any other capacity, may become the owner or pledgee of bonds or coupons secured hereby with the same rights it would have if it were not Trustee.

     SECTION 105. Subject to the provisions of Section 130 hereof, all moneys received by the Trustee whether as Trustee or paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were paid, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to the Company interest on any moneys received by it hereunder at such rate, if any, as may be agreed upon with the Company from time to time and as may be permitted by law.

     SECTION 106. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, and the Company will reimburse the Trustee with interest for all advances made by the Trustee in accordance with any of the provisions of this Indenture and will pay to the Trustee from time to time its expenses and disbursements (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ). The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending against any claim of liability in the premises. The obligations of the Company to the Trustee under this Section shall constitute additional indebtedness secured hereby. Such additional indebtedness shall be secured by a lien prior to that of the bonds upon the trust estate, including all property or funds held or collected by the Trustee as such.

     SECTION  107.  Whenever  in  the  administration  of  the  trusts  of  this
Indenture, prior to a completed default hereunder, the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer of the Company and delivered to the Trustee, and such certificate shall be full warrant to the Trustee for any action taken or suffered by it under the provisions of this Indenture upon the faith thereof.

     SECTION 108. Whenever it is provided in this Indenture that the Trustee shall take any action upon the happening of a specified event or upon the fulfillment of any condition or upon the request of the Company or of bondholders, the Trustee taking such action shall have full power to give any and all notices and to do any and all acts and things incidental to such action.

     SECTION 109. (a) If the Trustee has or acquires any conflicting interest, as defined by subsection (d) of this Section, the Trustee shall within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign by giving written notice to the Company, but such resignation shall not become effective until the appointment of a successor trustee and such successor's acceptance of such appointment. The Company covenants to take prompt steps to have a successor appointed in the manner hereinafter provided in Section 113. Upon giving such notice of resignation, the resigning Trustee shall publish notice thereof in one daily newspaper printed in the English language of general circulation in the City of Chicago, State of Illinois, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week. If the resigning Trustee fails to publish such notice within ten days after giving written notice of its resignation to the Company, the Company shall publish such notice.

     (b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, the Trustee shall within 10 days after the expiration of such 90 day period transmit notice of such failure to the bondholders, in the manner and to the extent provided in subsection (c) of Section 53 hereof with respect to reports pursuant to subsection (a) of
Section 53 hereof.

     (c) Subject to the provisions of Section 88 hereof any bondholder who has been a bona fide holder of a bond or bonds for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor if the Trustee fails, after written request therefor by such holder, to comply with the provisions of subsection (a) of this Section.

     (d) The Trustee shall be deemed to have a conflicting interest if--

          (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, except as otherwise provided in Paragraph (1) of subsection (b) of Section 310 of the Trust Indenture Act of 1939;

          (2) the Trustee or any of its directors or executive officers is an obligor upon the bonds or an underwriter for the Company;

          (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;

          (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director and/or an executive officer of the Trustee and a director and/or an executive officer of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director and/or an executive officer of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary or in any other similar capacity or, subject to the provisions of paragraph (1) of this subsection, to act as trustee whether under an indenture or otherwise;

          (5) 10 per centum or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20 per centum or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10 per centum or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

          (6) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, (A) 5 per centum or more of the voting securities or 10 per centum or more of any other class of security of the Company, not including the bonds issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) 10 per centum or more of any class of security of an underwriter for the Company;

          (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5 per centum or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten per centum or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

          (8) the Trustee is the beneficial owner of or holds as collateral security for an obligation which is in default, 10 per centum or more of any class of security of any person who, to the knowledge of the Trustee, owns 50 per centum or more of the voting securities of the Company; or

          (9) the Trustee owns on May 15th in any calendar year in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25 per centum or more of the voting securities or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7), or
     (8) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25 per centum of such voting securities or 25 per centum of any such class of security. Promptly after May 15th, in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of May 15th. If the Company fails to make payment in full of principal or interest upon the bonds when and as the same become due and payable, and such failure continues for thirty days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above- mentioned capacities as of the date of the expiration of such thirty-day period and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs
     (6), (7), and (8) of this subsection (d).

     The specifications of percentages in paragraphs (5) to (9), inclusive, of this subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or
(7) of this subsection.

     For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (d) only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for an obligation which is not in default as above defined, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

     For the purposes of this subsection (d) only, the term "voting security" shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

     For the purposes of this subsection (d) only, the term "director" shall mean any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.

     For the purposes of this subsection (d) only, the term "executive officer" shall mean the President, every Vice-President, every Trust Officer, the Cashier, the Secretary and the Treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization, whether incorporated or unincorporated, but shall not include the Chairman of the Board of Directors.

     For the purposes of this subsection (d) only, the term "underwriter" when used with reference to the Company means every person who, within three (3) years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has sold for the Company in connection with, the distribution of any security of the Company, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

     For the purposes of this subsection (d) only, the term "Company" shall include any obligor on bonds secured hereby.

     (e) The percentages of voting securities and other securities specified in subsection (d) of this Section shall be calculated in accordance with the following provisions:

          (i) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a "person" in this subsection (e)) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

          (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

          (iii) The term "amount", when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

          (iv) The term "outstanding" means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

               (1) Securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

               (2) Securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

               (3) Securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise:

               (4) Securities held in escrow if placed in escrow by the issuer thereof;

     provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

          (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes, and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

     (f) If a separate or co-trustee is appointed pursuant to Section 114, the provisions of this Section which have been made specifically applicable to the Trustee, shall also apply to any separate or cotrustee, except that in case of the resignation of a separate or cotrustee such resignation and the appointment of a successor shall (subject to the provisions of subsection (c) of this Section) be governed by the provisions of paragraph (3) of Section 114.

     SECTION 110. (a) Subject to the provisions of subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default (as defined in the last paragraph of this subsection), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the bonds, and the holders of other indenture securities (as defined in the last paragraph of this subsection)

          (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest effected after the beginning of such four months' period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

          (2) all property received in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise after the beginning of such four months' period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

     Nothing herein contained, however, shall affect the right of the Trustee

          (A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the
     Trustee  to  a  third  person,  and  (iii)   distributions  made  in  cash,
     securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law;

          (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months' period;

          (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months' period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in the last paragraph of this subsection would occur within four months; or

          (D) to receive  payment on any claim  referred to in paragraph  (B) or
     (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C), and (D), property substituted after the beginning of such four months' period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

     If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the bondholders, and the holders of other indenture securities in such manner that the Trustee, the bondholders, and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the bondholders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the bondholders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the bondholders, and the holders of other indenture securities, with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula. To the extent that the claim of the Trustee has been reduced in amount or satisfied by the receipt of moneys or property which later have been apportioned to the Bondholders and the holders of other indenture securities on an accounting, as hereinabove provided, such claim of the Trustee shall be reinstated in amount.

     Any Trustee who has resigned or been removed after the beginning of such four months' period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months' period, it shall be subject to the provisions of this subsection if and only if the following conditions exist--

          (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such four months' period; and

          (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.

     As used in this Section, the term "default" means any failure to make payment in full of the principal of or interest upon the bonds or upon the other indenture securities when and as such principal or interest becomes due and payable; and the term "other indenture securities" means securities upon which the Company is an obligor (as defined in the Trust Indenture Act of 1939) outstanding under any other indenture (a) under which the Trustee is also trustee, (b) which contains provisions substantially similar to the provisions of this subsection, and (c) under which a default exists at the time of the apportionment of the funds and property held in said special account.

     (b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from--

          (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee; and for the purposes of this paragraph the term "security" shall mean any note, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate, certificate of deposit for a security, or, in general, any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase, any of the fore going;

          (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture for the purpose of preserving the property subject to the lien of this Indenture or of discharging tax liens or other liens or encumbrances, prior to the lien of this Indenture, on the trust estate, if notice of such advance and of the circumstances surrounding the making thereof is given to the bondholders as provided in subsections (a), (b) and (c) of Section 53 hereof with respect to advances by the Trustee as such;

          (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

          (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in the last paragraph of this subsection;

          (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25 (a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

          (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in the last paragraph of this subsection.

     As used in this Section, the term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; the term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and the term "Trustee" shall include any separate or co-trustee appointed pursuant to Section 114.

     As used in this Section, the term "Company" shall include any obligor on bonds secured hereby.

     SECTION 111. The Trustee may at any time resign and be discharged of the trusts hereby created by giving written notice to the Company specifying the day upon which such resignation shall take effect and thereafter publishing notice thereof, in one daily newspaper printed in the English language and of general circulation in the City of Chicago, State of Illinois, once in each of three successive calendar weeks, in each case on any business day of the week, which need not be the same day in each week, and such resignation shall take effect upon the day specified in such notice unless previously a successor trustee shall have been appointed by the bondholders or the Company in the manner hereinafter provided in Section 113, and in such event such resignation shall take effect immediately on the appointment of such successor trustee. This Section shall not be applicable to resignations pursuant to Section 109.

     SECTION 112. The Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Trustee and signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding (determined as provided in Section 2 hereof) or by their attorneys in fact duly authorized.

     In case at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 96, then the Trustee shall resign immediately in the manner and with the effect specified in Section 111, and, in the event that the Trustee does not resign immediately in such case, then it may be removed forthwith by an instrument or concurrent instruments in writing filed with the Trustee and either (a) signed by the President or a Vice-President of the Company with its corporate seal attested by a Secretary or an Assistant Secretary of the Company or (b) signed and acknowledged by the holders of a majority in principal amount of the bonds then outstanding or by their attorneys in fact duly authorized.

     SECTION 113. In case at any time the Trustee shall resign or shall be removed (unless the Trustee shall be removed as provided in subsection (c) of Section 109 in which event the vacancy shall be filled as provided in said subsection) or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a vacancy shall be deemed to exist in the office of Trustee, and a successor or successors may be appointed by the holders of a majority in principal amount of the bonds then outstanding hereunder (determined as provided in Section 2 hereof), by an instrument or concurrent instruments in writing signed and acknowledged by such bondholders or by their attorneys in fact duly authorized, and delivered to such new trustee, notification thereof being given to the Company and the retiring trustee; provided, nevertheless, that until a new trustee shall be appointed by the bondholders as aforesaid, the Company, by instrument executed by order of its Board of Directors or Executive Committee and duly acknowledged by its President or a Vice-President, may appoint a trustee to fill such vacancy until a new trustee shall be appointed by the bondholders as herein authorized. The Company shall publish notice of any such appointment made by it in the manner provided in Section 111. Any new trustee appointed by the Company shall, immediately and without further act, be superseded by a trustee appointed by the bondholders as above provided, if such appointment by the bondholders be made prior to the expiration of one year after the first publication of notice of the appointment of the new trustee by the Company.

     If in a proper case no appointment of a successor trustee shall be made pursuant to the foregoing provisions of this Section within 6 months after a vacancy shall have occurred in the office of trustee, the holder of any bond outstanding hereunder or any retiring trustee may apply to any court of competent jurisdiction to appoint a successor trustee. Said court may thereupon after such notice, if any, as such court may deem proper and prescribe, appoint a successor trustee.

     If the Trustee resigns because of a conflict of interest as provided in subsection (a) of Section 109 and a successor has not been appointed by the Company or the bondholders or, if appointed, has not accepted the appointment within 30 days after the date of such resignation, the resigning Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

     Any trustee appointed under the provisions of this Section in succession to the Trustee shall be a bank or trust company eligible under Section 96 and qualified under Section 109.

     Any trustee which has resigned or been removed shall nevertheless retain the lien upon the mortgaged or pledged property, including all property or funds held or collected by the trustee as such, to secure the amounts due to the trustee as compensation, reimbursement, expenses and indemnity, afforded to it by Section 106.

     SECTION 114. At any time or times, for the purpose of conforming to any legal requirements, restrictions or conditions in any State or jurisdiction in which any part of the mortgaged and pledged property then subject to this Indenture may be located, the Company and the Trustee shall have power to appoint, and, upon the request of the Trustee the Company shall for such purpose join with the Trustee in the execution, delivery and performance of, all instruments and agreements necessary or proper to appoint another corporation or one or more persons approved by the Trustee, either to act as separate trustee or trustees, or co-trustee or co-trustees jointly with the Trustee, of all or any of the property subject to the lien hereof. In the event that the Company shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to make such appointment.

     Every separate trustee, every co-trustee and every successor trustee, other than any trustee which may be appointed as successor to American National Bank and Trust Company of Chicago shall, to the extent permitted by law, but to such extent only, be appointed subject to the following provisions and conditions, namely:

          (1) The rights, powers, duties and obligations conferred or imposed upon trustees hereunder or any of them shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or separate trustees or co-trustee or co-trustees jointly, as shall be provided in the supplemental indenture appointing such separate trustee or separate trustees or cotrustee or co- trustees, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee or co-trustees;

          (2) The bonds secured hereby shall be authenticated and delivered, and all powers, duties, obligations and rights, conferred upon the Trustee in respect of the custody of all bonds and other securities and of all cash pledged or deposited hereunder, shall be exercised solely by American National Bank and Trust Company of Chicago or its successor in the trust hereunder;

          (3) The Company and the Trustee, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any separate trustee or co-trustee appointed under this Section or otherwise, and, upon the request of the Trustee, the Company shall, for such purpose, join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal. In the event that the Company shall not have joined in such action within 15 days after the receipt by it of a request so to do, the Trustee alone shall have power to accept such resignation or to remove any such separate trustee or co-trustee. A successor to a separate trustee or co-trustee so resigned or removed may be appointed in the manner provided in this Section;

          (4) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

          Any notice, request or other writing, by or on behalf of the holders of the bonds delivered to American National Bank and Trust Company of Chicago, or its successor in the trust hereunder, shall be deemed to have been delivered to all of the then trustees or co- trustees as effectually as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to American National Bank and Trust Company of Chicago shall refer to this Indenture and the conditions in this Article expressed, and upon the acceptance in writing by such trustee or trustees or co-trustee or co-trustees, he, they or it shall be vested with the estates or property specified in such instrument, either jointly with American National Bank and Trust Company of Chicago or its successor, or separately, as may be provided therein, subject to all the trusts, conditions and provisions of this Indenture; and every such instrument shall be filed with American National Bank and Trust Company of Chicago or its successor in the trust hereunder. Any separate trustee or trustees, or any co- trustee or co-trustees, may at any time by an instrument in writing constitute American National Bank and Trust Company of Chicago or its
     successor in the trust hereunder his, their or its agent or attorney-in-fact, with full power and authority, to the extent which may be permitted by law, to do all acts and things and exercise all discretion authorized or permitted by him, them or it, for and in behalf of him, them or it, and in his, their or its name. In case any separate trustee or trustees or co-trustee or co-trustees, or a successor to any of them, shall die, become incapable of acting, resign or be removed, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall be vested in and be exercised by American National Bank and Trust Company of Chicago or its successor in the trust hereunder, without the appointment of a new trustee as successor to such separate trustee or co-trustee.

     SECTION 115. Any successor trustee appointed hereunder shall execute, acknowledge and deliver to his or its predecessor trustee, and also to the Company, an instrument accepting such appointment hereunder, and thereupon such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of his or its predecessor in trust hereunder, with like effect as if originally named as trustee herein; but the trustee ceasing to act shall nevertheless, on the written request of the Company, or of the successor trustee, or of the holders of 10 percentum in principal amount of the bonds then outstanding hereunder, execute, acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor trustee all the right, title and interest of the trustee to which he or it succeeds, in and to the mortgaged and pledged property and such rights, powers, trusts, duties and obligations, and the trustee ceasing to act shall also, upon like request, pay over, assign and deliver to the successor trustee any money or other property subject to the lien of this Indenture, including any pledged securities, which may then be in his or its possession. Should any deed, conveyance or instrument in writing from the Company be required by the new trustee for more fully and certainly vesting in and confirming to such new trustee such estates, properties, rights, powers, trusts and duties, any and all such deeds, conveyances and instruments in writing shall, on request, be executed, acknowledged and delivered by the Company.

     SECTION 116. Any corporation into which the Trustee may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Trustee shall be a party or any corporation to which substantially all the business and assets of the Trustee may be transferred, provided such corporation shall be eligible under the provisions of Section 96 and qualified under Section 109 shall be the successor trustee under this Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties hereto, anything herein to the contrary notwithstanding. In case any of the bonds contemplated to be issued hereunder shall have been authenticated but not delivered, any such successor to the Trustee may, subject to the same terms and conditions as though such successor had itself authenticated such bonds, adopt the certificate of authentication of the original Trustee or of any successor to it as trustee hereunder, and deliver the said bonds so authenticated; and in case any of said bonds shall not have been authenticated, any successor to the Trustee may authenticate such bonds either in the name of any predecessor hereunder or in the name of the successor trustee, and in all such cases such certificates shall have the full force which it is anywhere in said bonds or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to authenticate bonds in the name of the Trustee shall apply only to its successor or successors by merger or consolidation or sale as aforesaid.

                                  ARTICLE XIX.

                             DISCHARGE OF MORTGAGE.

     SECTION 117. The Trustee (and any trustee or trustees or co-trustee or co-trustees appointed pursuant to Article XVIII hereof) may, and upon request of the Company shall, cancel and discharge the lien of these presents and of all indentures supplemental hereto, and execute and deliver to the Company such deeds and instruments as shall be requisite to satisfy the lien hereof and of all indentures supplemental hereto, and reconvey and transfer to the Company the mortgaged and pledged property, whenever all indebtedness secured hereby shall have been paid, including all proper charges of the Trustee hereunder.

     Bonds and interest obligations for the payment of which and bonds for the redemption of which moneys shall have been set apart by or deposited with the Trustee with irrevocable direction so to apply the same, subject to the provisions of Section 130 hereof (with or without any additional right given to the holders to surrender their bonds and obtain therefrom payment therefor prior to the redemption date) shall for all purposes of this Article XIX be deemed to have been paid; provided that in case of redemption the notice requisite to the validity of such redemption shall have been given or arrangements shall have been made insuring to the satisfaction of the Trustee that the same will be given.

                                   ARTICLE XX.

                            MEETINGS OF BONDHOLDERS.

     SECTION 118. Modifications and alterations of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of outstanding bonds and coupons issued hereunder may be made as provided in the nine next succeeding Sections hereof numbered 119 to 127, both inclusive.

     SECTION 119. The Trustee may at any time call a meeting of the bondholders affected by the business to be submitted to the meeting and it shall call such a meeting on the written request of the Company, given pursuant to a resolution of its Board of Directors. The holders of fifteen per centum (15%) or more in principal amount of the bonds affected by the business to be submitted to the meeting outstanding hereunder at the time of such request may request the Trustee to call such a meeting. In the event of the Trustee's failing for ten
(10) days to call a meeting after being thereunto requested by the Company or the bondholders as above set forth, holders of outstanding bonds affected by the business to be submitted to the meeting to the amount above specified in this Section or the Company, pursuant to resolution of its Board of Directors, may call such meeting. Every such meeting called by and at the instance of the Trustee shall be held at the principal office of the Trustee, or, at the election of the Trustee, at such place in the Borough of Manhattan, The City of New York, as shall be selected by the Trustee or, with the written approval of the Company, at any other place in the United States of America, and written notice thereof, stating the place and time thereof and in general terms the business to be submitted, shall be mailed by the Trustee not less than thirty
(30) days before such meeting (a) to each registered holder of bonds affected by the business to be submitted to the meeting then outstanding hereunder addressed to him at his address appearing on the registry books, (b) to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices to be addressed to him, (c) to all other bondholders whose names and addresses are preserved at the time by the Trustee, as provided in subdivision
(a) of Section 51 hereof, and (d) to the Company addressed to it at Indianapolis, Indiana (or at such other address as may be designated by the Company from time to time) and shall be published by the Trustee at least once a week for four (4) successive calendar weeks immediately preceding the meeting in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York; provided, however, that the mailing of such notice to any bondholders affected by the business submitted to the meeting shall in no case be a condition precedent to the validity of any action taken at such meeting. If such meeting is called by or at the instance either of the Company or the bondholders affected by the business submitted to the meeting, it shall be held at such place in the United States of America as may be specified in the notice calling such meeting and notice thereof shall be sufficient for all purposes hereof if given by newspaper publication as aforesaid stating the place and time of the meeting and in general terms the business to be transacted. Any meeting of bondholders shall be valid without notice if the holders of all bonds affected by the business submitted to the meeting then outstanding hereunder are present in person or by proxy and if the Company and the Trustee are present by duly authorized representatives, or if notice is waived in writing before or after the meeting by the Company, the holders of all bonds affected by the business submitted to the meeting outstanding hereunder or by such as are not present in person or by proxy and by the Trustee.

     SECTION 120. Officers and nominees of the Trustee and of the Company may attend and be heard at such meeting, but as such shall not be entitled to vote thereat. Attendance by bondholders may be in person or by proxy. In order that the holders of bonds payable to bearer and their proxies may attend and vote without producing their bonds, the Trustee, with respect to any such meeting called by the Trustee, may make and from time to time vary such regulations as it shall think fit for deposit of bonds with any banks, bankers or trust companies, and for the issue to the persons depositing the same of certificates by such depositaries entitling the holders thereof to be present and vote at any such meeting and to appoint proxies to represent them and vote for them at any such meeting in the same way as if the persons so present and voting, either personally or by proxy, were the actual bearers of the bonds in respect of which such certificates shall have been issued, and any regulations so made shall be binding and effective. If any such meeting shall have been called by bondholders affected by the business submitted to the meeting or by the Company as aforesaid upon failure of the Trustee to call the same after having been so requested to do under the provisions of Section 119 hereof, regulations to like effect for such deposit of bonds with an issue of certificates by any bank or trust company organized under the laws of the United States of America or of any state thereof, having a capital of not less than One hundred thousand dollars ($100,000), shall be similarly binding and effective for all purposes hereof if adopted or approved by the bondholders calling such meeting or by the Board of Directors of the Company, if such meeting shall have been called by the Company, provided that in either such case copies of such regulations shall be filed with the Trustee.

     SECTION 121. Subject to the restrictions specified in Section 120 hereof, any registered holder of bonds affected by the business to be submitted at the meeting outstanding hereunder and any holder of a certificate provided for in
Section 120 hereof, shall be entitled in person or by proxy to attend and vote at such meeting as holder of the bonds registered or certified in the name of such holder without producing such bonds. All others seeking to attend or vote at such meeting in person or by proxy must, if required by any authorized representative of the Trustee or the Company or by any other bondholder affected by the business to be submitted at the meeting, produce the bonds claimed to be owned or represented at such meeting, and every one seeking to attend or vote shall, if required as aforesaid, produce such further proof of bond ownership or personal identity as shall be satisfactory to the authorized representative of the Trustee, or if none be present then to the Inspectors of Votes hereinafter provided for. Proxies shall be acknowledged as required for an instrument to be recorded in the State of Illinois, and all proxies and certificates presented at any meeting shall be delivered to said Inspectors of Votes and filed with the Trustee.

     SECTION 122. Persons named by the Trustee if represented at the meeting shall act as temporary Chairman and Secretary, respectively, of the meeting, but if the Trustee shall not be represented or shall fail to nominate such persons or if any person so nominated shall not be present, the bondholders and proxies present and entitled to vote shall by a majority vote, irrespective of the amount of their holdings, elect other persons from those present to fill such vacancy or vacancies. A permanent Chairman and a permanent Secretary of such meeting shall be elected from those present by the bondholders and proxies present and entitled to vote by a majority vote irrespective of the amount of their holdings. The Trustee, if represented at the meeting, shall appoint two Inspectors of Votes who shall count all votes cast at such meeting, except votes on the election of a Chairman and Secretary, both temporary and permanent, as aforesaid, and who shall make and file with the permanent Secretary of the meeting their verified written report in duplicate of all such votes so cast at said meeting. If the Trustee shall not be represented at the meeting or shall fail to nominate such Inspectors of Votes or if either Inspector of Votes fails to attend the meeting the vacancy shall be filled by appointment by the permanent Chairman of the meeting.

     SECTION 123. Subject to the provisions of this Section and of Section 127 hereof, the holders of not less than sixty-six and two-thirds per centum (66 2/3%) in principal amount of the bonds outstanding hereunder (computed as provided in Section 2 hereof) when such meeting is held must be present at such meeting in person or by proxy in order to constitute a quorum for the transaction of business, less than a quorum, however, having power to adjourn; provided, however, that in case more than one series of bonds shall be outstanding under this Indenture, and any business to be submitted to such meeting shall affect the rights of holders of the bonds of one or more series and shall not affect the rights of holders of the bonds of one or more of the other series, then only holders of the bonds of the series to be affected shall have the right to notice of or to attend or vote at any such meeting or shall be counted for the purpose of a quorum. The determination of the Trustee as to what series of bonds the rights of the holders of which are affected shall be conclusive. If such meeting is adjourned by less than a quorum for more than fourteen (14) days, notice thereof shall forthwith be mailed by the Trustee if such meeting shall have been called by the Trustee (a) to the Company addressed to it at Indianapolis, Indiana (or at such other address as may be designated by the Company in writing from time to time), (b) to each registered holder of bonds entitled to notice then outstanding hereunder addressed to him at his address appearing on the registry books, and (c) to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices, and (d) to every other bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (a) of Section 51 hereof, in each case addressed to him at such address, and shall be published at least once in each fourteen (14) day period of such adjournment in a daily newspaper printed in the English language and published and of general circulation in the Borough of Manhattan, The City of New York. Failure to mail such notice to any such bondholder as aforesaid shall in no case affect the validity of any action taken at any meeting held pursuant to such adjournment. If such meeting shall have been called by bondholders or by the Company after the failure of the Trustee to call the same after being requested so to do in accordance with the provisions of Section 119 hereof, notice of such adjournment shall be given by the permanent Chairman and permanent Secretary of the meeting in the newspapers and for the number of times above specified in this Section and shall be sufficient if so given.

     SECTION 124. Subject to the provisions of Section 123 and Section 127 hereof, any modification or alteration of this Indenture and/or of any indenture supplemental hereto and/or of the rights and obligations of the Company and/or of the holders of bonds and coupons issued here under in any particular may be made at a meeting of bondholders duly convened and held in accordance with the provisions of this Article, but only by resolution duly adopted by the affirmative vote of the holders of sixty-six and two-thirds per centum (66%%) or more in principal amount of the bonds entitled to vote at such meeting outstanding hereunder (computed as provided in Section 2 hereof) when such meeting is held, and approved by resolution of the Board of Directors of the Company as hereinafter specified; provided, however, that no such modification or alteration shall, without the consent of the holder of any bond issued hereunder affected thereby, permit (1) the extension of the maturity of the principal of such bond, or (2) the reduction in the rate of interest thereon or any other modification in the terms of payment of such principal or interest or
(3) the creation of any lien ranking prior to, or on a parity with the lien of this Indenture with respect to any of the property mortgaged or pledged hereunder or (4) the deprivation of any non-assenting bondholder of a lien upon the mortgaged and pledged property for the security of his bonds (subject only to the lien of taxes, assessments or governmental charges not then due and delinquent and to any mortgage or other liens existing upon said property which are prior hereto at the date of the calling of any such bondholders' meeting) or
(5) the reduction of the percentage required by the provisions of this Section for the taking of any action under this Section with respect to any bond outstanding hereunder. For all purposes of this Article, the Trustee, subject to the provisions of Sections 97 and 98, shall be entitled to rely upon an opinion of counsel with respect to the extent, if any, as to which any action taken at such meeting affects the rights under this Indenture or under any indenture supplemental hereto of any holders of bonds then outstanding hereunder.

     SECTION 125. A record in duplicate of the proceedings of each meeting of bondholders shall be prepared by the permanent Secretary of the meeting and shall have attached thereto the original reports of the Inspectors of Votes, and affidavits by one or more persons having knowledge of the facts showing a copy of the notice of the meeting and a copy of the notice of adjournment thereof, if required under the provisions of Section 123 hereof, and showing that said notices were mailed and published as provided in Section 119 hereof and, in a proper case, as provided in Section 123 hereof. Such record shall be signed and verified by the affidavits of the permanent Chairman and the permanent Secretary of the meeting, and one duplicate thereof shall be delivered to the Company and the other to the Trustee for preservation by the Trustee. Any record so signed and verified shall be proof of the matters therein stated until the contrary is proved, and if such record shall also be signed and verified by the affidavit of a duly authorized representative of the Trustee, such meeting shall be deemed conclusively to have been duly convened and held and such record shall be conclusive, and any resolution or proceeding stated in such record to have been adopted or taken shall be deemed conclusively to have been duly adopted or taken by such meeting. A true copy of any resolution adopted by such meeting shall be mailed by the Trustee to each registered holder of bonds entitled to vote at such meeting outstanding hereunder addressed to him at his address appearing on the registry books and to each holder of any such bond payable to bearer who shall have filed with the Trustee an address for notices, and to every other bondholder whose name and address is preserved at the time by the Trustee, as provided in subdivision (a) of Section 51 hereof, in each case addressed to him at such address, and proof of such mailing by the affidavit of some person having knowledge of the fact shall be filed with the Trustee, but failure to mail copies of such resolution as aforesaid shall not affect the validity thereof. No such resolution shall be binding until and unless such resolution is approved by resolution of the Board of Directors of the Company, a copy of which resolution of approval, if any, shall be certified by the Secretary or an Assistant Secretary of the Company and filed by the Company with the Trustee, but if such resolution of the Board of Directors of the Company is adopted and a certified copy thereof is filed with the Trustee, the resolution so adopted shall be deemed conclusively to be binding upon the Company, the Trustee and the holders of all bonds and coupons issued hereunder, at the expiration of sixty
(60) days after such filing, except in the event of a final decree of a court of competent jurisdiction setting aside such resolution, or annulling the action taken thereby in a legal action or equitable proceeding for such purposes commenced within such sixty (60) day period, provided, however, that no such resolution of the bondholders, or of the Company, shall in any manner be so construed as to change or modify any of the rights, immunities or obligations of the Trustee without its written assent thereto.

     SECTION 126. Bonds authenticated and delivered after the date of any bondholders' meeting may bear a notation in form approved by the Trustee as to the action taken at meetings of bondholders theretofore held, and upon demand of the holder of any bond outstanding at the date of any such meeting and affected thereby and upon presentation of his bond for the purpose at the principal office of the Trustee, the Company shall cause suitable notation to be made on such bond by endorsement or otherwise as to any action taken at any meeting of bondholders theretofore held. If the Company or the Trustee shall so determine new bonds so modified as in the opinion of the Trustee and the Board of Directors of the Company to conform to such bondholders' resolution shall be prepared, authenticated and delivered, and upon demand of the holder of any bond then outstanding and affected thereby shall be exchanged without cost to such bondholder for bonds then outstanding hereunder upon surrender of such bonds with all unmatured coupons appertaining thereto. The Company or the Trustee may require bonds outstanding to be presented for notation or exchange as aforesaid if either shall see fit to do so. Instruments supplemental to this Indenture embodying any modification or alteration of this Indenture or of any indenture supplemental hereto made at any bondholders' meeting and approved by resolution of the Board of Directors of the Company, as aforesaid, may be executed by the Trustee and the Company and upon demand of the Trustee or if so specified in any resolution adopted by any such bondholders' meeting, shall be executed by the Company and the Trustee.

     Any supplemental indenture executed pursuant to the provisions of this Article shall comply with all applicable provisions of the Trust Indenture Act of 1939 as then in force.

     SECTION 127. Notwithstanding anything in this Article XX contained, the Company may at any time, or from time to time, by resolution of the Board of Directors filed with the Trustee, stipulate that from and after the date of the filing of such resolution with the Trustee none of the provisions of this
Article XX shall be of any force and effect whatever either as respects (1) all bonds theretofore authenticated and delivered by the Trustee hereunder and then outstanding and/or (2) a to any bonds and/or all bonds thereafter authenticated and delivered by the Trustee hereunder, and in any such event a supplemental indenture setting out in detail the stipulations contained in such resolution shall be made.

                                  ARTICLE XXI.

                                 MISCELLANEOUS.

     SECTION 128. Nothing in this Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person firm or corporation, other than the parties hereto and the holders of the bonds and coupons outstanding hereunder, any right, remedy, or claim under or by reason of this Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons outstanding hereunder.

     SECTION 129. Any money which has been deposited with the Trustee (other than money which has been deposited with the Trustee for the purpose of effecting payment or redemption of or payment of interest on any bonds issued hereunder or which the Trustee has been directed to hold and apply for the purpose of such payment or redemption) shall, at the request of the Company evidenced by a resolution, be invested or reinvested by the Trustee in any bonds or other obligations of the United States of America designated by the Company maturing not more than two years from the date of their purchase by the Trustee, and until a completed default specified in Section 72 hereof shall have occurred and be continuing, any interest on such bonds and obligations which may be received by the Trustee shall be forthwith paid to the Company. Such bonds and obligations shall be held by the Trustee as a part of the mortgaged and pledged property and subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company, the Trustee shall sell all or any designated part of the same and the proceeds of such sale shall be held by the Trustee subject to the same provisions hereof as the cash used by it to purchase the bonds and obligations so sold. If such sale (or any payment on the maturity of any such obligations so held by the Trustee) shall produce a net sum less than the cost of the bonds or other obligations so sold, the Company covenants that it will pay promptly to the Trustee such amount of cash as with the net proceeds from such sale or such payment will equal the cost of the bonds or other obligations so sold or paid, and if such sale (or any payment on the maturity of any such obligations so held by the Trustee) shall produce a net sum greater than the cost of the bonds or obligations so sold or paid, the Trustee shall promptly pay to the Company an amount in cash equal to such excess.

     SECTION 130. In the event that any bond issued hereunder shall not be presented for payment when the principal thereof becomes due, either at maturity or otherwise, or at the date fixed for the redemption thereof, or in the event that any coupon shall not be presented for payment at the due date thereof, the Company, having deposited with the Trustee, or with a paying agent of the Company appointed herein or as permitted hereunder, for the purpose, or having left with it if previously so deposited, moneys sufficient to pay the principal of such bond (and premium, if any), together with all interest due thereon to the date of the maturity of such bond or to the date fixed for the redemption thereof, or to pay such coupon, as the case may be, for the use and benefit of the holder thereof, the Trustee or paying agent with which such deposit was made shall hold the money so deposited for the benefit of the holder of such bond or overdue coupon, as the case may be. In case the holder of any such bond or coupon shall not, within ten (10) years after such redemption or maturity date, claim the amount deposited as above stated, for the payment thereof, the Trustee and such paying agent shall, upon receipt by each of them of such indemnity, if any, as they may severally require, on demand pay over to the Company such amount so deposited, if the Company is not at the time in default hereunder; and the Trustee and such paying agent shall thereupon be relieved from all responsibility to the holder thereof, and in the event of such payment to the Company the holder of any such bond or coupon shall be deemed to be an unsecured creditor of the Company for an amount equivalent to the amount deposited as above stated for the payment thereof and so paid over to the Company.

     SECTION 131. Any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of this Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued hereunder and provide that a breach thereof shall be equivalent to a default under this Indenture or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained herein or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien hereof shall be situated. The Trustee is hereby authorized to join with the Company in the execution of any such instrument or instruments. Such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee and thereupon if such instrument shall have been signed by the Trustee any modification of the provisions of these presents therein set forth, authorized by this Section, shall be binding upon the parties hereto, their successors and assigns, and the holders of the bonds and coupons hereby secured. Anything herein to the contrary notwithstanding, this Section shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then outstanding hereunder.

     SECTION 132. Subject to the provisions of Article XVII hereof, whenever in this Indenture either of the parties hereto is named or referred to (except in subdivision (1) of Section 5 hereof), this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

     SECTION 133. If any provision of this Indenture limits, qualifies or conflicts with another provision of this Indenture which has been included pursuant to any requirements of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provisions shall control.

     SECTION 134. Whenever reference is made in this Indenture to the Trust Indenture Act of 1939, reference is made to such Act as approved August 3, 1939.

     SECTION 135. The titles of the several Articles of this Indenture shall not be deemed to be any part thereof.

     SECTION 136. This Indenture shall be simultaneously executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, INDIANAPOLIS POWER & LIGHT COMPANY, party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or a Vice-President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and American National Bank and Trust Company of Chicago, party hereto of the second part, in token of its acceptance of the trust hereby created, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by a Vice-President and its corporate seal to be attested by its Assistant Secretary.

                                       INDIANAPOLIS POWER & LIGHT COMPANY,

                                                By HARRY T. PRITCHARD,
                                                                President.

Attest:
                                                                (CORPORATE SEAL)
        ELMER E. SCOTT,
                      Secretary.

                                       AMERICAN NATIONAL BANK AND TRUST COMPANY
                                                   OF CHICAGO,

                                                By J. C. WRIGHT,
                                                           Vice-President.

          (CORPORATE SEAL)

Attest:

        E. L. ANDREWS,
             Assistant Secretary.

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     On this 11th day of July, in the year 1940, before me, a Notary Public in and for the County and State aforesaid, personally came Harry T. Pritchard, President, and Elmer E. Scott, Secretary of Indianapolis Power & Light Company, one of the corporations described in and which executed the foregoing Indenture, to me personally known and known to me personally to be such President and Secretary, respectively. Said Harry T. Pritchard and Elmer E. Scott being by me severally duly sworn did depose and say that the said Harry T. Pritchard resides in the City of Indianapolis, Marion County, Indiana, and that the said Elmer E. Scott resides in the City of Indianapolis, Marion County, Indiana; that said Harry T. Pritchard is President and said Elmer E. Scott is Secretary of said Indianapolis Power & Light Company; that each of them knows the corporate seal of said corporation; that the seal affixed to said Indenture and bearing the name of said corporation is such corporate seal; that is was so affixed by order of the Board of Directors and stockholders of said corporation; and that each of them signed his name thereto by like order; and each of them acknowledged the execution of said Indenture on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 11th day of July, 1940.

                                                   NIEL A. WEATHERS, JR.
                                                      Notary Public

My Commission Expires

Notary Public, New York County
N.Y. Co. Clk's No. 415 Reg. 1W540
Commission Expires March 30, 1941
                                                                (NOTARIAL SEAL)

                                                                     No. 26747

STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

     I, ARCHIBALD R. WATSON, County Clerk, and Clerk of the Supreme Court, New York County, the same being a Court of Record having by law a seal, Do HEREBY CERTIFY, That NIEL A. WEATHERS, JR., whose name is subscribed to the deposition or certificate of the proof or acknowledgment of the annexed instrument, and thereon written, was, at the time of taking such deposition, or proof and acknowledgment, a Notary Public in and for such County, duly commissioned and sworn, and authorized by the laws of said State, to take depositions and to administer oaths to be used in any Court of said State and for general purposes; and also to take acknowledgments and proofs of deeds, of conveyances for land, tenements or hereditaments in said State of New York. And further, that I am well acquainted with the handwriting of such Notary Public, or have compared the signature of such officer with that deposited in my office by him, and believe that the signature to said deposition or certificate of proof or acknowledgment is genuine.


     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said Court and County this 11th day of July, 1940.

                                           ARCHIBALD R. WATSON
                                County Clerk and Clerk of the Supreme Court,
                                             New York County

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

     On this 12th day of July, in the year 1940, before me, a Notary Public in and for the County and State aforesaid, personally came J. C. WRIGHT, Vice President, and E. L. ANDREWS, Assistant Secretary of American National Bank and Trust Company of Chicago, one of the corporations described in and which executed the foregoing Indenture, to me personally known and known to me personally to be such Vice President and Assistant Secretary, respectively. Said
J. C. WRIGHT and E. L. ANDREWS, being by me severally duly sworn did depose and say that the said J. C. WRIGHT resides in the City of Evanston, State of Illinois and that the said E. L. ANDREWS resides in the City of Highland Park, State of Illinois; that said J. C. WRIGHT is Vice President and said E. L. ANDREWS is Assistant Secretary of said American National Bank and Trust Company of Chicago; that each of them knows the corporate seal of said corporation; that the seal affixed to said Indenture and bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that each of them signed his name thereto by like authority; and each of them acknowledged the execution of said Indenture on behalf of said corporation to be his free and voluntary act and deed and the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this 12th day of July, 1940.

                                                   LILLIAN DAU
                                                           Notary Public

My Commission Expires
September 24, 1942
                                                                (Notarial Seal)

STATE OF ILLINOIS       )
                        )  ss.:
COUNTY OF COOK          )

     I, MICHAEL J. FLYNN, County Clerk of the County of Cook, Do HEREBY CERTIFY that I am the lawful custodian of the official records of Notaries Pubic of said County, and as such officer am duly authorized to issue certificates of magistracy, that LILLIAN DAU, whose name is subscribed to the proof of acknowledgment of the annexed instrument in writing, was, at the time of taking such proof of acknowledgment, a Notary Public in and for Cook County, duly commissioned, sworn and acting as such and authorized to take acknowledgments and proofs of deeds or conveyances of lands, tenements or hereditaments, in said State of Illinois, and to administer oaths; all of which appears from the records and files in my office; that I am well acquainted with the handwriting of said Notary and verily believe that the signature to the said proof of acknowledgment is genuine.


     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the seal of the County of Cook at my office in the City of Chicago, in the said County, this 12th day of July, 1940.

                                            MICHAEL J. FLYNN, County Clerk.

                                 RECORDING DATA


                                                                      Instrument
 County          Instrument             Record                 Page       No.
 ------          ----------             ------                 ----   ----------

Boone       Real Estate Mortgage  Mortgage Record 101           119      4402

Boone       Chattel Mortgage      Chattel Minute Record 5       244      4403

Hamilton    Real Estate Mortgage  Mortgage Record 94             21      3769

Hamilton    Chattel Mortgage      Chattel Minute Record 2        59      3770

Hancock     Real Estate Mortgage  Mortgage Record 75            203     10299

Hancock     Chattel Mortgage      Chattel Minute Record 4        --     10300

Hendricks   Real Estate Mortgage  Mortgage Record 106           238       172

Hendricks   Chattel Mortgage      Chattel Minute Record 4        10       173

Johnson     Real Estate Mortgage  Mortgage Record 80            228      6879

Johnson     Chattel Mortgage      Chattel Minute Record 3       144      6880

Marion      Real Estate Mortgage  Mortgage Record 1230           81     29062

Marion      Chattel Mortgage      Chattel Minute Record 33      149     29063

Pike        Real Estate Mortgage  Mortgage Record 21             --      1927

Pike        Chattel Mortgage      Chattel Minute Record 2       141      1928

Sullivan    Real Estate Mortgage  Mortgage Record 104           534     26187

Sullivan    Chattel Mortgage      Chattel Minute Record 4         7     26188